Exhibit 10.20

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Execution Version

SEVENTH AMENDMENT TO CREDIT AGREEMENT AND THIRD AMENDMENT

TO THE SECURITY AGREEMENT

This SEVENTH AMENDMENT TO CREDIT AGREEMENT AND THIRD AMENDMENT TO THE SECURITY AGREEMENT, dated as of October 18, 2021 (this “Amendment”), to (a) the Credit Agreement, dated as of July 23, 2018, by and among the lenders from time to time party thereto (individually, a “Lender,” and any and all such lenders collectively, the “Lenders”), Double Helix Pte Ltd, as the Agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and Rent the Runway, Inc., a Delaware corporation (the “Borrower”) (as amended by the First Amendment to Credit Agreement, dated as of December 21, 2018, the Second Amendment to Credit Agreement, dated as of April 24, 2019, the Third Amendment to Credit Agreement and First Amendment to the Security Agreement, dated as of November 26, 2019, the Fourth Amendment to Credit Agreement, dated as of June 2, 2020, the Fifth Amendment to Credit Agreement, dated as of August 18, 2020, the Sixth Amendment to Credit Agreement and Second Amendment to the Security Agreement, dated as of October 26, 2020 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (b) the Security Agreement, dated as of July 23, 2018, by and between the Borrower and the Agent (as amended by the Third Amendment to Credit Agreement and First Amendment to the Security Agreement, dated as of November 26, 2019, the Sixth Amendment to Credit Agreement and Second Amendment to the Security Agreement, dated as of October 26, 2020 and as further amended, amended and restated, supplemented or otherwise modified from time to time) is by and among the Borrower, the Lenders and the Agent. Unless otherwise defined herein, capitalized terms used herein shall have the meanings provided in the Credit Agreement.

WHEREAS, the Borrower, the Agent and the Lenders desire to amend certain provisions of the Credit Agreement and the Security Agreement as provided more fully herein, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1 Amendments to Loan Documents.

1.01 The Credit Agreement is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached hereto as Exhibit A and made a part hereof for all purposes.

1.02 Each of Schedules 1.1 (Compliance Information), 5.3(b) (Real Property), 5.16 (Subsidiaries), 5.18 (Material Contracts), 5.20 (Capital Structure), and 5.23 (Employee Matters), to the Credit Agreement are hereby amended and restated in their entirety, in each case, as set forth on Exhibit B attached hereto.

1.03 The Security Agreement is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Security Agreement attached hereto as Exhibit C and made a part hereof for all purposes.

1.04 Each of Schedules 1.1 (Intellectual Property), 1.2 (Pledged Interests), 3.2 (General Information), 3.3(a) (Inventory and Equipment Locations) and 3.3(b) (Accounts) to the Security Agreement are hereby amended and restated in their entirety, in each case, as set forth on Exhibit D attached hereto.

Section 2 Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Agent as follows:

2.01 No Default. At and as of the date of this Amendment and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

2.02 Representations and Warranties True and Correct. At and as of the date of this Amendment and after giving effect to this Amendment, each of the representations and warranties made by any Credit Party in or pursuant to the Loan Documents (as amended hereby) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

2.03 Due Authorization. Execution, delivery and performance of this Amendment, the Credit Agreement (as amended hereby) and the Security Agreement (as amended hereby) (i) are within the Borrower’s corporate power, (ii) have been duly authorized by all necessary action, and (iii) are not in contravention of any Requirement of Law applicable to the Borrower or the terms of the Borrower’s organizational documents.

2.04 Enforceability of Agreement and Loan Documents. This Amendment has been duly executed and delivered by the Borrower’s duly authorized officers. This Amendment, the Credit Agreement (as amended hereby) and the Security Agreement (as amended hereby) constitute the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

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2.05 Consents, Approvals and Filings, Etc. No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person (whether or not governmental) is required in connection with (i) the execution and delivery of this Amendment and (ii) performance by the Borrower of this Amendment, the Credit Agreement (as amended hereby) and the Security Agreement (as amended hereby), in each case, except for such matters which have been previously obtained.

Section 3 Conditions. This Amendment shall become effective and be deemed effective as of the date when, and only when, all of the following conditions have been satisfied as determined in the Agent’s and the Lenders’ discretion (the date of such effectiveness being herein called the “Seventh Amendment Effective Date”):

3.01 Amendment. The Agent shall have received this Amendment, duly executed by the Agent, the Borrower and the Lenders.

3.02 Second Amended and Restated Fee Letter. The Agent shall have received the Fee Letter (as defined in the Credit Agreement (as amended hereby)), duly executed by the Agent and the Borrower, substantially in the form attached hereto as Exhibit E.

3.03 Seventh Amendment IPO. The Borrower shall have consummated a Qualified IPO (as defined in the Credit Agreement (as amended hereby)) on or prior to the Seventh Amendment Effective Date and shall have received gross cash proceeds of at least $200,000,000 from such Qualified IPO.

3.04 Ares Payoff. On the Seventh Amendment Effective Date, the Borrower shall have (i) repaid in full all Indebtedness outstanding under that certain Credit Agreement, dated as of October 26, 2020, by and among the Alter Domus (US) LLC, as administrative agent and collateral agent, the lenders from time to time party thereto and the Borrower, as amended to the Seventh Amendment Effective Date, (ii) terminated any commitments to lend or make other extensions of credit thereunder, and (iii) delivered to the Agent all documents or instruments necessary to release all Liens securing the obligations of the Credit Parties thereunder.

3.05 Term Loan C Repayment. The Borrower shall have repaid in full the outstanding principal amount of the Term Loan C, together with all accrued and unpaid interest thereon.

3.06 Warrant. The Borrower shall have executed and delivered (a) the Seventh Amendment Warrant (as defined in the Credit Agreement (as amended hereby)) substantially in the form attached hereto as Exhibit F and (b) that certain Amendment No. 1 to Common Stock Warrant, substantially in the form attached hereto as Exhibit G.

3.07 Closing Certificate. The Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Seventh Amendment Effective Date, stating that to the best of his or her respective knowledge after due inquiry, the conditions set forth in Section 3.11 hereof have been satisfied.

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3.08 Corporate Authority. The Agent shall have received from the Borrower, a certificate of its Secretary, Assistant Secretary or Chief Operating Officer, dated as of the Seventh Amendment Effective Date, as to:

(i) corporate resolutions (or the equivalent) of the Borrower authorizing the transactions contemplated by this Amendment, the Credit Agreement (as amended hereby), the other Loan Documents executed in connection herewith and the Seventh Amendment Warrant Documents, approving this Amendment, the Credit Agreement (as amended hereby), the other Loan Documents executed in connection herewith and the Seventh Amendment Warrant Documents, in each case to which the Borrower is party, and authorizing the execution and delivery of this Amendment, the other Loan Documents and the Seventh Amendment Warrant Documents executed in connection herewith,

(a) the incumbency and signature of the officers or other authorized persons of the Borrower executing any Loan Document and the Seventh Amendment Warrant Documents,

(b) a certificate of good standing or continued existence (or the equivalent thereof) from the state of its incorporation or formation, and from every state or other jurisdiction where the Borrower is qualified to do business (but only to the extent the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect), which jurisdictions are listed on Schedule A hereto, and

(c) copies of such articles of incorporation and bylaws or other constitutional documents of the Borrower (collectively, the “Governing Documents”), as in effect on the Seventh Amendment Effective Date (or, to the extent such Governing Documents have not been amended, modified or supplemented since the Effective Date, a certificate from a Responsible Officer of the Borrower certifying that the Governing Documents have not been amended, modified or supplemented since the Effective Date).

3.09 Lien Searches. The Agent shall have received the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against the Borrower or its properties, which results shall not show any such Liens (other than Permitted Liens).

3.10 Material Contracts. The Agent shall have received copies of all Material Contracts described on Schedule 5.18 to the Credit Agreement (as amended hereby).

3.11 Representations and Warranties; No Event of Default. At and as of the date of this Amendment, both before and after giving effect to this Amendment, each of the representations and warranties made by any Credit Party herein or in or pursuant to any other Loan Document (as amended hereby) shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to

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any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date. At and as of the date of this Amendment and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

3.12 Fees and Expenses. Subject to Legal Counsel Limitations, the Agent and the Lenders shall have been paid all costs and expenses then payable on or before the Seventh Amendment Effective Date pursuant to the Loan Documents.

3.13 Seventh Amendment Existing Term Loan Indebtedness. The Agent shall have received from the Borrower, a certificate of its Secretary, Assistant Secretary or Chief Operating Officer, confirming (i) the amount of the Seventh Amendment Existing Term Loan Indebtedness provided in writing by the Agent to the Borrower on or before the Seventh Amendment Effective Date and (ii) that upon the satisfaction of the conditions set forth herein, this Amendment shall become effective in accordance with its terms.

3.14 Outside Date. All of the conditions set forth in this Section 3 shall have been satisfied as determined in the Agent’s and the Lenders’ discretion on or before November 29, 2021.

Section 4 Release. Each Credit Party hereby acknowledges and agrees that: (i) neither it nor any of its Subsidiaries has any claim or cause of action against the Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents in their capacities for the Agent or any Lender) in connection with the Loan Documents and (ii) the Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Credit Parties and their Subsidiaries under the Credit Agreement and the other Loan Documents that are required to have been performed on or prior to the date hereof. Notwithstanding the foregoing, the Agent and the Lenders wish (and the Credit Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agent’s and the Lenders’ rights, interests, security and/or remedies under the Credit Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Credit Party (for itself and its Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents in their capacities as the Agent or any Lender (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Seventh Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Credit Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral prior to the Seventh Amendment Effective Date.

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Section 5 Miscellaneous.

5.01 Continuing Effect; No Waiver. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Seventh Amendment Effective Date (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as modified by this Amendment, and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as modified by this Amendment. To the extent that the Credit Agreement or any other Loan Document purports to pledge to the Agent, or to grant to the Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Credit Parties, other than as expressly provided herein, including, without limitation, the Credit Parties’ obligations to repay the Loans in accordance with the terms of Credit Agreement, or the obligations of the Credit Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect, and nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments securing the same. Nothing expressed or implied in this Amendment shall be construed as a release or other discharge of any Credit Party under the Credit Agreement, as amended hereby, or the other Loan Documents from any of its obligations and liabilities as a “Borrower” or “Credit Party” thereunder. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent and the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

5.02 Loan Document. This Amendment is a Loan Document under and as defined in the Credit Agreement.

5.03 Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

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5.04 Headings. Headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

5.05 Binding Effect; Assignment. This Amendment shall be binding upon and inure to the benefit of the Credit Parties, the Agent and the Lenders and their respective successors and assigns in accordance with the terms of the Credit Agreement.

5.06 Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

5.07 Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment.

5.08 Consent to Jurisdiction; Governing Law; Waiver of Jury Trial. Sections 12.2, 12.3 and 12.13 of the Credit Agreement are incorporated herein mutatis mutandis.

5.09 Waiver of Notice Requirements. The Agent and each Lender hereby waives any requirement under the Credit Agreement to deliver prior written notice of (a) the Qualified IPO described in Section 3.03 of this Amendment and any amendments to the Borrower’s organizational documents in connection therewith (including, without limitation, the requirement set forth in Section 6.7(e)(iii) of the Credit Agreement) and (b) the Term Loan C repayment described in Section 3.05 of this Amendment (including, without limitation, the requirement set forth in Section 2.7(b) of the Credit Agreement).

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

RENT THE RUNWAY, INC., as Borrower

By:	/s/ Scarlett O’Sullivan

Name:	Scarlett O’Sullivan

Title:	Chief Financial Officer

[Signature Page to Seventh Amendment to Credit Agreement]

DOUBLE HELIX PTE LTD, as Agent

By:	/s/ Nagi Hamiyeh

Name:	Nagi Hamiyeh

Title:	Authorized Signatory

[Signature Page to Seventh Amendment to Credit Agreement]

DOUBLE HELIX PTE LTD, as a Lender

By:	/s/ Nagi Hamiyeh

Name:	Nagi Hamiyeh

Title:	Authorized Signatory

[Signature Page to Seventh Amendment to Credit Agreement]

Exhibit A

Amended Credit Agreement

(see attached)

Exhibit A

Conformed through ~~Sixth~~Seventh Amendment

THIS CREDIT AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SPECIFIED SUBORDINATION AGREEMENT (AS HEREINAFTER DEFINED) TO THE OBLIGATIONS OWED BY BORROWER UNDER THE SENIOR CREDIT AGREEMENT (AS HEREINAFTER DEFINED).

CREDIT AGREEMENT

DATED AS OF JULY 23, 2018

BY AND AMONG

RENT THE RUNWAY, INC.,

AS BORROWER,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

AS LENDERS,

AND

DOUBLE HELIX PTE LTD,

AS ADMINISTRATIVE AGENT

i

Page
12.23 Interest	100
12.24 Acknowledgment and Consent to Bail-In of EEA Financial Institutions	100
12.25 Specified Subordination Agreement	101
12.26 Tax Characterization	101

EXHIBITS

A	FORM OF SECURITY AGREEMENT
B	FORM OF ASSIGNMENT AGREEMENT
C	FORM OF GUARANTY
D	FORM OF REQUEST FOR LOAN
E	FORMS OF U.S. TAX CERTIFICATES
F	FORM OF NOTE

ANNEXES
I	Commitments
II	Notices
III	Principal Office
~~IV~~	~~Term Loan C Commitments~~

SCHEDULES
1.1	Compliance Information
4.1(b)	Qualified Jurisdictions
4.1(c)(ii)	UCC Filing Jurisdictions
5.3(b)	Real Property
5.7	Compliance with Laws
5.9	Litigation
5.10	Required Consents
5.15	Environmental and Safety Matters
5.16	Subsidiaries
5.17	Employment Agreements
5.18	Material Contracts
5.20	Capital Structure
5.23	Employment Matters
5.29	Licenses
7.1	Existing Debt
7.2	Existing Liens
7.6	Existing Investments
7.7	Affiliate Transactions

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CREDIT AGREEMENT

This Credit Agreement is made as of July 23, 2018, by and among the lenders from time to time party hereto (individually a “Lender,” and any and all such lenders collectively the “Lenders”), Double Helix Pte Ltd, as the administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and Rent the Runway, Inc., a Delaware corporation (“Borrower”).

RECITALS

The Borrower has requested that the Lenders extend credit to the Borrower consisting of (a) a term loan in the original principal amount of $100,000,000 on the Effective Date (as defined below), (b) delayed draw term loans in the aggregate principal amount not to exceed $100,000,000, and (c) a ~~term loan~~Term Loan C in the original principal amount of ~~up to~~ $30,000,000 ~~during the Term Loan C Commitment Period (as defined below)~~, in each case, on the terms and conditions set forth herein.

The Lenders are prepared to extend such credit as aforesaid, but only on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the covenants contained herein, the Borrower, the Lenders, and the Agent agree as follows:

1.	DEFINITIONS.

1.1 Certain Defined Terms. For the purposes of this Agreement the following terms will have the following meanings:

“Account” shall mean “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of or (b) for services rendered or to be rendered.

“Account Control Agreement(s)” shall mean, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Agent, among the Agent, the Senior Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Borrower or Guarantor maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Agent.

~~“Acquisition Spend” shall mean, for any period, an amount equal to the sum of (a) Purchases of Rental Product for such period plus (b) Marketing Spend for such period.~~

“Affected Lender” shall have the meaning set forth in Section 12.11 hereof.

“Affiliate” shall mean, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 25% or more of any class of the Equity Interests of that Person, and (iv) any other Person 25% or more of any class of whose Equity Interests is held directly or indirectly by that Person. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Credit Party.

“Agent” shall have the meaning set forth in the preamble.

“Agent’s Account” shall mean an account at a bank designated by the Agent from time to time as the account into which the Credit Parties shall make all payments to the Agent for the benefit of the Agent and the Lenders under this Agreement and the other Loan Documents.

“Aggregate Amounts Due” shall have the meaning set forth in Section 9.3 hereof.

“Agreement” shall mean this Credit Agreement and any annexes, exhibits and schedules attached hereto, as it may be amended, supplemented or otherwise modified from time to time.

“All in Yield” shall have the meaning set forth in Section 2.11(b)(v) hereof.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, corruption or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such laws, all as amended, supplemented or replaced from time to time.

“Application Event” shall mean the (a) occurrence of an Event of Default and (b) the election by the Agent or the Majority Lenders during the continuance of such Event of Default to require that payments and proceeds of Collateral be applied pursuant to Section 9.2(a).

~~“Ares” means Ares Corporate Opportunities Fund V, L.P. and its Approved Funds (as defined in the Senior Credit Agreement as of the Sixth Amendment Effective Date).~~

“Asset Sale” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction), whether in one transaction or in a series of transactions, of any property (including, without limitation, any Equity Interests, contracts, merchant accounts (or any rights thereto)) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For purposes of clarification, “Asset Sale” shall include any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law.

“Assignment Agreement” shall mean an Assignment Agreement substantially in the form of Exhibit B hereto.

“Authorized Signer” shall mean each person who has been authorized by the Borrower to execute and deliver any Requests for Loans hereunder pursuant to a written authorization delivered to the Agent and whose signature card or incumbency certificate has been received by the Agent.

“[***]” shall mean [***].

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean Title 11 of the United States Code and the rules promulgated thereunder.

“Board Observer” shall have the meaning specified therefor in Section 6.9.

“BOD Meeting” shall have the meaning specified therefor in Section 6.9.

“Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Business Day” shall mean any day other than a Saturday or a Sunday on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in New York, New York.

“Capitalized Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person. Notwithstanding the foregoing, with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 842, GAAP as in effect on December 31, 2018 shall be applied (whether or not such leases were in effect on such date).

“Cash Secured L/C” shall mean, a letter of credit issued for the account of the Borrower or a Guarantor and for which the Borrower or Guarantor, as applicable, has provided cash collateral to the financial institution that is the issuer of such letter of credit.

“CFC” shall mean a Person that is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

“CFC Holding Company” means any Domestic Subsidiary substantially all the assets of which consist (directly or indirectly) of equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) and/or, if applicable, debt in one or more (a) Foreign Subsidiaries that are CFCs and/or (b) other Subsidiaries substantially all the assets of which consist (directly or indirectly) of equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) and/or, if applicable, debt in one or more Foreign Subsidiaries that are CFCs.

“Change in Law” shall mean the occurrence, after the Effective Date, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to any Lender or Agent on such date, or (ii) any change in interpretation, administration or implementation of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in “Law”, regardless of the date enacted, adopted, issued or promulgated, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” shall mean an event or series of events by which (a) a transaction in which any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of the Borrower ordinarily entitled to vote in the election of directors of the Borrower, empowering such “person” or “group” to elect a majority of the board of directors of the Borrower, who did not have such power before such transaction, (b) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (other than a Person that is a stockholder on the Effective Date) shall obtain “beneficial ownership” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), either directly or indirectly, of more than 34% of all classes of stock then outstanding of the Borrower ordinarily entitled to vote in the election of directors of the Borrower~~; provided, that solely prior to a Qualified IPO, the issuance of capital stock to investment firms in connection with a bona fide round of equity financing (including conversion of Debt in connection with such equity financing) for capital raising purposes that causes the percentage in this clause (b) to be exceeded shall not constitute a Change of Control under this clause (b) (but, for the avoidance of doubt, shall have no effect on whether a Change of Control has occurred under clause (a) above)~~, (c) the occurrence of an event or series of events that would trigger a violation of any change of control or change in control provision in any of the Subordinated Debt Documents or the Senior Loan Documents, (d) ~~none of Highland Capital Partners, Bain Ventures, Technology Crossover Ventures, T. Rowe Price or Franklin Templeton shall have a senior representative on the board of directors of the Borrower,~~[reserved], (e) the individuals holding the offices of chief executive officer or chief financial officer as of the Effective Date shall for any reason cease to hold such office or be actively engaged in day-to-day management of the Borrower, unless a successor or an interim officer is appointed by the board of directors of the Borrower within 90 days of such cessation, or (f) other than in the case of any Asset Sale permitted under Section 7.4 of 100% of the Equity Interests of any Credit Party, the Borrower fails at any time to own, directly or indirectly, 100% of the Equity Interests of the other Credit Parties. For the avoidance of doubt, it shall be deemed a Change of Control if an entity is interposed directly above Borrower following the Sixth Amendment Effective Date and such direct parent entity does not become a Guarantor at the time of such formation, in accordance with Section 6.19(d).

“Class” shall mean (a) with respect to Lenders, each of the following classes of Lenders: (i) Lenders having Term Loan A Exposure, (ii) Lenders having Term Loan B Exposure, (iii) ~~Lenders having Term Loan C Exposure~~[reserved], and (iv) Lenders having Incremental Term Loan Exposure of each applicable tranche, and (b) with respect to Loans, each of the following classes of Loans: (i) Term Loan A, (ii) Term Loan B, (iii) ~~Term Loan C~~[reserved], and (iv) each tranche of Incremental Term Loans.

“Collateral” shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance in favor of the Agent for the benefit of the Agent and the Lenders is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise to secure the Indebtedness.

“Collateral Access Agreement” shall mean an agreement in form and substance satisfactory to the Agent in its reasonable discretion, pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by the Borrower or any Guarantor, that acknowledges the Liens under the Collateral Documents and subordinates or waives any Liens held by such Person on such property and, includes such other agreements with respect to the Collateral as the Agent may require in its reasonable discretion, as the same may be amended, restated or otherwise modified from time to time.

“Collateral Documents” shall mean the Security Agreement, the Pledge Agreements, the Mortgages, the Account Control Agreements, the Collateral Access Agreements, and all other security documents (and any joinders thereto) executed by any Credit Party in favor of the Agent on or after the Effective Date, in connection with any of the foregoing collateral documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.

“Commitments” shall mean Term Loan Commitments.

“Consolidated” (or “consolidated”) or “Consolidating” (or “consolidating”) shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated (or consolidating) basis in accordance with GAAP, applied on a consistent basis. Unless otherwise specified herein, “Consolidated” and “Consolidating” shall refer to the Borrower and its Subsidiaries, determined on a Consolidated or Consolidating basis.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” shall mean (a) each Credit Party, any other Persons that guaranty the Indebtedness and/or pledge collateral to secure the Indebtedness, (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above, and (c) all brokers or other agents of any Credit Party acting in any capacity in connection with this Agreement. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Date” shall mean, with respect to each Term Loan, the date such Term Loan is made by the Lenders.

“Credit Parties” shall mean the Borrower and its Subsidiaries, if any, and “Credit Party” shall mean any one of them, as the context indicates or otherwise requires.

“Data Security Requirements” means, collectively, all of the following to the extent relating to confidential or sensitive information, payment card data, Personal Data, or other protected information relating to individuals or otherwise relating to privacy, security, Processing, marketing, or security breach notification requirements and applicable to the Credit Parties: (i) each Credit Party’s own rules, policies, and procedures (whether physical or technical in nature, or otherwise), (ii) all applicable laws and all industry standards applicable to the Credit Parties’ industry (including the Payment Card Industry Data Security Standard), and (iii) agreements the Credit Parties have entered into or by which any of them is bound.

“Debt” shall mean as to any Person, without duplication, (a) all Funded Debt of such Person, (b) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (c) all indebtedness of such Person arising in connection with any Hedging Transaction entered into by such Person, (d) all recourse Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) of which such Person is the general partner, (e) all Off Balance Sheet Liabilities of such Person, (f) all Guarantee Obligations of such Person in respect of any of the types of obligations described in the preceding clauses (a) through (e), and (g) all liabilities of the type described in the preceding clauses (a) through (f) that are secured by any Liens on any property owned by such Person as of such date even though such Person has not assumed or otherwise become liable for the payment thereof, the amount of which is determined in accordance with GAAP; provided however that so long as such Person is not personally liable for any such liability, the amount of such liability shall be deemed to be the lesser of the fair market value at such date of the property subject to the Lien securing such liability and the amount of the liability secured.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event that with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

“Defaulting Lender” shall mean any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) has not been satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender; provided, that notwithstanding anything to the contrary contained in this Agreement, (x) the Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to a Defaulting Lender and (y) the Borrower and the Lenders acknowledge and agree that the Agent shall have no responsibility or obligation to determine whether any Lender is a Defaulting Lender.

“Disbursement Letter” shall mean a flow of fund agreement, in form and substance satisfactory to the Agent, by and among the Borrower, the Agent and the Lenders, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Effective Date.

“Distribution” is defined in Section 7.5 hereof.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia (excluding, for the avoidance of doubt, any Subsidiary organized under the laws of Puerto Rico or any other territory), and “Domestic Subsidiaries” shall mean any or all of them.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the date on which all the conditions precedent set forth in Sections 4.1 and 4.2 have been satisfied.

~~“Effective Date Legal Fees” shall mean attorney fees, costs and expenses of the Agent incurred (i) through the Effective Date, (ii) to prepare a closing binder (including Loan Documents executed on or prior to the Effective Date) and (iii) to negotiate the Account Control Agreements, the Collateral Access Agreements and the insurance endorsements referenced in Section 4.3 by the applicable dates set forth therein.~~

“Electronic Transmission” shall mean each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Eligible Assignee” shall mean (a) a Lender; (b) a Temasek Entity; or (c) any other Person (other than a natural person) approved by (i) the Agent, and (ii) unless an Event of Default under Section 8.1(a), 8.1(b) or 8.1(i) has occurred and is continuing or such assignment is in connection with any sale, transfer, or other disposition of all or any substantial portion of the loan portfolio of such Lender, the Borrower (each such approval not to be unreasonably withheld, conditioned or delayed), provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof; provided further that notwithstanding the foregoing, (x) “Eligible Assignee” shall not include the Borrower, or any of the Borrower’s Affiliates or Subsidiaries and (y) no assignment shall be made to a Defaulting Lender (or any Person who would be a Defaulting Lender if such Person was a Lender hereunder) without the consent of the Agent.

“Eligible Incremental Lenders” shall mean any bank, trust company, savings and loan association, savings bank or other financial institution that regularly engages in the business of extending loans or credit, and whose reported capital and surplus equal at least $250,000,000.

“Equity Interest” shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases, but excluding, in all of the foregoing cases described in clauses (i), (ii), (iii) and (iv), any Debt that is convertible into or exchangeable for Equity Interests but only prior to any such conversion.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

“ERISA Affiliate” shall mean, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” or under “common control” within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA.

“ERISA Event” shall mean (a) the occurrence of a Reportable Event with respect to any Pension Plan; (b) the failure to meet the minimum funding standards of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make a contribution or installment required under Section 412 or Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (d) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA; (f) the withdrawal by any Credit Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Credit Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (g) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the imposition of liability on any Credit Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069(a) of ERISA or by reason of the application of Section 4212(c) of ERISA; (i) the withdrawal of any Credit Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by any Credit Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (j) the occurrence of an act or omission which could give rise to the imposition on any Credit Party or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Sections 4975 or 4971 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Plan; (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Credit Party or any of its ERISA Affiliates; or (l) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“E-System” shall mean any electronic system and any other Internet or extranet-based site, whether such electronic system is owned, operated, hosted or utilized by the Agent, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall mean each of the conditions or events set forth in Section 8.1 hereof.

“Excluded Account” shall mean (a) any account which is a payroll, withholding, disbursement, zero balance (in which all funds in such zero balance account are transferred on a daily basis to an account subject to an Account Control Agreement) or trust account, and (b) any Excluded L/C Account.

“Excluded L/C Account” shall have the meaning specified therefore in Section 7.2(f).

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 12.11) or (ii) such Lender changes its lending office, except in each case to the extent that pursuant to Section 10.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 12.12 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” shall mean the Debt under that certain Plain English Growth Capital Loan and Security Agreement, dated as of November 25, 2015, between the Borrower and Triplepoint Venture Growth BDC Corp., as amended through the Effective Date.

“FATCA” shall mean sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Fee Letter” shall mean the second amended and restated fee letter by and between Borrower and Agent, dated as of the ~~Third~~Seventh Amendment Effective Date, as amended, restated, replaced or otherwise modified from time to time.

“Fees” shall mean the fees and charges payable by the Borrower to the Lenders or the Agent hereunder or under the Fee Letter.

“Financial Statements” shall have the meaning specified therefor in Section 4.1(h).

“Fiscal Quarter” shall mean the fiscal quarter of the Borrower and its Subsidiaries ending on January 31, April 30, July 31 and October 31 of each year.

“Fiscal Year” shall mean the fiscal year of the Borrower and its Subsidiaries ending on January 31 of each year.

“Foreign Benefit Event” shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any Requirement of Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any Requirement of Law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, or (d) the occurrence of any transaction that is prohibited under any Requirement of Law and that could reasonably be expected to result in the incurrence of any liability by a Credit Party, or the imposition on a Credit Party of, any fine, excise tax or penalty resulting from any noncompliance with any Requirement of Law.

“Foreign Lender” shall mean a Lender that is not a “United States person,” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“Foreign Plan” shall mean any employee pension benefit plan (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) that is maintained or contributed to by a Credit Party with respect to workers employed outside the United States.

“Foreign Subsidiary” shall mean any Subsidiary of the Borrower that is not a Domestic Subsidiary, and “Foreign Subsidiaries” shall mean any or all of them.

“Fourth Amendment Effective Date” shall mean June 2, 2020.

“Funded Debt” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than (i) operating leases and (ii) trade payables not outstanding for more than 90 days after the date such payable was due, in each case, incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such Person under Capitalized Leases, (c) all reimbursement obligations (actual, contingent or otherwise) of such Person in respect of letters of credit, bankers acceptances or similar obligations issued or created for the account of such Person, and (d) all Guarantee Obligations in respect of any liability which constitutes Funded Debt under the preceding clauses (a) through (c); provided, however that Funded Debt shall not include any indebtedness under any Hedging Transaction prior to the occurrence of a termination event with respect thereto.

“GAAP” shall mean, as in effect from time to time, generally accepted accounting principles in the United States of America that are applicable to the circumstances as of the date of determination.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including without limitation any supranational bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Governmental Obligations” shall mean noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

“Guarantee Obligation” shall mean as to any Person (the “guaranteeing person”) any obligation of the guaranteeing Person in respect of any obligation of another Person (the “primary obligor”) (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, guaranty agreement, keepwell agreement, purchase agreement, counterindemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the “primary obligations”) of the primary obligor in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the applicable Person in good faith.

“Guarantor(s)” shall mean each Subsidiary of the Borrower (and, to the extent the Lenders have agreed to the formation of a direct parent holding entity, such parent entity of the Borrower, in accordance with Section 6.19(d)) which has executed and delivered to the Agent a Guaranty (or a joinder to a Guaranty), and a Security Agreement (or a joinder to the Security Agreement). It is understood and agreed that any Subsidiary or Affiliate of the Borrower that is a guarantor under the Senior Loan Documents (or any Permitted Refinancing Debt in respect of such Debt) shall be required to be a Guarantor hereunder. Notwithstanding anything to the contrary contained herein or in any other Loan Document, a Subsidiary shall not cease to be a Guarantor hereunder solely by virtue of such Subsidiary no longer being a wholly-owned Subsidiary of a Credit Party unless all of the Equity Interests of such Subsidiary held by any Credit Party are sold or otherwise transferred to any transferee other than the Borrower, an Affiliate of the Borrower, or a Subsidiary of the Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement.

“Guaranty” shall mean, collectively, those guaranty agreements executed and delivered from time to time after the Effective Date (whether by execution of joinder agreements or otherwise) pursuant to Section 6.13 hereof or otherwise, in each case in the form attached hereto as Exhibit C, as amended, restated or otherwise modified from time to time.

“Hazardous Material” shall mean any hazardous or toxic waste, substance or material defined or regulated as such in or for purposes of the Hazardous Material Laws.

“Hazardous Material Law(s)” shall mean all laws, codes, ordinances, rules, regulations and other governmental restrictions and Requirements of Law issued by any federal, state, local or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any substance or material which is regulated for reasons of health, safety or the environment and which is present or alleged to be present on or about or used in any facilities owned, leased or operated by any Credit Party, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the indoor and outdoor ambient air; any so-called “superfund” or “superlien” law; and any other United States federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material, as now or at any time during the term of the Agreement in effect.

“Hedging Transaction” shall mean each interest rate swap transaction, basis swap transaction, forward rate transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing).

“Hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

“Highest Lawful Rate” shall mean the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Incremental Term Loan Commitments” has the meaning specified in Section 2.11.

“Incremental Term Loan Exposure” shall mean, with respect to any Lender, as of any date of determination, the sum of (a) such Lender’s undrawn Incremental Term Loan Commitment and (b) the aggregate outstanding principal amount of the Incremental Term Loans of such Lender.

“Incremental Term Loan Lender” has the meaning specified in Section 2.11.

“Incremental Term Loans” has the meaning specified in Section 2.11.

“Indebtedness” shall mean all indebtedness and liabilities (including without limitation principal, interest (including without limitation interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after an applicable maturity date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Credit Parties whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, prepayment premiums (including the ~~Standard Yield Maintenance Premium, the Term Loan C~~ Yield Maintenance Premium and the Prepayment Premium), expenses, indemnification and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of any Credit Party to any of the Lenders or Affiliates thereof or to the Agent, in any manner and at any time, whether arising under this Agreement, the Guaranty or any of the other Loan Documents due or hereafter to become due, now owing or that may hereafter be incurred by any Credit Party to any of the Lenders or Affiliates thereof or to the Agent, in each case whether or not reduced to judgment, with interest according to the rates and terms specified, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under this Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Credit Parties (whether direct or contingent) shall be determined without duplication.

“Indemnified Liabilities” shall mean, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of (i) one outside counsel for the Agent and (ii) one outside counsel for the Lenders taken as a whole (absent a conflict of interest (in which case, each group of similarly situated and conflicted Lenders may engage and be reimbursed for an additional firm of outside counsel) and if necessary, one local counsel in each relevant jurisdiction and such specialist counsel as the Agent or the Lenders may reasonably determine (and in the case of a conflict of interest, one additional local counsel or specialist counsel for the Agent or each group of similarly situated and conflicted Lenders) arising out of, in connection with, or as a result of: (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby; (ii) any Loan or the use or proposed use of the proceeds therefrom; (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any environmental liability related in any way to the Borrower or any of its Subsidiaries; (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; and (v) any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Loans or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 12.4(b).

“Insolvency Proceeding” shall means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” shall have the meaning assigned to such term in the Security Agreement.

“Intercompany License Agreement” shall mean that certain License Agreement entered into on September 12, 2019, between the Borrower and Rent the Runway Limited.

“Intercompany Note” shall mean any promissory note issued or to be issued by any Credit Party to evidence an intercompany loan in form and substance satisfactory to the Agent.

“Interest Payment Date” shall mean the first Business Day occurring after the end of each Fiscal Quarter.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and the regulations promulgated thereunder.

“Inventory” shall mean any inventory as defined under the UCC.

“Investment” shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any Guarantee Obligation) in respect of any Equity Interest, Debt, obligation or liability of such other Person, (b) the purchase or other acquisition by such Person, or other obligation for the purchase of, all or substantially all or any material portion of the assets or business interests or a division or line of business or other business unit of any Person or any business or going concern, and (c) any other investment made by such Person (however acquired) in Equity Interests in any other Person, including, without limitation, any investment made in exchange for the issuance of Equity Interest of such Person and any investment made as a capital contribution to such other Person.

“Joinder Agreement” shall have the meaning set forth in Section 2.11.

“Lenders” shall have the meaning set forth in the preamble and any assignee which becomes a Lender pursuant to Section 12.7 hereof.

~~“Letter Agreement” shall mean the “Letter Agreement” as defined in the Senior Credit Agreement.~~

“Lien” shall mean any security interest in or lien on or against any property arising from any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, Capitalized Lease, consignment or bailment for security, or any other type of lien, charge, encumbrance, title exception, preferential or priority arrangement affecting property (including with respect to stock, any stockholder agreements, voting rights agreements, buy-back agreements and all similar arrangements), whether based on common law or statute.

“Liquidation Revenue” shall mean gross proceeds from the sale of inventory through sample sales, third party inventory liquidation partnerships, clearance sales or other similar methods.

“Liquidity” shall mean Qualified Cash plus availability under the Senior Credit Agreement.

“Loan” shall mean a Term Loan.

“Loan Account” shall mean an account maintained hereunder by the Agent on its books of account at the Principal Office and with respect to the Borrower, in which it will be charged with all Loans made to, and all other Indebtedness incurred by the Credit Parties.

“Loan Documents” shall mean, collectively, this Agreement, the Fee Letter, the Notes (if issued), the Disbursement Letter, the Guaranty, the Specified Subordination Agreement (if any), the Subordination Agreements, the Collateral Documents, the Perfection Certificate, the UCC Filing Authorization Letter and any other documents, certificates or agreements that are executed and required to be delivered pursuant to any of the foregoing documents, as such documents may be amended, restated or otherwise modified from time to time.

“[***]” shall mean [***].

“[***]” shall mean [***].

“[***]” shall mean [***].

“[***]” shall mean [***].

“Majority Lenders” shall mean, collectively, Lenders whose Pro Rata Share (calculated in accordance with clause (e) of the definition thereof) aggregate at least 50.1%. The Commitments of, and portion of the Indebtedness attributable to, any Defaulting Lender shall be excluded for purposes of making a determination of “Majority Lenders”.

~~“Marketing Spend” shall mean, with respect to any period, the aggregate amount that is spent on marketing activities as reported on the Borrower’s financial statements for such period, but excluding therefrom salaries, payroll taxes, benefits and other employee related expenses associated with employees working in a marketing function for such period.~~

“Material Adverse Effect” shall mean a material adverse effect on and/or material adverse developments with respect to (i) business, operations, assets or financial condition of the Credit Parties taken as a whole, (ii) the prospect of repayment of all or any portion of the Indebtedness or in otherwise timely performing any Credit Party’s obligations under the Loan Documents, (iii) the validity, perfection, value or priority of the Agent’s security interests in the Collateral, (iv) the legality, validity or enforceability of this Agreement and any other Loan Document, or (v) the rights and remedies of Agent or any Lender under any Loan Document; provided that, during the period from the Sixth Amendment Effective Date through and including July 31, 2021, in determining whether a “Material Adverse Effect” has occurred or exists, any change in or effect upon the business, operations, assets or financial condition of the Borrower and its Subsidiaries substantially and directly related to the impacts of COVID-19 shall not be considered to be a Material Adverse Effect so long as any such change or effect is not materially disproportionately adverse to the Credit Parties, taken as a whole, compared to other companies in the same industry in which the Credit Parties operate.

“Material Contract” shall mean any agreement or contract the loss of which would be reasonably likely to result in a Material Adverse Effect; provided that Material Contracts shall not be deemed to include any Pension Plans, collective bargaining agreements, or casualty or liability or other insurance policies maintained in the ordinary course of business.

“Maturity Date” shall mean the earlier to occur of (i) ~~July 21, 2023~~the three (3) year anniversary of the Seventh Amendment Effective Date (or if such date is not a Business Day, the immediately preceding Business Day), and (ii) the date that the Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, and all Commitments have been terminated.

“[***]” shall mean [***].

“[***]” shall mean [***].

“[***]” shall mean [***].

“[***]” shall mean [***].

“Mortgages” shall mean the mortgages, deeds of trust and any other similar documents related thereto or required thereby executed and delivered after the Effective Date by the Borrower or a Guarantor pursuant to Section 6.13 hereof or otherwise, each in form and substance satisfactory to the Agent, and “Mortgage” shall mean any such document, as such documents may be amended, restated or otherwise modified from time to time.

“Multiemployer Plan” shall mean an employee benefit plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which a Credit Party or any of its ERISA Affiliates makes or is obligated to make contributions or with respect to which a Credit Party or any of its ERISA Affiliates has any liability.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, an amount equal to: (i) cash payments received by any Credit Party from such Asset Sale, minus (ii) any documented direct costs incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates, including (A) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (B) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Debt (other than the Indebtedness) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (C) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by such Credit Party in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Cash Proceeds; and (b) with respect to any insurance, condemnation, taking or other casualty proceeds, an amount equal to: (i) any cash payments or proceeds received by any Credit Party (A) under any casualty or business interruption insurance policies in respect of any covered loss thereunder, or (B) as a result of the condemnation or taking of any assets of such Credit Party by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (A) any documented costs incurred by such Credit Party in connection with the adjustment or settlement of any claims of such Credit Party in respect thereof, and (B) any documented direct costs incurred in connection with any sale of such assets as referred to in clause (b)(i)(B) of this definition to the extent paid or payable to non-Affiliates, including income taxes payable as a result of any gain recognized in connection therewith.

“[***]” shall mean [***].

“Non-Consenting Lender” shall have the meaning set forth in Section 12.11.

“Non-Defaulting Lender” shall mean any Lender that is not, as of the date of relevance, a Defaulting Lender.

“Notes” shall mean the notes described in Section 2.2 hereof, made by the Borrower to each of the Lenders in the form attached hereto as Exhibit F, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off Balance Sheet Liability(ies)” of a Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivables sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of Debt or any of the liabilities set forth in subsections (i)-(iii) of this definition, but which does not constitute a liability on the balance sheets of such Person.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.11).

“Participant Register” has the meaning specified in Section 12.7(f).

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Personal Data” means all information or data relating to one or more individual(s) that is personally identifying (i.e., data that identifies an individual or, in combination with any other information or data, is capable of identifying an individual), including all information or data regulated or protected by one or more federal, state, or foreign data privacy or security laws.

“Pension Plan” shall mean any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) maintained, sponsored or contributed to by a Credit Party or any of its ERISA Affiliates, or to which there is an obligation to contribute by a Credit Party or any of its ERISA Affiliates, or with respect to which a Credit Party or any of its ERISA Affiliates has any liability, which is subject to the minimum funding standards of Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA, other than a Multiemployer Plan.

“Perfection Certificate” shall mean a certificate in form satisfactory to the Agent that provides information with respect to the assets of the Borrower and the Guarantors.

“Permitted Account” shall mean a deposit account maintained by the Borrower at Comerica Bank, in which such deposits are restricted cash in favor of Comerica Bank.

“Permitted Acquisition” shall mean any acquisition by the Borrower or any Guarantor of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any Equity Interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(a)

Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of the Borrower or such Guarantor or a reasonable extension therefrom;

(b)

If such acquisition is structured as an acquisition of the Equity Interests of any Person, then the Person so acquired shall (X) become a wholly-owned direct Domestic Subsidiary of the Borrower or of a Guarantor and the Borrower or the applicable Guarantor shall cause such acquired Person to comply with Section 6.13 hereof or (Y) provided that the Credit Parties continue to comply with Section ~~6.4(a)~~6.4(a) hereof, be merged with and into the Borrower or such a Guarantor (and, in the case of the Borrower, with the Borrower being the surviving entity);

(c)	If such acquisition is structured as the acquisition of assets, such assets shall be acquired directly by the Borrower or a Guarantor (subject to compliance with Section ~~6.4(a)~~6.4(a) hereof);

(d)

The Borrower shall have delivered to the Agent not less than ten (10) (or such shorter period of time agreed to in writing by the Agent) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with Pro Forma Projected Financial Information, copies of all material documents relating to such acquisition (including then-current drafts of the acquisition agreement and any related document), and historical financial information (including income statements, balance sheets and cash flows) covering at least three (3) complete fiscal years of the acquisition target, if available, prior to the effective date of the acquisition or the entire operating existence of the acquisition target, whichever period is shorter, in each case in form and substance reasonably satisfactory to the Agent;

(e)

Both immediately before and after the consummation of such acquisition and after giving effect to the Pro Forma Projected Financial Information, no Default or Event of Default shall have occurred and be continuing;

(f)

The acquisition shall be consensual and the board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the Equity Interests being acquired shall have approved such transaction;

(g)

All governmental, quasi-governmental, agency, regulatory or similar licenses, authorizations, exemptions, qualifications, consents and approvals necessary under any laws applicable to the Borrower or Guarantor making the acquisition, or the acquisition target (if applicable) for or in connection with the proposed acquisition and all necessary non-governmental and other third-party approvals which, in each case, are material to such acquisition shall have been obtained, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other Person, which in each case, are material to the consummation of such acquisition or to the acquisition target, if applicable, have been made, and evidence thereof reasonably satisfactory in form and substance to the Agent shall have been delivered, or caused to have been delivered, by the Borrower to the Agent;

(h)

There shall be no actions, suits or proceedings pending or, to the knowledge of any Credit Party threatened against or affecting the acquisition target in any court or before or by any governmental department, agency or instrumentality, which could reasonably be expected to be decided adversely to the acquisition target and which, if decided adversely, could reasonably be expected to have a material adverse effect on the business, operations, properties or financial condition of the acquisition target and its subsidiaries (taken as a whole) or would materially adversely affect the ability of the acquisition target to enter into or perform its obligations in connection with the proposed acquisition, nor shall there be any actions, suits, or proceedings pending, or to the knowledge of any Credit Party threatened against the Credit Party that is making the acquisition which would materially adversely affect the ability of such Credit Party to enter into or perform its obligations in connection with the proposed acquisition;

(i)

(A)The aggregate Purchase Price for acquisitions of assets that are not located within the United States or Equity Interests of Persons that are not organized in a jurisdiction located within the United States shall not exceed $10,000,000 in the aggregate for all such acquisitions during any Fiscal Year; provided, that, this clause (A) shall not apply to acquisitions of assets and Equity Interests that are located within (or organized in) a jurisdiction in which the Agent reasonably determines a perfected Lien may be granted on such assets and Equity Interests in form and substance reasonably acceptable to the Agent (such determination to be evidenced in writing), and (B) such assets and Equity Interests described in clause (A) above shall be pledged to the Agent for the benefit of the Agent and the Lenders in accordance with Section 6.13(b); and

(j)

The Purchase Price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or required to be paid or incurred, with respect thereto, when added to the Purchase Price of each other acquisition consummated hereunder as a Permitted Acquisition during the same Fiscal Year as the applicable acquisition does not exceed Fifteen Million Dollars ($15,000,000); provided, that, with respect to any Fiscal Year ending on or after January 31, 2020, any unused amounts from such Fiscal Year may be carried forward into the immediately succeeding Fiscal Year; provided, further, that the aggregate amount carried forward to the immediately succeeding Fiscal Year shall not exceed Fifteen Million Dollars ($15,000,000).

“Permitted Investments” shall mean with respect to any Person:

(a)	Governmental Obligations;

(b)

Obligations of a state or commonwealth of the United States or the obligations of the District of Columbia or any possession of the United States, or any political subdivision of any of the foregoing, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

(c)

Banker’s acceptances, commercial accounts, demand deposit accounts, certificates of deposit, other time deposits or depository receipts issued by or maintained with any Lender or any Affiliate thereof, or any bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by any Credit Party in the ordinary course of business;

(d)	Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

(e)

Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and

(f)	Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above.

“Permitted Liens” shall mean with respect to any Person:

(a)

Liens for (i) taxes or governmental assessments or charges the payment of which is not required under Section 6.3(a) or (ii) customs duties in connection with the importation of goods to the extent such Liens attach to the imported goods that are the subject of the duties (x) to the extent not yet due, (y) as to which the period of grace, if any, related thereto has not expired or (z) which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, any proceedings for the enforcement of such liens have been suspended and adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

(b)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, processor’s, landlord’s liens or other like liens arising in the ordinary course of business which secure obligations that are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, (x) any proceedings commenced for the enforcement of such Liens have been suspended and (y) appropriate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

(c)

(i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) Liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents, trade contracts, surety and appeal bonds, performance bonds and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), whether by means of a letter of credit, guarantee, escrow or otherwise, provided that in each case full provision for the payment of all such obligations has been made on the books of such Person as may be required by GAAP;

(d)	judgment liens securing judgments and other proceedings not constituting an Event of Default under Section 8.1(g);

(e)

minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, or any interest of any lessor or sublessor under any lease permitted hereunder which, in each case, does not materially interfere with the business of such Person;

(f)	precautionary Liens arising pursuant to a transaction permitted under Section 7.8 hereof;

(g)

Liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations (excluding Liens arising under ERISA), provided that no enforcement proceedings in respect of such Liens are pending and provisions have been made for the payment of such liens on the books of such Person as may be required by GAAP; and

(h)

continuations of Liens that are permitted under subsections (a)-(f) hereof, provided such continuations do not violate the specific time periods set forth in subsections (b) and (d) and provided further that such Liens do not extend to any additional property or assets of any Credit Party or secure any additional obligations of any Credit Party.

“Permitted Refinancing Debt” shall mean the extension of maturity, refinancing or modification of the terms of Debt so long as:

(a) after giving effect to such extension, refinancing or modification, the amount of such Debt is not greater than the amount of Debt outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith, by the amount of accrued interest capitalized in the course of such refinancing, and by the amount of unfunded commitments with respect thereto);

(b) such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Debt so extended, refinanced or modified;

(c) such extension, refinancing or modification is pursuant to terms that are not (when taken as a whole) less favorable to the Credit Parties and the Lenders than the terms of the Debt (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; provided that the interest rate, original issue discount and other related economic terms of the Debt being extended, refinanced or modified may be set substantially at the applicable then-prevailing market rate available to the Borrower; and

(d) the Debt that is extended, refinanced or modified is not recourse to any Credit Party that is liable on account of the obligations other than those Persons which were obligated with respect to the Debt that was refinanced, renewed, or extended.

“Person” shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, firm or association or a government or any agency or political subdivision thereof or other entity of any kind.

“Pledge Agreement(s)” shall mean any pledge agreement executed and delivered from time to time after the Effective Date by the Borrower or a Guarantor pursuant to Section 6.13 hereof or otherwise, and any agreements, instruments or documents related thereto, in each case in form and substance satisfactory to the Agent, as amended, restated or otherwise modified from time to time.

“Post-Default Rate” shall have the meaning specified therefor in Section 2.6(d).

“Prepayment Premium” shall have the meaning specified therefor in the Fee Letter.

“Principal Office” shall mean the Agent’s “Principal Office” as set forth on Annex III, or such other office as the Agent may from time to time designate in writing to the Borrower and each Lender.

“Pro Forma Projected Financial Information” shall mean, as to any proposed acquisition, a statement prepared by the Borrower (supported by reasonable detail) setting forth the total Purchase Price to be paid or incurred in connection with the proposed acquisition, and pro forma combined projected financial information for the Credit Parties and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the acquisition and as of the end of at least the next succeeding three (3) Fiscal Years following the acquisition and projected statements of income and cash flows for each of those years, as projected as of the effective date of the acquisition and as of the ends of those Fiscal Years and accompanied by (i) a statement in reasonable detail specifying all material assumptions underlying the projections and (ii) such other information as the Agent or the Lenders shall reasonably request.

“Pro Rata Share” shall mean (a) with respect to all payments, computations and other matters relating to the Term Loan A of any Lender, the percentage obtained by dividing (i) the Term Loan A Exposure of that Lender, by (ii) the aggregate Term Loan A Exposure of all Lenders; (b) with respect to all payments, computations and other matters relating to the Term Loan B of any Lender, the percentage obtained by dividing (i) the Term Loan B Exposure of that Lender, by (ii) the aggregate Term Loan B Exposure of all Lenders; (c) ~~with respect to all payments, computations and other matters relating to the Term Loan C of any Lender, the percentage obtained by dividing (i) the Term Loan C Exposure of that Lender, by (ii) the aggregate Term Loan C Exposure of all Lenders~~[reserved]; (d) with respect to all payments, computations, and other matters relating to Incremental Term Loan Commitments or Incremental Term Loans, the percentage obtained by dividing (i) the Incremental Term Loan Exposure of that Lender, by (ii) the aggregate Incremental Term Loan Exposure of all Lenders and (e) for all other purposes with respect to each Lender, the percentage obtained by dividing (i) an amount equal to the sum of the Term Loan A Exposure, the Term Loan B Exposure~~, the Term Loan C Exposure~~ and the Incremental Term Loan Exposure of that Lender, by (ii) an amount equal to the sum of the aggregate Term Loan A Exposure, the aggregate Term Loan B Exposure~~, the aggregate Term Loan C Exposure~~ and the aggregate Incremental Term Loan Exposure of all Lenders.

“Process” or “Processing” means any operation or set of operations which is performed on Personal Data or on sets of Personal Data, whether or not by automated means, such as the receipt, access, acquisition, collection, recording, organization, compilation, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, disposal, erasure or destruction.

~~“Purchases of Rental Product” shall mean, with respect to any period, the amount that is equal to the aggregate amount of funds used to purchase Rental Products (determined net of discounts, refunds, and credits received from vendors) as reported on the Borrower’s financial statements for such period.~~

“Purchase Price” shall mean, with respect to any acquisition, an amount equal to the sum of (a) the aggregate consideration paid in cash or cash equivalents by a Credit Party (whether as initial consideration or through the payment or disposition of deferred consideration, including, without limitation, in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Credit Parties after giving effect to such acquisition, plus (c) the aggregate amount of all transaction fees, costs and expenses incurred by the Credit Parties in connection with such acquisition.

“Qualified Cash” means, as of any date of determination, the aggregate amount of unrestricted cash on-hand of the Credit Parties maintained in deposit accounts in the name of a Credit Party in the United States as of such date, which deposit accounts are subject to Account Control Agreements.

“Qualified IPO” shall mean an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of the Equity Interests of the Borrower or any direct or indirect parent of the Borrower which generates cash proceeds of at least $~~100.0~~200.0 million.

“Rating Agency” shall mean Moody’s Investor Services, Inc., Standard and Poor’s Ratings Services, their respective successors or any other nationally recognized statistical rating organization which is acceptable to the Agent.

“Recipient” shall mean (a) the Agent and (b) any Lender.

“Register” shall have the meaning specified therefor in Section 12.7(h).

“Reinvestment Amounts” shall have the meaning specified therefor in Section 2.8(a).

~~“Rental Products” shall mean inventory, consisting primarily of apparel and accessories, that the Borrower and the other Credit Parties purchase for the purpose of renting to their customers.~~

“Replacement Lender” shall have the meaning specified therefor in Section 12.11.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law.

“Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

“Request for Loan” shall mean a request for a Loan issued by the Borrower under Section 2.3 in the form attached hereto as Exhibit D hereto.

“Required Prepayment Date” shall have the meaning specified therefor in Section 2.9(b).

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, with respect to any Person, the chief executive officer, chief financial officer, treasurer, president, secretary or controller of such Person or any other officer of such Person having substantially the same authority and responsibility.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Sanction(s)” shall mean any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Second Amendment Effective Date” shall mean April 24, 2019.

“Security Agreement” shall mean, collectively, the security agreement(s) executed and delivered by the Borrower on the ~~date hereof~~Effective Date pursuant to Section 4.1 hereof, and any such agreements executed and delivered by the Guarantors after the ~~date hereof~~Effective Date (whether by execution of a joinder agreement to any existing security agreement or otherwise) pursuant to Section 6.13 hereof or otherwise, in the form of the Security Agreement attached hereto as Exhibit A, as amended, restated or otherwise modified from time to time.

“Senior Agent” shall mean ~~Alter Domus (US) LLC, as~~the administrative agent and/or collateral agent under the Senior Credit Agreement and its successors and permitted assigns in such capacity.

“Senior Credit Agreement” shall mean ~~the Credit Agreement, dated as of October 26, 2020,~~a revolver credit agreement, in form and substance reasonably satisfactory to the Agent in all respects (such approval to be evidenced in writing by the Agent), if executed, to be executed by and among the Senior Agent, the Senior Lenders and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time in a manner not prohibited by the terms of the Specified Subordination Agreement.

“Senior Debt” shall mean Debt of the Borrower or any Guarantor under the Senior Loan Documents, if any.

“Senior Lenders” shall mean the lenders party to the Senior Credit Agreement, if any.

“Senior Loan Documents” shall mean, collectively, the Senior Credit Agreement and any and all other documents, instruments and certificates executed and delivered pursuant thereto, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time in a manner not prohibited by the terms of the Specified Subordination Agreement. For the avoidance of doubt, no Senior Loan Document is in effect on the Seventh Amendment Effective Date.

“~~Senior Security Agreement~~Seventh Amendment” shall mean that certain Seventh Amendment to Credit Agreement and Third Amendment to the Security Agreement, dated as of October ~~26~~ 18, ~~2020~~2021, by and among the ~~Senior~~Borrower, the Agent and the Lenders party thereto.

“Seventh Amendment Effective Date” shall have the meaning specified therefor in the Seventh Amendment.

“Seventh Amendment Existing Term Loan Indebtedness” shall have the meaning specified therefor in Section 2.1.

“Seventh Amendment Fee” shall have the meaning specified therefor in Section 2.1.

~~Borrower, as the same may be~~“Seventh Amendment Warrant” shall mean that certain Class A Common Stock Warrant issued by the Borrower as of the Seventh Amendment Effective Date in favor of the Holder (as defined therein), as amended, restated, ~~supplemented~~replaced or otherwise modified from time to time in ~~a manner not prohibited by the terms of the Specified Subordination Agreement~~accordance with the terms thereof, substantially in the form attached as Exhibit E to the Seventh Amendment.

“Sixth Amendment Effective Date” shall mean October 26, 2020.

“Sixth Amendment Existing Term Loan Indebtedness” shall have the meaning specified therefor in Section 2.1.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

~~“Specified Conditions” shall mean each of the following tests: (a)~~ [***], (b) [***], (c) [***], and (d) [***]

“Specified Subordination Agreement” shall mean ~~that certain Subordination Agreement, dated as of October 26, 2020,~~a subordination agreement, in form and substance reasonably satisfactory to the Agent and the Lenders in all respects, if executed, to be executed by and between the Senior Agent and the Agent and to be acknowledged and agreed by the Borrower and the Guarantors~~, if any~~, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof. For the avoidance of doubt, no Specified Subordination Agreement is in effect on the Seventh Amendment Effective Date.

~~“Standard Yield Maintenance Premium” shall have the meaning specified therefor in the Fee Letter.~~

“Subordinated Debt” shall mean any unsecured Funded Debt of any Credit Party and other obligations under the Subordinated Debt Documents and any other Funded Debt of any Credit Party which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Agent.

“Subordinated Debt Documents” shall mean and include any documents evidencing any Subordinated Debt, in each case, as the same may be amended, modified, supplemented or otherwise modified from time to time in compliance with the terms of this Agreement.

“Subordination Agreements” shall mean, collectively, any subordination agreements entered into by any Person from time to time in favor of the Agent in connection with any Subordinated Debt, the terms of which are acceptable to the Agent, in each case as the same may be amended, restated or otherwise modified from time to time, and “Subordination Agreement” shall mean any one of them.

“Subsidiary(ies)” shall mean any other corporation, association, joint stock company, business trust, limited liability company, partnership or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership, partnership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to the Subsidiary(ies) of the Borrower.

“Successor Agent” shall have the meaning set forth in Section 11.4(a) hereof.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temasek Entity” shall mean, (a) Double Helix Pte Ltd and (b) any wholly-owned Subsidiary of Temasek Holdings (Private) Limited (“Temasek Holdings”), which the boards of directors or other equivalent governing bodies serving a similar function of such Subsidiary is comprised of employees or nominees of (i) Temasek Holdings, (ii) Temasek Pte. Ltd., a wholly-owned Subsidiary of Temasek Holdings, or (iii) a wholly-owned Subsidiary of Temasek Pte. Ltd.

“Term Loan” shall mean a Term Loan A, a Term Loan B~~, a Term Loan C~~ and/or an Incremental Term Loan, as the context requires.

“Term Loan A” shall mean a term loan made by a Lender to the Borrower pursuant to Section 2.1(a)(i) or all of the term loans made by the Lenders to the Borrower pursuant to Section 2.1(a)(i), as the context requires.

“Term Loan A Commitment” shall mean the commitment of a Lender to make or otherwise fund a Term Loan A and “Term Loan A Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Loan A Commitment, if any, is set forth on Annex I. The aggregate amount of the Term Loan A Commitments as of the Effective Date ~~is~~was $100,000,000.

“Term Loan A Exposure” shall mean, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loan A of such Lender~~; provided, at any time prior to the making of the Term Loan A, the Term Loan A Exposure of any Lender shall be equal to such Lender’s Term Loan A Commitment~~.

“Term Loan B” shall mean a term loan made by a Lender to the Borrower pursuant to Section 2.1(a)(ii) or all of the term loans made by the Lenders to the Borrower pursuant to Section 2.1(a)(ii), as the context requires.

“Term Loan B Commitment” shall mean the commitment of a Lender to make or otherwise fund a Term Loan B and “Term Loan B Commitments” means such commitments of all Lenders in the aggregate. The ~~amount of each Lender’s Term Loan B Commitment, if any, is set forth on Annex I or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The~~ aggregate amount of the Term Loan B Commitments as of the Effective Date ~~is~~was $100,000,000.

“Term Loan B Exposure” shall mean, with respect to any Lender, as of any date of determination, the ~~sum of (a) the~~ outstanding principal amount of the Term Loan B of such Lender ~~and (b) such Lender’s Term Loan B Commitment~~.

~~“Term Loan B Commitment Period” shall mean the time period commencing on the Effective Date through and including the Term Loan B Commitment Termination Date.~~

“Term Loan B Commitment Termination Date” shall mean the earlier to occur of (a) the date of the termination of the Term Loan B Commitments pursuant to Section 8.2, and (b) the second anniversary of the Effective Date.

“Term Loan C” shall mean a term loan made by a Lender to the Borrower pursuant to Section 2.1(a)(iii) or all of the term loans made by the Lenders to the Borrower pursuant to Section 2.1(a)(iii), as the context requires.

~~“~~ Term Loan C ~~Commitment” shall mean the commitment of a Lender to make or otherwise fund a Term Loan C and “Term Loan C Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Loan C Commitment, if any, is set forth on Annex IV. The aggregate amount of the Term Loan C Commitments as of the Third~~was repaid in full on the Seventh Amendment Effective Date ~~is $30,000,000~~.

~~“Term Loan C Exposure” shall mean, with respect to any Lender, as of any date of determination, the sum of (a) the outstanding principal amount of the Term Loan C of such Lender and (b) such Lender’s Term Loan C Commitment.~~

~~“Term Loan C Commitment Period” shall mean the time period commencing on the Third Amendment Effective Date through and including the Term Loan C Commitment Termination Date.~~

~~“Term Loan C Commitment Termination Date” shall mean the earliest to occur of (a) the date of the termination of the Term Loan C Commitments pursuant to Section 8.2, (b) the 6 month anniversary of the Third Amendment Effective Date and (c) the aggregate amount of outstanding Term Loan C Commitments having been reduced to zero.~~

“Term Loan Commitment” shall mean the Term Loan A Commitment, the Term Loan B Commitment~~, the Term Loan C Commitment~~ or the Incremental Term Loan Commitment (if any) of a Lender, and “Term Loan Commitments” means such commitments of all Lenders.

~~“Term Loan C Yield Maintenance Premium” shall have the meaning specified therefor in the Fee Letter.~~

“Third Amendment Effective Date” shall mean November 26, 2019.

“Third Amendment Existing Term Loan Indebtedness” shall have the meaning specified therefor in Section 2.1.

“[***]” shall mean [***].

“UCC Filing Authorization Letter” shall mean a letter duly executed by the Borrower authorizing the Agent to file appropriate financing statements on Form UCC-1 without the signature of the Borrower in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Agreement.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable state; provided that, unless specified otherwise or the context otherwise requires, such terms shall refer to the Uniform Commercial Code as in effect in the State of New York.

“Unit” shall mean an individual unit (i.e., wardrobe and similar merchandise) owned by the Borrower and currently available for rent or held for sale.

~~“Unit Appraisal” shall mean an appraisal of Units performed by a third party appraiser selected by the Senior Agent (or the Agent in the case of an appraisal performed during the continuance of an Event of Default) and approved by the Borrower (such approval not to be unreasonably withheld or delayed; provided that no such approval by the Borrower shall be required following the occurrence and during the continuance of an Event of Default).~~

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” shall have the meaning specified therefor in Section 12.12.

“USA Patriot Act” shall have the meaning specified therefor in Section 5.7.

“Waivable Mandatory Prepayment” shall have the meaning specified therefor in Section 2.9(b).

“Warrant Documents” shall mean the Warrant Purchase Agreement and the Warrants.

“Warrant Purchase Agreement” shall mean that certain Warrant Purchase Agreement, dated as of the ~~date hereof~~Effective Date, by and between the Borrower and the Investor (as defined therein), as amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof.

“Warrants” shall mean, collectively, that certain Warrant No. 1 and Warrant No. 2, in each case, issued by the Borrower as of the Effective Date in favor of the Holder (as defined in the applicable Warrant), as amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof.

“Withholding Agent” shall mean any Credit Party and the Agent.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which writedown and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield Maintenance Premium” shall have the meaning specified therefor in the Fee Letter.

1.2 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)	Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)

Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Indebtedness shall mean the repayment in Dollars in full in cash or immediately available funds of all of the Indebtedness (including the ~~Standard Yield Maintenance Premium, the Term Loan C~~ Yield Maintenance Premium and the Prepayment Premium) other than unasserted contingent indemnification obligations.

1.3 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein or as reflected in the management financials provided prior to the Effective Date to (i) include any proceeds from end-of-life liquidated inventory in revenue and related costs in cost of revenue, which is presented as net gains or losses from sale of end-of-life liquidated inventory on GAAP financials and (ii) not adjust the purchases of property, plant and equipment (“PPE”) and rental product for any unpaid accounts payable balances. Additionally, GAAP financial statements may include more detailed or more summarized line items than what is presented in the management financials.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4 Rounding. Any financial ratios required to be maintained by the Borrower or the Guarantors pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to two places more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

1.5 Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.6 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.7 Senior Loan Documents and Specified Subordination Agreement. The Borrower agrees and acknowledges that each reference to any Senior Loan Document, Senior Debt, Senior Agent, Senior Lenders, or the Specified Subordination Agreement in any Loan Document (including, without limitation this Agreement and the Security Agreement) shall be disregarded until each of the Senior Credit Agreement and the Specified Subordination Agreement shall have been executed and delivered by the requisite parties thereto (including, in the case of the Specified Subordination Agreement, the Agent) and are in full force and effect.

2.	TERM LOANS.

2.1 Commitments.

(a)	Subject to the terms and conditions hereof,

(i) each Lender severally ~~agrees to make~~made, on the Effective Date, a Term Loan A to the Borrower in an amount equal to such Lender’s Term Loan A Commitment; and

(ii) each Lender severally ~~agrees to make~~made, after the Effective Date and ~~at any time~~ prior to the Term Loan B Commitment Termination Date, one or more Term Loan B to the Borrower in an aggregate amount equal to such Lender’s Term Loan B Commitment~~; and~~.

~~(iii) each Lender severally agrees to make, on and after the Third Amendment Effective Date but prior to the Term Loan C Commitment Termination Date, one or more Term Loan C to the Borrower in an aggregate amount equal to such Lender’s Term Loan C Commitment.~~

~~The Borrower may make only one borrowing under the Term Loan A Commitments which shall be on the Effective Date.~~ Any amount borrowed under this Section 2.1 and subsequently repaid or prepaid may not be reborrowed. All amounts owed hereunder with respect to the Term Loan A~~,~~ and the Term Loan B ~~and the Term Loan C~~ shall be paid in full no later than the Maturity Date. Each Lender’s Term Loan A Commitment ~~shall terminate immediately and without further action on the Effective Date after giving effect to the funding of such Lender’s Term Loan A Commitment, if any, on such date. Each Lender’s~~and Term Loan B Commitment ~~shall be permanently reduced immediately and without further action upon the funding of each Term Loan B after the Effective Date in an amount equal to such Lender’s Pro Rata Share (calculated in accordance with clause (b) of the definition thereof) of such funded Term Loan B. Each Lender’s Term Loan B Commitment shall terminate immediately and without further action on the earlier to occur of (i) the Maturity Date and (ii) the Term Loan B Commitment Termination Date. Each Lender’s Term Loan C Commitment shall be permanently reduced immediately and without further action upon the funding of each Term Loan C on and after the Third Amendment Effective Date in an amount equal to such Lender’s Pro Rata Share (calculated in accordance with clause (c) of the definition thereof) of such funded Term Loan C. Each Lender’s Term Loan C Commitment shall terminate immediately and without further action on the earlier to occur of (i) the Maturity Date and (ii) the Term Loan C Commitment Termination Date.~~have been terminated in full.

Notwithstanding anything to the contrary contained in this ~~Section 2.1~~Agreement, the Fee Letter or any other Loan Document, the Borrower hereby acknowledges, confirms and agrees that (a)(i) immediately prior to the Third Amendment Effective Date, the outstanding principal amount of the Term Loan was equal to $170,710,680.23 (such Indebtedness being hereinafter referred to as the “Third Amendment Existing Term Loan Indebtedness”) and (ii) such Third Amendment Existing Term Loan Indebtedness was not repaid on the Third Amendment Effective Date, but rather was re-evidenced by this Agreement as a portion of the Term Loan outstanding hereunder ~~and~~, (b)(i) immediately prior to the Sixth Amendment Effective Date, the outstanding principal amount of the Term Loan ~~is~~was equal to $273,419,462.68 (such Indebtedness being hereinafter referred to as the “Sixth Amendment Existing Term Loan Indebtedness”) and (ii) such Sixth Amendment Existing Term Loan Indebtedness was not repaid on the Sixth Amendment Effective Date, but rather was re-evidenced by this Agreement as a portion of the Term Loan outstanding hereunder and (c)(i) on the Seventh Amendment Effective Date, the Borrower shall pay an amendment fee to the Lenders in an amount equal to 3.00% of the aggregate principal amount of Term Loan A and Term Loan B outstanding on the Seventh Amendment Effective Date (calculated with all accrued but unpaid interest paid in kind on the Term Loan being capitalized on the Seventh Amendment Effective Date) (the “Seventh Amendment Fee”) and such Seventh Amendment Fee shall be added to the outstanding principal amount of the Term Loan A and the Term Loan B on the Seventh Amendment Effective Date instead of being paid in cash and shall thereafter bear interest in accordance with Section 2.6 and otherwise be treated as a Term Loan for purposes of this Agreement as if it had originally been part of the outstanding principal of the Term Loan, (ii) the Borrower shall repay the outstanding principal amount of the Term Loan C in full in accordance with Section 3.05 of the Seventh Amendment, (iii) after giving effect to the foregoing clauses (c)(i) and (c)(ii) on the Seventh Amendment Effective Date, the outstanding principal amount of the Term Loan (calculated with all accrued but unpaid interest paid in kind on the Term Loan being capitalized on the Seventh Amendment Effective Date) is equal to an amount to be provided in writing by the Agent to the Borrower on or before the Seventh Amendment Effective Date and confirmed in writing by the Borrower (such Indebtedness being hereinafter referred to as the “Seventh Amendment Existing Term Loan Indebtedness”) and (iv) such Seventh Amendment Existing Term Loan Indebtedness shall not be repaid on the ~~Sixth~~Seventh Amendment Effective Date, but rather shall be re-evidenced by this Agreement as a portion of the Term Loan outstanding hereunder.

2.2 Accrual of Interest and Maturity; Evidence of Indebtedness.

(a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan (plus all accrued and unpaid interest) of and any other outstanding Indebtedness hereunder (including the ~~Standard Yield Maintenance Premium, the Term Loan C~~ Yield Maintenance Premium and the Prepayment Premium) owing to such Lender to the Borrower on the Maturity Date and, subject to the terms of the Specified Subordination Agreement, on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Loan shall, from time to time from and after the date of such Loan (until paid), bear interest in accordance with Section 2.6.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

(c) The Agent shall maintain the Register pursuant to Section 12.7(h), and a subaccount therein for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (iii) both the amount of any sum received by the Agent hereunder from the Borrower in respect of the Loans and each Lender’s share thereof.

(d) The entries made in the Register maintained pursuant to paragraph (c) of this Section 2.2 and Section 12.7(h) shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans (and all other amounts owing with respect thereto) made to the Borrower by the Lenders in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.

(e) The Borrower agrees that, upon written request to the Agent by any Lender, the Borrower will execute and deliver, to such Lender, at the Borrower’s own expense, a Note evidencing the outstanding Loans owing to such Lender.

2.3 Requests for Loans.

(a) With respect to Term Loan A, the Borrower shall deliver to the Agent a Request for Loan fully executed by an Authorized Signer no later than 5 Business Days prior to the Effective Date (or such shorter period as the Agent may agree in writing in its sole discretion). Following the Effective Date, whenever the Borrower desires that Lenders make a Term Loan (other than Term Loan A), the Borrower shall deliver to the Agent a fully executed and delivered Request for Loan (which shall specify the principal amount of the proposed Loan and the proposed date of such Loan, which must be a Business Day) no later than 10:00 a.m. (New York City time) at least 10 days in advance of the proposed Credit Date. Except as otherwise provided herein, a Request for Loan for a Term Loan shall be irrevocable on and after the date of receipt by the Agent, and the Borrower shall be bound to make a borrowing in accordance therewith. Promptly upon receipt by the Agent of any Request for Loan, the Agent shall notify each Lender of the proposed borrowing. The Agent and Lenders (i) may act without liability upon the basis of written or facsimile notice believed by the Agent in good faith to be from the Borrower (or from any Authorized Signer), (ii) shall be entitled to rely conclusively on any Authorized Signer’s authority to request a Term Loan on behalf of the Borrower until the Agent receives written notice to the contrary, and (iii) shall have no duty to verify the authenticity of the signature appearing on any written Request for Loan.

(b) Each Lender shall make its Term Loan available to the Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date, by wire transfer of same day funds in Dollars, at the Agent’s Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, the Agent shall make the proceeds of the Term Loans available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Agent from Lenders to be credited to the account of the Borrower designated in writing to the Agent by the Borrower.

~~(c) During the Term Loan B Commitment Period, drawings under the Term Loan B Commitments shall be made in an aggregate minimum amount of $20,000,000. No drawings under the Term Loan B Commitments shall be made during the 60 day period following the immediately preceding Credit Date.~~

~~(d) During the Term Loan C Commitment Period, drawings under the Term Loan C Commitments shall be made in an aggregate minimum amount of $5,000,000.~~

(c) ~~(e)~~ A Request for Loan, once delivered to the Agent, shall not be revocable by the Borrower and shall constitute a certification by the Borrower as of the date thereof that:

(i) all conditions to the making of Loans set forth in Sections 4.1 and/or 4.2, as applicable, of this Agreement have been satisfied, and shall remain satisfied to the date of such Loan (both before and immediately after giving effect to such Loan);

(ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made; and

(iii) the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date of the making of such Loan to the same extent as though made on and as of that date (both before and immediately after giving effect to such Loan), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

2.4 Disbursement of Loans. Unless the Agent shall have been notified in writing by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Agent the amount of such Lender’s Loan requested on such Credit Date, the Agent may assume that such Lender has made such amount available to the Agent on such Credit Date and the Agent may but shall not be obligated to, make available to the Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the rate specified in Section 2.6(a). If such Lender does not pay such corresponding amount forthwith upon the Agent’s demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Agent, at the rate specified in Section 2.6(a). Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.5 Fees. The Borrower agrees to pay to the Agent all fees payable by it in the Fee Letter in the amounts and at the times specified therein.

2.6 Interest Payments; Default Interest.

(a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) in the case of Term Loan A and Term Loan B, at a rate per annum equal to ~~15~~12%, which shall be due and payable in cash, in arrears, on each Interest Payment Date (commencing on the first Interest Payment Date following the Seventh Amendment Effective Date); provided, that interest accruing at a rate per annum up to 5% may be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term Loan ~~A or Term Loan B, as applicable~~. The Borrower shall provide the Agent with written notice of its election to capitalize interest pursuant to this clause (i) at least fifteen (15) Business Days (or such shorter period as the Agent may agree in writing in its sole discretion) in advance of each Interest Payment Date. If the Borrower fails to provide such written notice, all interest due and payable on the following Interest Payment Date shall be due and payable in cash. Any interest to be so capitalized pursuant to this clause (i) shall be capitalized on each designated Interest Payment Date (commencing on the first Interest Payment Date following the Seventh Amendment Effective Date) and added to the then outstanding principal amount of the Term Loan ~~A or Term Loan B, as applicable~~ and, thereafter, shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Term Loan ~~A or Term Loan B, as applicable~~; and

~~(ii) in the case of Term Loan C, at a rate per annum equal to 13%, which shall be due and payable in cash, in arrears, on each Interest Payment Date (commencing on the first Interest Payment Date following the Third Amendment Effective Date); and~~

(ii) ~~(iii)~~ in the case of Incremental Term Loans, at the rate set forth in the Joinder Agreement.

~~(b) Notwithstanding the foregoing clause (a)(i) above, after the third anniversary of the Effective Date, the Borrower may, at its option and upon at least 10 Business Days written notice to the Agent prior to the next Interest Payment Date (or such shorter period as the Agent may agree in writing in its sole discretion), elect to pay interest on Term Loan A and Term Loan B in cash at a rate per annum equal to 13%. Interest payments made in cash pursuant to this clause (b) shall be payable, in arrears, on each Interest Payment Date following the Agent’s receipt of the notice described in the immediately preceding sentence.~~

(b) [Reserved].

(c) Interest on each Loan shall be payable (i) as set forth in ~~clauses~~clause (a~~) and (b~~) above; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount of principal being prepaid; and (iii) on the Maturity Date. Whenever any payment under this Section 2.6 shall become due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Interest shall be computed on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues.

(d) Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder (including any ~~Standard~~ Yield Maintenance Premium~~, Term Loan C Yield Maintenance Premium or~~ and the Prepayment Premium), shall thereafter automatically bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws), from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (“Post-Default Rate”). Payment or acceptance of the increased rates of interest provided for in this Section 2.6(d) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

2.7 Optional Prepayments.

(a) Subject to the terms of the Specified Subordination Agreement, ~~(i)~~ with respect to each Term Loan ~~(other than any Term Loan C)~~, any time after the ~~36th month anniversary of the Credit Date of such Loan and (ii) with respect to each Term Loan C, any time after the 18th month anniversary of the Credit Date of such Term Loan C~~Seventh Amendment Effective Date, the Borrower may prepay such Term Loan on any Business Day, in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, subject to the payment of the ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium and the Prepayment Premium, as applicable.

(b) All such prepayments shall be made upon not less than 10 Business Day’s (or such shorter period as the Agent may agree in writing in its sole discretion) prior written notice to the Agent by 10:00 a.m. (New York time) on the date required. Upon the giving of any such notice, the principal amount of the Term Loan specified in such notice shall become due and payable on the prepayment date specified therein.

2.8 Mandatory Repayment of Loans.

(a) Asset Sales. Subject to the terms of the Specified Subordination Agreement, no later than the third Business Day following the date of receipt by any Credit Party of any Net Cash Proceeds from Asset Sales (excluding Asset Sales permitted under Section 7.4 other than Section 7.4(g)(ii)) in excess of $1,000,000 in the aggregate in any Fiscal Year, the Borrower shall prepay the Loans as set forth in Section 2.9(a) in an aggregate amount equal to such Net Cash Proceeds; provided, so long as (i) no Event of Default shall have occurred and be continuing, (ii) the Borrower has delivered the Agent prior written notice of the Borrower’s intention to apply such monies (the “Reinvestment Amounts”) to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of the Borrower, (iii) the monies are held in a deposit account in which the Agent has a perfected security interest, and (iv) the Borrower completes such replacement, purchase, or construction within 180 days after the initial receipt of such monies, the Borrower shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of the Borrower unless and to the extent that such applicable period shall have expired without such replacement, purchase or construction being made or completed, in which case, any amounts remaining in the cash collateral account shall be paid to the Agent and applied in accordance with Section 2.9(a). Nothing contained in this Section 2.8(a) shall permit the Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 7.4.

(b) Insurance/Condemnation Proceeds. Subject to the terms of the Specified Subordination Agreement, no later than the third Business Day following the date of receipt by any Credit Party, or the Agent as loss payee, of any Net Cash Proceeds from insurance or any condemnation, taking or other casualty in excess of $1,000,000 in the aggregate in any Fiscal Year, the Borrower shall prepay the Loans in an aggregate amount equal to such Net Cash Proceeds; provided, so long as (i) no Event of Default shall have occurred and be continuing, (ii) the Borrower has delivered the Agent prior written notice of the Borrower’s intention to apply the Reinvestment Amounts to the costs of replacement of the properties or assets that are the subject of such condemnation, taking or other casualty or the cost of purchase or construction of other assets useful in the business of the Borrower, (iii) the monies are held in a deposit account in which the Agent has a perfected security interest, and (iv) the Borrower completes such replacement, purchase, or construction within 180 days after the initial receipt of such monies, the Borrower shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such condemnation, taking or other casualty or the costs of purchase or construction of other assets useful in the business of the Borrower unless and to the extent that such applicable period shall have expired without such replacement, purchase or construction being made or completed, in which case, any amounts remaining in the cash collateral account shall be paid to the Agent and applied in accordance with Section 2.9(a).

(c) Issuance of Debt. Subject to the terms of the Specified Subordination Agreement, on the date of receipt by any Credit Party of any cash proceeds from the incurrence of any Debt of any Credit Party (other than with respect to any Debt permitted to be incurred pursuant to Section 7.1), the Borrower shall prepay the Loans in accordance with Section 2.9(a) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(d) Prepayment Notice and Certificate.

(i) The Borrower shall provide written notice to the Agent of the anticipated date of any prepayment of the Loans (which notice is not required to include the amount of such prepayment) pursuant to Sections 2.8(a) through 2.8(c) at least 10 Business Days (or such shorter period as the Borrower and Agent may agree) prior to such prepayment.

(ii) Concurrently with any prepayment of the Loans pursuant to Sections 2.8(a) through 2.8(c), the Borrower shall deliver to the Agent a certificate of a Responsible Officer demonstrating the calculation of the amount of the applicable cash proceeds and compensation owing to Lenders under the Fee Letter. In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans, and the Borrower shall concurrently therewith deliver to the Agent a certificate of a Responsible Officer demonstrating the derivation of such excess.

2.9 Application of Payments.

(a) (i) Any prepayment of any Term Loan pursuant to Section 2.7 and (ii) except in connection with any Waivable Mandatory Prepayment provided for in Section 2.9(b), so long as no Application Event has occurred and is continuing, any mandatory prepayment of any Loan pursuant to Section 2.8, in each case, shall be applied as follows:

~~first , to ratably prepay the principal of the Term Loan C (in the order of the Credit Dates of the Term Loan C) until paid in full;~~

~~second, to ratably prepay the principal of the Term Loan A until paid in full;~~

~~third~~ first , to ratably prepay the principal of the Term Loan ~~B (in the order of the Credit Dates of the~~A and Term Loan B~~)~~ until paid in full; and

~~fourth~~ second , to ratably prepay the principal of the Incremental Term Loans, if any~~,~~ (in the order of the Credit Dates of the Incremental Term Loans), until paid in full;

(b) Anything contained herein to the contrary notwithstanding, in the event the Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower is required to make such Waivable Mandatory Prepayment, the Borrower shall notify the Agent in writing of the amount of such prepayment by 2:00 p.m. (New York City time) on such date, and the Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to decline such amount. Each such Lender may exercise such option by giving written notice to the Borrower and the Agent of its election to do so on or before 2:00 p.m. (New York City time) on the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Borrower and the Agent of its election to exercise such option on or before 2:00 p.m. (New York City time) on the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower shall pay to the Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders (which prepayment shall be applied in accordance with Section 2.9(a)), and (ii) to the extent of any excess, to the Borrower for working capital and general corporate purposes.

(c) At any time an Application Event has occurred and is continuing, all payments shall be applied pursuant to Section 9.2. Nothing contained herein shall modify the provisions of the Fee Letter or Section 9.1(c) regarding the requirement that all prepayments be accompanied by accrued interest and fees and premiums (including the ~~Standard Yield Maintenance Premium, the Term Loan C~~ Yield Maintenance Premium and the Prepayment Premium) on the principal amount being prepaid to the date of such prepayment, or any requirement otherwise contained herein to pay all other amounts as the same become due and payable.

2.10 Use of Proceeds of Loans. The proceeds of the Term Loan A made on the Effective Date shall be used by the Borrower to repay in full the Existing Indebtedness, for general working capital purposes of the Borrower and to pay fees and expenses related to this Agreement. The proceeds of the Term Loan B made after the Effective Date shall be applied by the Borrower and its Subsidiaries for working capital and general corporate purposes of the Borrower (primarily for the funding of purchases of Inventory to support the Borrower’s growth strategy), but including without limitation, Investments permitted under Section 7.6 and to pay fees and expenses related to this Agreement. ~~The proceeds of the Term Loan C made on or after the Third Amendment Effective Date shall be applied by the Borrower and its Subsidiaries for working capital and general corporate purposes of the Borrower (primarily for the funding (and/or refinancing) of purchases of machinery or equipment), but including without limitation, Investments permitted under Section 7.6 and to pay fees and expenses related to this Agreement.~~

2.11 Incremental Facilities.

(a) Subject to Section 2.11(b), the Borrower may by written notice to Agent elect to request the establishment of one or more Incremental Term Loan commitments (the “Incremental Term Loan Commitments”), in an aggregate amount of up to $70,000,000. Each such notice shall specify the date (an “Increased Amount Date”) on which the Borrower proposes that the Incremental Term Loan Commitments shall be effective, which shall be a date not less than 30 days after the date on which such notice is delivered to the Agent. The opportunity to commit to provide all or a portion of the Incremental Term Loan Commitment shall be offered by the Borrower to any Eligible Incremental Lenders. To the extent any Eligible Incremental Lenders have provided a commitment to provide such Incremental Term Loan Commitment, the Borrower shall provide a copy of such commitment letter to the Agent for distribution to the existing Lenders and offer the existing Lenders the opportunity to provide such Incremental Term Loan Commitment on the same terms as set forth in such commitment letter (the date the Agent receives such commitment letter, the “Notice Date”). If the existing Lenders have not agreed in writing to provide such Incremental Term Loan Commitment within 15 days of the Notice Date, then the Eligible Incremental Lenders may provide the Incremental Term Loan Commitment on the terms of such commitment letter and subject to this Section 2.11. Any existing Lender approached to provide all or a portion of such Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment.

(b) Such Incremental Term Loan Commitments shall become effective, as of such Increased Amount Date, subject to the satisfaction of each of the following conditions:

(i) the Lenders have funded 100% of the aggregate amount of the Term Loan B Commitments of the Lenders;

(ii) the Agent has obtained the commitment of one or more Incremental Term Loan Lenders to provide the applicable Incremental Term Loan and any such Incremental Term Loan Lenders, the Borrower and the Agent have signed an amendment to this Agreement pursuant to which such Incremental Term Loan Lenders agree to make, subject to the terms of this Agreement, a term loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment and to otherwise evidence such Incremental Term Loan, in form and substance reasonably satisfactory to the Agent (each, a “Joinder Agreement”);

(iii) no Default or Event of Default shall exist on such Increased Amount Date;

(iv) the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of such Increased Amount Date to the same extent as though made on and as of that date (both before and immediately after giving effect to such Loan), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date; and

(v) the Borrower shall have reached agreement with the lenders making the Incremental Term Loan (the “Incremental Term Loan Lenders”) with respect to the interest margins applicable to such Incremental Term Loan (which interest margins may be higher than, equal to, or lower than the interest margins applicable to the Term Loan set forth in this Agreement immediately prior to the date of the making of such Incremental Term Loan, as applicable) and shall have communicated the amount of such interest margins to the Agent. Anything to the contrary contained herein notwithstanding, if the all in yield (including interest margins, interest floors, original issue discount, closing fees or other similar yield related discounts based on an assumed four-year to life maturity, but excluding any arrangement, underwriting or similar fees that are not shared with all of the Lenders or prospective lenders) (the “All In Yield”) that is to be applicable to such Incremental Term Loan is 50 basis points or more higher than the All In Yield applicable to the Term Loans hereunder immediately prior to the applicable Increased Amount Date (the amount by which the interest margins are higher, the “Excess”), then the All In Yield applicable to each applicable Class of Term Loans immediately prior to the Increased Amount Date shall be increased by the amount of the Excess minus 50 basis points, effective on the applicable Increased Amount Date, and without the necessity of any action by any party hereto.

(c) The Incremental Term Loan Lender shall make an Incremental Term Loan subject to the satisfaction of each of the following conditions:

(i) each of the conditions set forth in Section 4.2 shall have been satisfied on the applicable Credit Date; and

(ii) any such Incremental Term Loan shall be in an aggregate amount of at least $20,000,000 and integral multiples of $1,000,000 above such amount (except, in each case, such minimum amount and integral multiples amount shall not apply when the Borrower uses all of the Incremental Term Loan Commitments available at such time).

(d) On any Increased Amount Date on which any Incremental Term Loan Commitments of any tranche are effective, subject to the satisfaction of the foregoing terms and conditions, each Incremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term Loan Commitment and the Incremental Term Loans made pursuant thereto. Any Incremental Term Loans made on an Increased Amount Date shall be designated a separate Class for all purposes of this Agreement.

(e) The terms and provisions of the Incremental Term Loans and Incremental Term Loan Commitments shall be, except as otherwise set forth herein or in a Joinder Agreement, identical to the Term Loan immediately prior to the making of such Incremental Term Loan. Each such Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Agent, to effect the provision of this Section 2.11. All Incremental Term Loans shall be secured on a pari passu basis with the Term Loans, shall not be secured by a Lien on any assets of the Borrower or any Guarantor not constituting Collateral and shall not be guaranteed by any person other than the Guarantors.

3.	[INTENTIONALLY OMITTED].

4.	CONDITIONS.

The obligations of the Lenders to make Loans pursuant to this Agreement are subject to the following conditions:

4.1 Conditions of Term Loan A. The obligations of the Lenders to make Term Loan A pursuant to this Agreement on the Effective Date are subject to the following conditions:

(a) Notes, this Agreement and the other Loan Documents; Warrant Documents. The Borrower shall have executed and delivered to the Agent for the account of each Lender requesting Notes, the Notes; the Borrower shall have executed and delivered this Agreement; and the Borrower and each Guarantor shall have executed and delivered the other Loan Documents (other than the Loan Documents permitted to be delivered after the Effective Date pursuant to Section 4.3) to which the Borrower or such Guarantor is required to be a party (including all schedules and other documents to be delivered pursuant hereto); and such Notes (if any), this Agreement and the other Loan Documents shall be in full force and effect in accordance with the terms of the Disbursement Letter. The Borrower shall have executed and delivered the Warrant Documents.

(b) Corporate Authority. The Agent shall have received, with a counterpart thereof for each Lender, from the Borrower and each Guarantor, a certificate of its Secretary, Assistant Secretary or Chief Operating Officer, dated as of the Effective Date, as to:

(i) corporate resolutions (or the equivalent) of the Borrower and each Guarantor authorizing the transactions contemplated by this Agreement and the other Loan Documents, approving this Agreement and the other Loan Documents and the Warrant Documents, in each case to which the Borrower and each such Guarantor is party, and authorizing the execution and delivery of this Agreement and the other Loan Documents and the Warrant Documents, and in the case of the Borrower, authorizing the execution and delivery of requests for Loans hereunder,

(ii) the incumbency and signature of the officers or other authorized persons of the Borrower and each Guarantor executing any Loan Document and the Warrant Documents and in the case of the Borrower, the officers who are authorized to execute any Requests for Loan,

(iii) a certificate of good standing or continued existence (or the equivalent thereof) from the state of its incorporation or formation, and from every state or other jurisdiction where the Borrower and each Guarantor is qualified to do business (but only to the extent the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect), which jurisdictions are listed on Schedule 4.1(b) attached hereto, and

(iv) copies of such articles of incorporation and bylaws or other constitutional documents of the Borrower and each Guarantor, as in effect on the Effective Date.

(c) Collateral Documents, Guaranties and other Loan Documents. The Agent shall have received the following documents, each in form and substance satisfactory to the Agent and fully executed by each party thereto:

(i) The following Collateral Documents, each in form and substance acceptable to the Agent and fully executed by each party thereto and dated as of the ~~date hereof~~Effective Date:

(A) the Security Agreement, executed and delivered by the Borrower and each Guarantor; and

(B) the Specified Subordination Agreement, executed and delivered by the parties thereto.

(ii) (A) Certified copies of uniform commercial code requests for information, or a similar search report certified by a party acceptable to the Agent, dated a date reasonably prior to the Effective Date, listing all effective financing statements in the jurisdiction noted on Schedule 4.1(c)(ii) which name the Borrower or any Guarantor (under their present names or under any previous names used within five (5) years prior to the Effective Date) as debtors, together with (x) copies of such financing statements, and (y) authorized Uniform Commercial Code (Form UCC-3) termination statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 7.2 of this Agreement) and (B) intellectual property search reports results from the United States Patent and Trademark Office and the United States Copyright Office for the Borrower and each Guarantor dated a date reasonably prior to the Effective Date.

(iii) Any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements, stock powers executed in blank and any endorsements) requested by the Agent and reasonably required to be provided in connection with the Collateral Documents to create, in favor of the Agent (for and on behalf of the Lenders), a perfected security interest in the Collateral thereunder shall have been filed, registered or recorded, or shall have been delivered to the Agent in proper form for filing, registration or recordation.

(d) Insurance. The Agent shall have received evidence reasonably satisfactory to it that the Borrower and Guarantors have obtained the insurance policies required by Section 6.5 hereof and that such insurance policies are in full force and effect (subject to Section 4.3(c) with respect to required endorsements).

(e) Compliance with Certain Documents and Agreements. The Borrower and each Guarantor shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Loan Documents, to the extent required to be performed or complied with by the Borrower and each such Guarantor. No Person (other than the Agent and Lenders) party to this Agreement or any other Loan Document shall be in material default in the performance or compliance with any of the terms or provisions of this Agreement or the other Loan Documents or shall be in material default in the performance or compliance with any of the material terms or material provisions of any Material Contract, in each case to which such Person is a party.

(f) Opinions of Counsel. The Borrower and Guarantors shall have furnished to the Agent and the Lenders opinions of counsel to the Borrower and Guarantors, including opinions of local counsel to the extent deemed necessary by the Agent, in each case dated the Effective Date and covering such matters (including the Warrant Documents) as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Lenders.

(g) Payment of Fees. The Borrower shall have paid to the Agent all fees, costs or expenses due and outstanding to the Agent or the Lenders as of the Effective Date (including reasonable fees, disbursements and other charges of counsel to the Agent payable under Section 12.4(a) hereof), in each case to the extent invoiced at least one Business Day prior to the Effective Date.

(h) Financial Statements. The Borrower shall have delivered to the Lenders and the Agent, in form and substance satisfactory to the Agent: (a) audited financial statements of the Borrower for the Fiscal Year ended January 28, 2017, and presented in accordance with GAAP, (b) unaudited financial statements of the Borrower for the Fiscal Year ended February 3, 2018, (c) unaudited financial statements of the Borrower for the Fiscal Quarter ended May 5, 2018 (collectively, the “Financial Statements”) and (d) monthly, quarterly and annual projections of the Borrower through January 28, 2023 in form reasonably acceptable to the Agent.

(i) [Intentionally Omitted]

(j) Employment Agreements. The Agent shall have received copies of all employment agreements of each executive of the Borrower which shall remain in effect following the Effective Date as set forth on Schedule 5.17 hereto, the terms of which are reasonably acceptable to the Agent and the Majority Lenders.

(k) Material Contracts. The Agent shall have received copies of all Material Contracts described on Schedule 5.18 hereto.

(l) Governmental and Other Approvals. The Agent shall have received copies of all authorizations, consents, approvals, licenses, qualifications or formal exemptions, filings, declarations and registrations with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) received by the Borrower or any Guarantor in connection with the transactions contemplated by the Loan Documents to occur on the Effective Date.

(m) Closing Certificate. The Agent shall have received, with a signed counterpart for each Lender, a certificate of a Responsible Officer of the Borrower dated the Effective Date, stating that to the best of his or her respective knowledge after due inquiry, (i) the conditions set forth in Sections 4.2(b) and 4.2(c) have been satisfied; and (ii) since January 28, 2017, no Material Adverse Effect has occurred.

(n) Solvency Certificate. The Agent shall have received a certificate of the chief financial officer of the Borrower, certifying that the Borrower is Solvent (after giving effect to the Term Loan A made on the Effective Date).

(o) [Intentionally Omitted]

(p) ~~Senior Loan Documents. The Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (i) the attached copies of an amendment to the Senior Credit Agreement, in form and substance satisfactory to the Agent and the Majority Lenders, and copies of the other Senior Loan Documents and (ii) such agreements remain in full force and effect and that the Borrower has not breached or defaulted in any of its obligations under such agreements.~~[Intentionally Omitted].

(q) Existing Indebtedness. On the Effective Date, the Borrower shall have (i) repaid in full all Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, and (iii) delivered to the Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of the Credit Parties thereunder being repaid on the Effective Date.

4.2 Conditions to all Loans. The obligations of each Lender to make Loans (including the Term Loan A) shall be subject to the continuing conditions that:

(a) the Agent shall have received a fully executed Request for Loan;

(b) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made; and

(c) as of such Credit Date, the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date of the making of such Loan to the same extent as though made on and as of that date (both before and immediately after giving effect to such Loan), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date~~; and~~.

~~(d) as of such Credit Date (other than the Effective Date or any Credit Date of a Term Loan C), each of the Specified Conditions shall have been satisfied, and the Agent shall have received a certificate from the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Agent, certifying that each of the Specified Conditions have been satisfied, together with reasonably detailed supporting documentation.~~

4.3 Conditions Subsequent to Effectiveness. As an accommodation to the Credit Parties, the Agent and the Lenders have agreed to execute this Agreement and to make the Term Loan A on the Effective Date notwithstanding the failure by the Credit Parties to satisfy the conditions set forth below on or before the Effective Date. In consideration of such accommodation, the Credit Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, the Credit Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Credit Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Majority Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 4.3):

(a) not later than the date that is 45 days after the Effective Date (or such longer time as the Agent shall agree in writing), the Agent shall have received all Account Control Agreements that, in the reasonable judgment of the Agent, are required for the Borrower and the Guarantors to comply with the Loan Documents, each duly executed by, in addition to the Borrower or Guarantor, as applicable, the applicable financial institution, the Senior Agent and the Agent;

(b) the Borrower shall use commercially reasonable efforts to deliver to the Agent a Collateral Access Agreement with respect to each location in which the Senior Agent has such agreement within 60 days after the Effective Date (or such longer time as the Agent shall agree in writing); and

(c) not later than the date that is 10 Business Days after the Effective Date (or such longer time as the Agent shall agree in writing), the Agent shall have received endorsements (i) naming the Agent as additional insured or lenders loss payee under the Credit Parties’ insurance policies; and (ii) to the extent available to the Borrower after its use of commercially reasonable efforts, providing that such policies may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ prior written notice to the Agent and each such named insured or loss payee (or 10 days’ prior written notice in the event of a cancellation due to a failure to pay premiums).

5.	REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Agent and the Lenders as follows:

5.1 Corporate Authority. Each Credit Party is a corporation (or other business entity) duly organized and existing in good standing under the laws of the state or jurisdiction of its incorporation or formation, as applicable, and each Credit Party is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification and authorization necessary except where failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. Each Credit Party has all requisite corporate, limited liability or partnership power (as applicable) and authority to own all its property (whether real, personal, tangible or intangible or of any kind whatsoever) and to carry on its business.

5.2 Due Authorization. Execution, delivery and performance of this Agreement, and the other Loan Documents, to which each Credit Party is party, and the issuance of the Notes by the Borrower (if requested) (i) are within such Person’s corporate, limited liability or partnership power (as applicable), (ii) have been duly authorized by all necessary action, (iii) are not in contravention of any Requirement of Law applicable to such Credit Party or the terms of such Credit Party’s organizational documents, any Material Contract or the Senior Loan Documents or (iv) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document or Senior Loan Document) upon or with respect to any of its properties.

5.3 Good Title; Leases; Assets; No Liens.

(a) Each Credit Party, to the extent applicable, has good and valid title (or, in the case of real property, good and marketable title) to all assets owned by it, subject only to the Liens permitted under Section 7.2 hereof, and each Credit Party has a valid leasehold or interest as a lessee or a licensee in all of its leased real property;

(b) Schedule 5.3(b) hereto identifies all of the real property owned or leased, as lessee thereunder, by the Borrower or any Guarantor on the ~~Sixth~~Seventh Amendment Effective Date, including all warehouse or bailee locations;

(c) The Credit Parties will collectively own or collectively have a valid leasehold interest in all assets that were owned or leased (as lessee) by the Credit Parties immediately prior to the ~~Sixth~~Seventh Amendment Effective Date to the extent that such assets are necessary for the continued operation of the Credit Parties’ businesses in substantially the manner as such businesses were operated immediately prior to the ~~Sixth~~Seventh Amendment Effective Date;

(d) Each Credit Party owns or has a valid leasehold interest in all real property necessary for its continued operations and, to the best knowledge of the Borrower, no material condemnation, eminent domain or expropriation action has been commenced or threatened against any such owned or leased real property;

(e) There are no Liens on and no financing statements on file with respect to any of the assets owned by the Credit Parties, except for the Liens permitted pursuant to Section 7.2 of this Agreement and any financing statements relating thereto; and

(f) No Credit Party that is not the Borrower or a Guarantor holds or owns any assets that are material to the business of the Borrower and its Subsidiaries nor any Intellectual Property (unless held by Rent the Runway Limited in the ordinary course of business for use in fulfilling its obligations to Borrower in a manner substantially consistent with the Intercompany License Agreement as of the Sixth Amendment Effective Date).

5.4 Taxes. (i) All Tax returns and other reports required by applicable Requirements of Law to be filed by any Credit Party have been timely filed (taking into account any extensions granted by the applicable Governmental Authority) and (ii) all Taxes imposed upon any Credit Party or any property of any Credit Party which have become due and payable on or prior to the ~~Sixth~~Seventh Amendment Effective Date have been paid, except (A) unpaid Taxes in an aggregate amount at any one time not in excess of $1,000,000, and (B) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP on the Financial Statements.

5.5 No Defaults. No Credit Party is in default under or with respect to any agreement, instrument or undertaking to which is a party or by which it or any of its property is bound which would cause or would reasonably be expected to cause a Material Adverse Effect.

5.6 Enforceability of Agreement and Loan Documents. This Agreement and each of the other Loan Documents to which any Credit Party is a party (including without limitation, each Request for Loan), have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

5.7 Compliance with Laws. (a) Except as disclosed on Schedule 5.7, each Credit Party has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) including but not limited to Hazardous Material Laws, and is in compliance with any Requirement of Law, except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and (b) neither the extension of credit made pursuant to this Agreement or the use of the proceeds thereof by the Credit Parties will violate any Anti-Terrorism Laws, including the United States Foreign Corrupt Practices Act of 1977, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or The United and Strengthening America by providing appropriate Tools Required to Intercept and Obstruct Terrorism (“USA Patriot Act”) Act of 2001, Public Law 10756, October 26, 2001 or Executive Order 13224 of September 23, 2001 issued by the President of the United States (66 Fed. Reg. 49049 (2001)).

5.8 Non-contravention. The execution, delivery and performance of this Agreement and the other Loan Documents (including each Request for Loan) to which each Credit Party is a party are not in contravention of the terms of any indenture, agreement or undertaking to which such Credit Party is a party or by which it or its properties are bound where such violation could reasonably be expected to have a Material Adverse Effect.

5.9 Litigation. Except as set forth on Schedule 5.9 hereto, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding or governmental investigation pending against or to the knowledge of the Borrower, threatened in writing against any Credit Party (other than any suit, action or proceeding in which a Credit Party is the plaintiff and in which no counterclaim or cross-claim against such Credit Party has been filed), or any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator outstanding against any Credit Party, nor is any Credit Party in violation of any applicable order, injunction, decree or requirement of any governmental body or court which (i) could in any of the foregoing events reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

5.10 Consents, Approvals and Filings, Etc. Except as set forth on Schedule 5.10 hereto, (a) no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by any Credit Party of this Agreement and any of the other Loan Documents to which such Credit Party is a party or (ii) by the Credit Parties of the grant of Liens granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, as applicable, and (b) no material authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person (whether or not governmental) is otherwise necessary to the operation of its business, except in each case for (x) such matters which have been previously obtained, and (y) such filings to be made concurrently herewith or promptly following the Effective Date as are required by the Collateral Documents to perfect Liens in favor of the Agent. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and, to the best knowledge of the Borrower, are not the subject of any attack or threatened attack (in each case in any material respect) by appeal or direct proceeding or otherwise.

5.11 Agreements Affecting Financial Condition. No Credit Party is party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.

5.12 No Investment Company or Margin Stock. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Loans will be used by any Credit Party to purchase or carry margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefore, as from time to time in effect, are used in this paragraph with such meanings.

5.13 ERISA. No ERISA Event or Foreign Benefit Event has occurred and, to the knowledge of the Borrower, no ERISA Event or Foreign Benefit Event is reasonably expected to occur, except as would not reasonably be expected to have a Material Adverse Effect. Each Pension Plan and Foreign Plan is being maintained and funded in accordance with its terms and is in compliance with the requirements of the Internal Revenue Code and ERISA and other Requirements of Law, except as would not reasonably be expected to have a Material Adverse Effect.

5.14 Conditions Affecting Business or Properties. Neither the respective businesses nor the properties of any Credit Party is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God, or other casualty which could reasonably be expected to have a Material Adverse Effect.

5.15 Environmental and Safety Matters. Except as set forth in Schedules 5.9, 5.10 and 5.15:

(a) all facilities and property owned or leased by the Credit Parties are in compliance with all Hazardous Material Laws, except to the extent that any non-compliance could not reasonably be expected to result in a Material Adverse Effect;

(b) to the best knowledge of the Borrower, except as could not reasonably be expected to result in a Material Adverse Effect, there have been no unresolved and outstanding past, and there are no pending or threatened:

(i) claims, complaints, notices or requests for information received by any Credit Party with respect to any alleged violation of any Hazardous Material Law, or

(ii) written complaints, notices or inquiries to any Credit Party regarding potential liability of any Credit Parties under any Hazardous Material Law; and

(c) to the best knowledge of the Borrower, no conditions exist at, on or under any property now or previously owned or leased by any Credit Party, in each case which, with the passage of time, or the giving of notice or both, are or would be reasonably likely to give rise to liability under any Hazardous Material Law or create a significant adverse effect on the value of the property, except to the extent that such condition or liability could not reasonably be expected to result in a Material Adverse Effect.

5.16 Subsidiaries. Except as disclosed on Schedule 5.16 hereto as of the ~~Sixth~~Seventh Amendment Effective Date, and thereafter, except as disclosed to the Agent in writing from time to time, no Credit Party has any Subsidiaries.

5.17 ~~Employment Agreements~~[Reserved]~~. Schedule 5.17 attached hereto is an accurate and complete list of all employment agreements of executives of the Borrower in effect on or as of the Sixth Amendment Effective Date.~~.

5.18 Material Contracts. Schedule 5.18 attached hereto is an accurate and complete list of all Material Contracts in effect on or as of the ~~Sixth~~Seventh Amendment Effective Date to which any Credit Party is a party or is bound. Each such Material Contract is in full force and effect and is binding upon and enforceable against each Credit Party that is a party thereto and, to the best knowledge of such Credit Party, all other parties thereto in accordance with its terms.

5.19 Insurance. Each Credit Party maintains all insurance required by Section 6.5.

5.20 Capital Structure. Schedule 5.20 attached hereto sets forth all issued and outstanding Equity Interests of each Credit Party (other than the Borrower), including the number of authorized, issued and outstanding Equity Interests of each Credit Party, the par value of such Equity Interests and the holders of such Equity Interests, all on and as of the ~~Sixth~~Seventh Amendment Effective Date. All issued and outstanding Equity Interests of each Credit Party are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (in the case of Liens on the Equity Interests of any Credit Party (other than the Borrower), except for Liens in favor of (i) the Agent or (ii) the Senior Agent under the Senior Loan Documents) and such Equity Interests were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. Except as disclosed on Schedule 5.20, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party, of any Equity Interests of any Credit Party.

5.21 Accuracy of Information.

(a) The audited financial statements for the fiscal year ended January 28, 2017, furnished to the Agent and the Lenders prior to the Effective Date fairly present in all material respects the financial condition of the Borrower and its respective Subsidiaries and the results of their operations for the periods covered thereby, and have been prepared in accordance with GAAP. The projections and the other pro forma financial information delivered to the Agent prior to the Effective Date are based upon good faith estimates and assumptions believed by management of the Borrower to be accurate and reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein.

(b) Since January 28, 2017, no Material Adverse Effect has occurred.

(c) To the best knowledge of the Credit Parties, as of the ~~Sixth~~Seventh Amendment Effective Date, (i) the Credit Parties do not have any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in the opening balance sheet to be delivered hereunder and (ii) there are no unrealized or anticipated losses from any present commitment of the Credit Parties which contingent obligations and losses in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.22 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement and other Loan Documents and before and after giving effect to each Loan, the Credit Parties, taken as a whole, will be Solvent. After giving effect to the consummation of the transactions contemplated by the ~~Senior Loan Documents on the Sixth~~Seventh Amendment ~~Effective Date~~, the Credit Parties, taken as a whole, are Solvent. This Agreement is being executed and delivered by the Borrower to the Agent and the Lenders in good faith and in exchange for fair, equivalent consideration. The Credit Parties do not contemplate filing a petition in bankruptcy or for an arrangement or reorganization under the Bankruptcy Code or any similar law of any jurisdiction now or hereafter in effect relating to any Credit Party, nor does any Credit Party have any knowledge of any threatened bankruptcy or insolvency proceedings against a Credit Party.

5.23 Employee Matters. There are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of the Borrower, threatened in writing against any Credit Party by any employees of any Credit Party, other than non-material employee grievances or controversies arising in the ordinary course of business and other grievances or controversies which could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 5.23 are all union contracts or agreements to which any Credit Party is party as of the ~~Sixth~~Seventh Amendment Effective Date and the related expiration dates of each such contract.

5.24 Disclosure. Each Credit Party has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither this Agreement nor any other Loan Document, certificate, written information or report furnished or to be furnished by or on behalf of a Credit Party to the Agent or any Lender in connection with any of the transactions contemplated hereby or thereby, contains a misstatement of material fact, or omits to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not materially misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to any Credit Party after diligent inquiry, that could reasonably be expect to have a Material Adverse Effect that has not expressly been disclosed to the Agent in writing.

5.25 Corporate Documents and Corporate Existence. As to the Borrower and any Guarantor, (a) it is an organization as described on Schedule 1.1 hereto and has provided the Agent and the Lenders with complete and correct copies of its articles of incorporation, by-laws and all other applicable charter and other organizational documents, and, if applicable, a good standing certificate and (b) its correct legal name, business address, type of organization and jurisdiction of organization, tax identification number and other relevant identification numbers are set forth on Schedule 1.1 hereto.

5.26 Anti-Money Laundering/Anti-Terrorism. Each Credit Party represents and warrants that (i) no Covered Entity (in the case of clauses (b) and (c) of the definition of “Covered Entity,” to the knowledge of the Credit Parties) (A) is a Sanctioned Person; (B), either in its own right or through any third party, (1) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; (2) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (3) engages in any dealings or transactions prohibited by, any Anti-Terrorism Laws.

5.27 EEA Financial Institution. Neither the Borrower nor any Guarantor is an EEA Financial Institution.

5.28 Intellectual Property.

(a) To the best of the Borrower’s knowledge, the Credit Parties own or have rights to use the Intellectual Property necessary for the conduct of their businesses. To the best of the Borrower’s knowledge, each of the Copyrights, Trademarks and Patents (in each case, as defined in the Security Agreement) owned by the Borrower is valid and enforceable, and no part of such Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made to the Borrower that any part of such Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect.

(b) The Credit Parties and any Person acting for or on behalf of the Credit Parties have complied with all Data Security Requirements, except such non-compliance that could not reasonably be expected to result in a Material Adverse Effect.

5.29 Inbound Licenses. Except as disclosed on Schedule 5.29, the Borrower is not a party to, nor is it bound by, any material inbound license or other material agreement the failure, breach, or termination of which could reasonably be expected to cause a Material Adverse Effect, or that prohibits or otherwise restricts the Borrower from granting a security interest in the Borrower’s interest in such license or any other property.

5.30 Use of Proceeds. The proceeds of the Loans shall be used in accordance with Section 2.10.

5.31 Security Documents. The Security Agreement creates in favor of the Agent, for the benefit of itself and the Lenders, a legal, valid, continuing and enforceable security interest in the Collateral, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

6.	AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees, so long as any Lender has any commitment to extend credit hereunder, or any of the Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) remains outstanding and unpaid, that it will, and, as applicable, it will cause each of its Subsidiaries to:

6.1 Financial Statements. Furnish to the Agent, in form and detail satisfactory to the Agent, with sufficient copies for each Lender, the following documents:

(a) within one hundred twenty (120) days after the end of each Fiscal Year ~~other than the Fiscal Years ended January 31, 2019, January 31, 2020 and January 31, 2021 (and within (i) one hundred eighty (180) days after the end of the Fiscal Years ended January 31, 2019 and January 31, 2020 (provided that a draft of such audited Consolidated financial statements shall be delivered within one hundred fifty (150) days after the end of the Fiscal Year ended January 31, 2020), and (ii) one hundred fifty (150) days after the end of the Fiscal Year ended January 31, 2021)~~, a copy of the audited Consolidated financial statements of the Borrower and its Consolidated Subsidiaries and the related audited Consolidated statements of income, stockholders equity, and cash flows of the Borrower and its Consolidated Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, certified, in the case of the audited Consolidated financial statements and audited Consolidated statements of income as being fairly stated in all material respects by an independent accounting firm reasonably acceptable to the Agent, it being understood that any nationally recognized certified public accounting firm is satisfactory to the Agent, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than any such qualification or exception that is solely with respect to, or resulting solely from, (x) an upcoming maturity date under this Agreement or the Senior Credit Agreement occurring within one year from the time such report is delivered or (y) any inability to satisfy the financial covenants set forth in ~~Section 7.14 of~~ the Senior Credit Agreement;

(b) within forty-five (45) days after the end of each Fiscal Quarter (including the last Fiscal Quarter of each Fiscal Year which, for such Fiscal Quarter, shall be a Borrower prepared draft subject to standard audit adjustments), the Borrower prepared unaudited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Quarter and the related unaudited statements of income and cash flows (and, upon the request of the Agent, if an Event of Default has occurred and is continuing, stockholders equity) of the Borrower and its Consolidated Subsidiaries for the portion of the Fiscal Year through the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, and certified by a Responsible Officer of the Borrower as being fairly stated in all material respects; and

(c) ~~within forty-five (45) days after the end of each of the first twelve (12) months following the Second Amendment Effective Date, and~~ within thirty (30) days after the end of each month ~~thereafter~~ (or such later date as the Agent agrees in its sole discretion), (including the last month of each Fiscal Quarter and each Fiscal Year, which, for such months, shall be a Borrower prepared draft subject to standard audit adjustments), commencing with the first full month occurring after the Effective Date, the Borrower prepared unaudited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such month and the related unaudited statements of income and cash flows (and, upon the request of the Agent, if an Event of Default has occurred and is continuing, stockholders equity) of the Borrower and its Consolidated Subsidiaries for the portion of the Fiscal Year through the end of such Fiscal Month, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, and certified by a Responsible Officer of the Borrower as being fairly stated in all material respects;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP consistently applied, throughout the periods reflected therein and with prior periods (except as approved by a Responsible Officer of the Borrower and disclosed therein), provided however that (i) the Consolidating financial statements delivered pursuant to clause (a) hereof and (ii) all the financial statements delivered pursuant to clause (b) hereof will not be required to include footnotes, will be subject to change from audit and year-end adjustments and will include Liquidation Revenue in the calculation of net revenue.

Notwithstanding the foregoing, the obligations in Section 6.1(a) and Section 6.1(b) may be satisfied with respect to financial information of the Borrower and its Consolidated Subsidiaries by furnishing Form 10-K or 10-Q of the Borrower, as applicable, filed with the SEC; provided that to the extent such information is in lieu of information required to be provided under Section 6.1(a), such materials are accompanied by a report and opinion of the Borrower’s auditor or any other independent accounting firm reasonably acceptable to the Agent, it being understood that any nationally recognized certified public accounting firm is satisfactory to the Agent, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than any such qualification or exception that is solely with respect to, or resulting solely from, (x) an upcoming maturity date under this Agreement or the Senior Credit Agreement occurring within one year from the time such report is delivered or (y) any inability to satisfy the financial covenants set forth in the Senior Credit Agreement.

6.2 Certificates; Other Information. Furnish to the Agent, in form and detail acceptable to the Agent, with sufficient copies for each Lender, the following documents:

(a) Promptly upon receipt thereof, copies of all significant reports submitted by the Credit Parties’ firm(s) of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Credit Parties made by such accountants, including any comment letter submitted by such accountants to management in connection with their services;

(b) Any financial reports, statements, press releases, other material information or written notices delivered to the Senior Agent, the Senior Lenders or the holders of the Subordinated Debt pursuant to any Senior Loan Documents or any applicable Subordinated Debt Documents (to the extent not otherwise required hereunder), as and when delivered to such Persons (including, without limitation, any ~~Compliance Certificate (as such term is defined in~~compliance certificate (or similar report) delivered pursuant to the Senior Credit Agreement)~~)~~;

(c) ~~Within~~Solely to the extent requested in writing by the Agent at least sixty (60) days prior to the end of any Fiscal Year (or such shorter period agreed by the Borrower), within sixty (60) days after the end of ~~each~~such Fiscal Year, projections for the Credit Parties for the Fiscal Year then in progress, with the projections presented on a quarterly basis, including a balance sheet, as at the end of each relevant period and for the period commencing at the beginning of the Fiscal Year and ending on the last day of such relevant period, such projections approved by the Borrower’s board of directors and certified by a Responsible Officer of the Borrower as being believed to be reasonable estimates and assumptions taking into account all facts and information known by a Responsible Officer of the Borrower;

(d) Simultaneously with the delivery of the financial statements of the Credit Parties required by Section 6.1, if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements, the Consolidated financial statements of the Borrower delivered pursuant to Section 6.1 will differ from the Consolidated financial statements that would have been delivered pursuant to such Section had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Agent;

(e) Any additional information as required by any Loan Document, and such additional schedules, certificates and reports respecting all or any of the Collateral, the items or amounts received by the Credit Parties in full or partial payment thereof, and any goods (the sale or lease of which shall have given rise to any of the Collateral) possession of which has been obtained by the Credit Parties, all to such extent as the Agent may reasonably request from time to time, any such schedule, certificate or report to be certified as true and correct in all material respects by a Responsible Officer of the applicable Credit Party and shall be in such form and detail as the Agent may reasonably specify; ~~and~~

(f) Promptly upon the Agent’s request, a report of the cash account balances of the Credit Parties, confirming the Credit Parties’ compliance with the covenant set forth in Section 7.14; and

(g) ~~(f)~~ Such additional financial and/or other information as the Agent or any Lender may from time to time reasonably request, promptly following such request.

6.3 Payment of Taxes and Other Obligations.

(a) Pay in full before delinquency or before the expiration of any extension period, all Taxes imposed upon any Credit Party or any property of any Credit Party, except (i) unpaid Taxes in an aggregate amount at any one time not in excess of $1,000,000, and (ii) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(b) Pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all of its material obligations (other than obligations described in clause (a) above) of whatever nature, including without limitation all assessments, governmental charges, claims for labor, supplies, rent or other obligations, except where the amount or validity thereof is currently being appropriately contested in good faith and reserves in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.

6.4 Conduct of Business and Maintenance of Existence; Compliance with Laws.

(a) Continue to engage in their respective business and operations substantially as conducted immediately prior to the Effective Date, except as otherwise permitted pursuant to Section 7.4 or as may be agreed by the Agent from time to time in its reasonable discretion;

(b) Preserve, renew and keep in full force and effect its existence and maintain its qualifications to do business in each jurisdiction where such qualifications are necessary for its operations, except as otherwise permitted pursuant to Section 7.4;

(c) Take all action it deems necessary in its reasonable business judgment to maintain all rights, privileges, licenses and franchises, and protect all algorithms, Software and customer lists, in each case as are necessary for the normal conduct of its business except where the failure to so maintain such rights, privileges or franchises or so protect such algorithms, Software and customer lists could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. If, despite the restrictions contained in Section 7.3 and subject to the exceptions for Rent the Runway Limited set forth therein, any Subsidiary of the Borrower that is not the Borrower or a Guarantor holds, acquires, exclusively licenses or develops material algorithms, material customer lists, or material Software, the Borrower shall promptly cause (i) such Subsidiary to transfer such material algorithms, material customer lists, or material Software and any rights thereto to the Borrower or a Guarantor and (ii) grant a perfected security interest in any such material algorithms, material customer lists, or material Software in accordance with the requirements set forth in the Loan Documents and, provided that if Borrower or a Guarantor complies with the foregoing sentence, such holding, acquisition, exclusive license or development shall not constitute a breach of this Section 6.4;

(d) Preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful to the business of the Credit Parties, based on Credit Parties’ reasonable business judgment;

(e) Comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(f) (i) Continue to be a Person whose property or interests in property is not blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Order”), (ii) not engage in the transactions prohibited by Section 2 of that Order or become associated with Persons such that a violation of Section 2 of the Order would arise, and (iii) not become a Person on the list of Specially Designated Nationals and Blocked Persons, or (iv) otherwise not become subject to the limitation of any OFAC regulation or executive order.

6.5 Maintenance of Property; Insurance. (a) Keep all material property it deems, in its reasonable business judgment, useful and necessary in its business in working order (ordinary wear and tear excepted); (b) maintain insurance coverage with financially sound and reputable insurance companies on physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of the incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate; (c) in the case of all insurance policies covering any Collateral, such insurance policies shall provide that the loss payable thereunder shall be payable to the applicable Credit Party, and to the Agent (as mortgagee, or, in the case of personal property interests, lender loss payee) as their respective interests may appear; (d) in the case of all public liability insurance policies, such policies shall list the Agent as an additional insured, as the Agent may reasonably request; and (e) if requested by the Agent, certificates evidencing such policies, including all endorsements thereto, to be deposited with the Agent, such certificates being in form and substance reasonably acceptable to the Agent (which policies shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Agent. If any Credit Party fails to maintain such insurance, the Agent may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Specified Subordination Agreement, the Agent shall have the sole right, in the name of the Lenders or any Credit Party, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

6.6 Inspection of Property; Books and Records, Discussions. Permit the Agent and each Lender, through their authorized attorneys, accountants and representatives (i) at all reasonable times during normal business hours, upon the request of the Agent or such Lender, to examine each Credit Party’s books, accounts, records, ledgers and assets and properties, (ii) during normal business hours and at their own risk, to enter onto the real property owned or leased by any Credit Party to conduct inspections, investigations or other reviews of such real property, and (iii) at reasonable times during normal business hours and at reasonable intervals, to visit all of the Credit Parties’ offices, discuss each Credit Party’s respective financial matters with their respective officers, as applicable, and, by this provision, the Borrower authorizes, and will cause each of its respective Subsidiaries to authorize, its independent certified or chartered public accountants to discuss the finances and affairs of any Credit Party and examine any of such Credit Party’s books, reports or records held by such accountants; provided, however, when an Event of Default exists, the Agent and each Lender, through their authorized attorneys, accountants and representatives, may do any of the foregoing at the expense of the Credit Parties at any time during normal business hours and without advance notice.

6.7 Notices. Give written notice to the Agent of:

(a) as soon as possible, and in any event within 2 Business Days after the occurrence thereof, the occurrence of any Default or Event of Default of which any Credit Party has knowledge or the occurrence of any Reportable Compliance Event;

(b) promptly, any (i) litigation or proceeding existing at any time between any Credit Party and any Governmental Authority or other third party, or any investigation of any Credit Party conducted by any Governmental Authority, which in any case if adversely determined would have a Material Adverse Effect together with all documents and information furnished to such Governmental Authority in connection thereof (to the extent such disclosure is not prohibited by any Requirements of Law) or (ii) Material Adverse Effect on the financial condition of any Credit Party since the date of the last audited financial statements delivered pursuant to Section 6.1(a) hereto;

(c) the occurrence of any event which any Credit Party believes could reasonably be expected to have a Material Adverse Effect, promptly, but in any event within 5 Business Days, after concluding that such event could reasonably be expected to have such a Material Adverse Effect;

(d) promptly, but in any event within 5 Business Days, after becoming aware thereof, the taking by the Internal Revenue Service or any state, local or foreign taxing jurisdiction of a written tax position (or any such tax position taken by any Credit Party in a filing with the Internal Revenue Service or any state, local or foreign taxing jurisdiction) which could reasonably be expected to have a Material Adverse Effect, setting forth the details of such position and the financial impact thereof;

(e) (i) all jurisdictions in which the Borrower or any Guarantor proposes to become qualified after the Effective Date to transact business, (ii) the acquisition or creation of any new Subsidiaries, (iii) any material change after the Effective Date in the authorized and issued Equity Interests of any Credit Party or any other material amendment to any Credit Party’s charter, by-laws or other organizational documents, such notice, in each case, to identify the applicable jurisdictions, capital structures or amendments as applicable, provided that such notice shall be given not less than ten (10) Business Days prior to the proposed effectiveness of such changes, acquisition or creation, as the case may be (or such shorter period to which the Agent may consent);

(f) material notices that any Credit Party executes or receives in connection with any Material Contract, as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, together with copies thereof;

(g) not less than fifteen (15) Business Days (or such other shorter period to which the Agent may agree) prior to the proposed effective date thereof (or to the extent the Borrower requests any such modification less than fifteen (15) Business Days prior to the proposed effective date thereof, upon receipt thereof), (i) any proposed amendments, restatements or other modifications to any Senior Loan Document or (ii) any material proposed amendments, restatements or other modifications to any Subordinated Debt Documents; and

(h) any default or event of default by any Person under any Senior Loan Document or any Subordinated Debt Document, concurrently with delivery or promptly, but in any event within 5 Business Days, after receipt (as the case may be) of any notice of default or event of default under the applicable document, as the case may be~~; and~~.

~~(i) not less than 5 Business Days prior to the proposed effective date thereof, any proposed amendment, supplement or other modification of Section 3 of the Letter Agreement (or any comparable provision of the Letter Agreement to the extent amended, supplemented or otherwise modified).~~

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and, in the case of notices referred to in clauses (a), (b), (c), (d) and (h) hereof stating what action the applicable Credit Party has taken or proposes to take with respect thereto.

Notwithstanding the foregoing, the obligations in this Section may be satisfied by disclosure in public filings of the Borrower filed with the SEC.

6.8 Hazardous Material Laws.

(a) Use and operate all of its business, facilities and properties in material compliance with all applicable Hazardous Material Laws, keep all material required permits, approvals, certificates, licenses and other authorizations required under such Hazardous Material Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;

(b) (i) Promptly notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by any Credit Party relating to its facilities and properties or compliance with Hazardous Material Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect and (ii) promptly cure and have dismissed with prejudice to the reasonable satisfaction of the Agent and the Majority Lenders any material actions and proceedings relating to compliance with, or liability under, Hazardous Material Laws to which any Credit Party is named a party, other than such actions or proceedings being contested in good faith and with the establishment of reasonable reserves;

(c) To the extent necessary to comply with Hazardous Material Laws, remediate or monitor contamination arising from a release or disposal of Hazardous Material, or undertake corrective action to address any noncompliance with or liability under Hazardous Material Laws, in each case which solely, or together with other releases, instances of noncompliance, liability or disposals of Hazardous Materials could reasonably be expected to have a Material Adverse Effect; and

(d) Provide such information and certifications which the Agent or any Lender may reasonably request from time to time to evidence compliance with this Section 6.8.

6.9 Board Observation Rights. ~~The~~At the Agent’s election, which shall be made for each Fiscal Quarter by providing written notice thereof to the Borrower at least thirty (30) days prior to the beginning of such Fiscal Quarter (or such shorter period agreed by the Borrower), the Agent shall be entitled to designate one observer (the “Board Observer”) to attend in person (or, only in the case of BOD Meetings that other board members or observers are permitted to attend by telephone, by telephone) any regular meeting (a “BOD Meeting”) of the board of directors of the Borrower (or any relevant committees thereof), except that (i) the Board Observer shall not be permitted to attend special BOD Meetings from which all board observers are excluded, and (ii) the Board Observer shall not be entitled to vote on matters presented to or discussed by the board of directors (or any relevant committee thereof) of the Borrower at any such meetings. ~~The~~For any Fiscal Quarter for which the Agent shall have made such election, the Board Observer shall be timely notified of the time and place of any BOD Meetings and will be given written notice of all proposed actions to be taken by the board of directors (or any relevant committee thereof) of the Borrower at such meeting as if the Board Observer were a member thereof; provided, that, notwithstanding anything to the contrary contained in this Section 6.9, the Board Observer may be excluded from meetings (or a portion thereof) and materials provided to the Board Observer in connection with such meetings may be redacted to the extent that the board of directors of the Borrower (or any relevant committees thereof) reasonably determines that such exclusion or redaction is necessary (a) to preserve attorney-client privilege or (b) to avoid a conflict of interest between the interests of the Borrower or any of its Subsidiaries, as applicable, and those of the Agent or any Lender. Such notice shall describe in reasonable detail the nature and substance of the matters to be discussed and/or voted upon at such meeting (or the proposed actions to be taken by written consent without a meeting). Subject to the proviso in the second sentence of this Section, the Board Observer shall have the right to receive all information provided to the members of the board of directors or any similar group performing an executive oversight or similar function (or any relevant committee thereof) of the Borrower in anticipation of or at such meeting (regular or special and whether telephonic or otherwise), in addition to copies of the records of the proceedings or minutes of such meeting, when provided to the members, and the Board Observer shall keep such materials and information confidential in accordance with Section 12.10. The Board Observer shall be identified by the Agent and consented to by the Borrower (such consent not to unreasonably delayed or withheld) (it being acknowledged and agreed by the Borrower that Soyoun Ahn and Nicolas Debetencourt are approved to be a Board Observer). The Borrower shall reimburse the Board Observer for all reasonable out-of-pocket costs and expenses incurred in connection with its participation in any such BOD Meeting.

6.10 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary or reasonably requested by the Agent in connection with the execution, delivery and performance by any Credit Party of, as applicable, this Agreement, the other Loan Documents, the Senior Loan Documents, the Subordinated Debt Documents, or any other documents or instruments to be executed and/or delivered by any Credit Party, as applicable in connection therewith or herewith, except where the failure to so apply for, obtain or maintain could not reasonably be expected to have a Material Adverse Effect.

6.11 Compliance with ERISA; ERISA Notices.

(a) Comply in all respects with all requirements imposed by ERISA and the Internal Revenue Code and other Requirements of Law, including, but not limited to, the minimum funding requirements for any Pension Plan (other than a Multiemployer Plan), and to prevent any occurrence of an ERISA Event or Foreign Benefit Event, except to the extent that failure to comply therewith could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Promptly notify the Agent in writing if any ERISA Event or Foreign Benefit Event occurs, or is reasonably expected to occur, to the extent that such ERISA Event or Foreign Benefit Event could reasonably be expected to have a Material Adverse Effect.

6.12 Defense of Collateral. Defend the Collateral from any Liens other than Liens permitted by Section 7.2.

6.13 Future Subsidiaries; Additional Collateral.

(a) With respect to each Person which becomes a (i) Domestic Subsidiary ~~(other than a Domestic Subsidiary which is a CFC Holding Company)~~ of the Borrower (directly or indirectly) subsequent to the Effective Date, whether by Permitted Acquisition or otherwise, cause such new Domestic Subsidiary or (ii) Foreign Subsidiary (including any CFC) of the Borrower (directly or indirectly) subsequent to the Effective Date, whether by Permitted Acquisition or otherwise, unless the Agent, acting in consultation with the Borrower, reasonably determines in good faith that the cost, burden, difficulty and/or consequence of obtaining a guaranty or security interest with respect thereto outweigh the benefit to the Lenders after conducting due diligence on such Foreign Subsidiary, cause such new Foreign Subsidiary, to execute and deliver to the Agent, for and on behalf of itself and each of the Lenders (unless waived by the Agent) the below items set forth in clauses (i)-(iii); provided, that no ~~Foreign Subsidiary~~CFC or CFC Holding Company shall be required to complete the items set forth in clauses (a)(i)-(iii) below if completing such requirements would reasonably be expected to result in material tax liabilities or material adverse tax consequences as jointly determined in good faith by the Borrower and the Agent:

(i) within thirty (30) days after the date such Person becomes a Subsidiary (or such longer time period as the Agent may determine, without any requirement for Lender consent), a Guaranty, or in the event that a Guaranty already exists, a joinder agreement to the Guaranty whereby such Subsidiary becomes obligated as a Guarantor under the Guaranty;

(ii) within thirty (30) days after the date such Person becomes a Subsidiary (or such longer time period as the Agent may determine, without any requirement for Lender consent), a joinder agreement to the Security Agreement whereby such Subsidiary grants a Lien over its assets (other than Equity Interests which should be governed by (b) of this Section 6.13) as set forth in the Security Agreement, and such Subsidiary shall take such additional actions as may be necessary to ensure a valid perfected Lien over such assets of such Subsidiary, subject only to the other Liens permitted pursuant to Section 7.2 of this Agreement; and

(iii) within the time period specified in and to the extent required under clause (c) of this Section 6.13, a Mortgage, Collateral Access Agreements and/or other documents required to be delivered in connection therewith;

(b) With respect to the Equity Interests of each Person which becomes (whether by Permitted Acquisition or otherwise) (i) a Domestic Subsidiary ~~(other than any CFC Holding Company)~~ or a Foreign Subsidiary which becomes (or is required to become) a Guarantor subsequent to the Effective Date, cause the Borrower or the Guarantor that holds such Equity Interests to execute and deliver such Pledge Agreements, and take such actions as may be necessary to ensure a valid perfected Lien over one hundred percent (100%) of the Equity Interests of such Subsidiary held by the Borrower or such Guarantor, such Pledge Agreements to be executed and delivered (unless waived in writing by the Agent) within thirty (30) days after the date such Person becomes a Subsidiary (or such longer time period as the Agent may determine, without any requirement for Lender consent)~~,~~; provided that with respect to any CFC Holding Company that is not required to become a Guarantor, there shall be a valid perfected Lien over sixty-

five percent (65%) (or more than sixty-five percent (65%) unless such greater percentage ~~that, due to a change in applicable law after the Effective Date, (A) would not reasonably be expected to cause the undistributed earnings of such CFC Holding Company as determined for United States federal income tax purposes to be treated as a deemed dividend to such CFC Holding Company’s United States parent and (B) would not~~would reasonably be expected to cause any material adverse tax consequences to the Borrower as jointly determined in good faith by the Borrower and the Agent) of the voting Equity Interest and one hundred percent (100%) of the non-voting Equity Interest of such CFC Holding Company; and (ii) a Foreign Subsidiary subsequent to the Effective Date and is not required to become a Guarantor, the Equity Interests of which is held directly by the Borrower or a Guarantor, cause the Borrower or such Guarantor that holds such Equity Interests to execute and deliver such Pledge Agreements and take such actions as may be necessary to ensure a valid perfected Lien over sixty-five percent (65%) (or more than sixty-five percent (65%) unless such greater percentage ~~that, due to a change in applicable law after the Effective Date, (A) would not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) would not~~would reasonably be expected to cause any material adverse tax consequences to the Borrower as jointly determined in good faith by the Borrower and the Agent) of the voting Equity Interest and one hundred percent (100%) of the non-voting Equity Interests of such Foreign Subsidiary, such Pledge Agreements to be executed and delivered (unless waived in writing by the Agent) within thirty (30) days after the date such Person becomes a Foreign Subsidiary (or such longer time period as the Agent may determine, without any requirement for Lender consent); and

(c) (i) With respect to the acquisition of a fee interest in real property by the Borrower or any Guarantor after the Effective Date (whether by Permitted Acquisition or otherwise), not later than sixty (60) days after the acquisition is consummated (or such longer time period as the Agent may determine, without any requirement for Lender consent), the Borrower or such Guarantor shall execute or cause to be executed (unless waived in writing by the Agent), a Mortgage (or an amendment to an existing mortgage, where appropriate) covering such real property, together with such additional real estate documentation, environmental reports, title policies and surveys as may be reasonably required by the Agent; (ii) with respect to the acquisition of any leasehold interest in real property by the Borrower or any Guarantor after the Effective Date (whether by Permitted Acquisition or otherwise) at which the Borrower or such Guarantor maintains its headquarters location, not later than forty-five (45) days after the acquisition is consummated (or such longer time period as the Agent may determine, without any requirement for Lender consent), the Borrower or such Guarantor shall deliver to the Agent a copy of the applicable lease agreement and shall use commercially reasonably efforts to execute or cause to be executed, unless otherwise waived in writing by the Agent, a Collateral Access Agreement in form and substance reasonably acceptable to the Agent together with such other documentation as may be reasonably required by the Agent; and (iii) with respect to the acquisition of any other leasehold interest in real property by the Borrower or any Guarantor after the Effective Date (whether by Permitted Acquisition or otherwise) at which the Borrower or such Guarantor holds or stores Collateral with an aggregate net book value in excess of $2,500,000 at each such location, not later than sixty (60) days after the date on which Collateral in excess of such threshold amount is located on the location subject to such lease (or such longer time period as the Agent may determine, without any requirement for Lender consent), the Borrower or such Guarantor shall deliver to the Agent a copy of the applicable lease agreement and shall use commercially reasonable efforts to execute or cause to be executed, unless otherwise waived by the Agent, a Collateral Access Agreement in form and substance reasonably acceptable to the Agent, together with such other documentation as may be reasonably required by the Agent;

in each case in form reasonably satisfactory to the Agent, in its reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent. Upon the Agent’s request, the Borrower and the Guarantors shall take, or cause to be taken, such additional steps as are necessary or advisable under applicable law to perfect and ensure the validity and priority of the Liens granted under this Section 6.13.

6.14 Accounts. All deposit accounts and securities accounts of the Borrower and the Guarantors (other than the Permitted Account, Excluded Accounts and other deposit accounts and/or securities accounts that the Agent shall agree in its sole discretion) shall be subject to Account Control Agreements. The Borrower and the Guarantors shall take all other steps necessary, or in the opinion of the Agent, desirable to ensure that the Agent has a perfected security interest in such account. Notwithstanding the foregoing, the Borrower shall be permitted to maintain the Permitted Account without delivering the documentation required under this Section 6.14 with respect to such Permitted Account, so long as no Event of Default has occurred and is continuing and the aggregate balance in the Permitted Account does not exceed Three Hundred Thousand Dollars ($300,000) at any time. The Borrower and the Guarantors shall deposit, or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral and all other amounts received by the Borrower and the Guarantors into an account of the Borrower or Guarantors. Subject to Section 6.19(f), the Borrower and the Guarantors shall not maintain cash or other amounts in any deposit account or securities account, unless the Agent shall have received an Account Control Agreement in respect of each such account (other than the Permitted Account and the Excluded Accounts). Subject to the terms of the Specified Subordination Agreement, if an Event of Default has occurred and is continuing, all amounts received in such accounts shall, if so directed by the Agent, be wired each Business Day into the Agent’s Account.

6.15 Use of Proceeds. Use the Loans in accordance with Section 2.10. The Borrower shall not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation and not use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or in any other manner that would result in a violation of Sanctions by any Person.

6.16 Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower shall (i) protect, defend and maintain the validity and enforceability of the material Trademarks, Patents, Copyrights and Trade Secrets owned by the Borrower, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights or misappropriation of Trade Secrets owned by the Borrower and promptly advise the Agent in writing of material infringements or misappropriations detected and (iii) not allow any material Intellectual Property owned by the Borrower to be abandoned, forfeited or dedicated to the public without the written consent of the Agent, which shall not be unreasonably withheld. If, despite the restrictions contained in Section 7.3 and subject to the exceptions for Rent the Runway Limited set forth therein, any Subsidiary of the Borrower that is not the Borrower or a Guarantor holds, acquires, exclusively licenses or develops material Intellectual Property, the Borrower shall promptly cause (i) such Subsidiary to transfer such material Intellectual Property and any rights thereto to the Borrower or a Guarantor and (ii) grant a perfected security interest in any such Intellectual Property in accordance with the requirements set forth in the Loan Documents.

6.17 Consent of Inbound Licensors. Promptly after entering into or becoming bound by any inbound license or agreement (other than over-the-counter software that is commercially available to the public), the failure, breach or termination of which could reasonably be expected to cause a Material Adverse Effect, the Borrower shall provide written notice to the Agent of the material terms of such license or agreement with a description of its likely impact on the Borrower’s business or financial condition. The Borrower shall, in good faith, take such actions as the Agent may reasonably request to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (a) the Borrower’s interest in such licenses or contract rights to be deemed Collateral and for the Agent to have, for the benefit of the Lenders, a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future (in each case, only to the extent they constitute Collateral), and (b) the Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with the Agent’s rights and remedies under this Agreement and the other Loan Documents, provided, however, that the failure to obtain any such consent or waiver shall not constitute an Event of Default under this Agreement.

6.18 Anti-Terrorism. Not permit (i) any Covered Entity (in the case of clauses (b) and (c) of the definition of “Covered Entity,” to the knowledge of the Credit Parties) to become a Sanctioned Person, (ii) any Covered Entity (in the case of clauses (b) and (c) of the definition of “Covered Entity,” to the knowledge of the Credit Parties), either in its own right or through any third party, to (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law; or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Indebtedness will not be derived from any unlawful activity, and (iv) shall cause each Covered Entity (in the case of clauses (b) and (c) of the definition of “Covered Entity,” to the knowledge of the Credit Parties) to comply with all Anti-Terrorism Laws.

6.19 Further Assurances and Information.

(a) Take such actions as the Agent or Majority Lenders may from time to time reasonably request to establish and maintain perfected security interests in and Liens on all of the Collateral, subject only to those Liens permitted under Section 7.2 hereof, including executing and delivering such additional pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of the Borrower’s and the Guarantors’ assets as the Agent may reasonably require, such documentation to be in form and substance reasonably acceptable to the Agent, and prepared at the expense of the Borrower.

(b) Execute and deliver or cause to be executed and delivered to the Agent within a reasonable time following the Agent’s request, and at the expense of the Borrower, such other documents or instruments as the Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

(c) Provide the Agent and the Lenders with any other information required by Section 326 of the USA Patriot Act or necessary for the Agent and the Lenders to verify the identity of any Credit Party as required by Section 326 of the USA Patriot Act.

(d) To the extent that the Agent, in its sole discretion, consents in writing to the formation or other existence of a direct parent entity of the Borrower, cause such parent entity to become a Guarantor and a party hereunder and the other Loan Documents, grant a security interest in all of the assets of such entity, including a pledge of 100% of the Equity Interests of the Borrower, and amend, restate, amend and restate, supplement or otherwise modify this Agreement and any other Loan Document to give effect to the foregoing, including causing such direct parent entity to be subject to, among other things, the representations, affirmative covenants, negative covenants (including, without limitation, a passive holding covenant, a restriction on granting Liens on any Equity Interests of the Borrower and a restriction prohibiting the “round-tripping” of cash equity contributions to any equity holders) and events of default hereunder.

(e) No later than forty-five (45) days after the Sixth Amendment Effective Date (or such longer time as the Agent may agree in writing), the Agent shall have received (in accordance with and subject to Section 6.13(b) hereof) pledge documents governed by Irish law, in form and substance reasonably satisfactory to the Agent, and take all other steps as may be required by Irish law to perfect a Lien on sixty-five percent (65%) (or such greater percentage that, due to a change in applicable law after the Effective Date, (A) would not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) would not reasonably be expected to cause any material adverse tax consequences as determined by the Borrower and the Agent) of the voting Equity Interests and ~~one-hundred~~one hundred percent (100%) of the non-voting Equity Interests of Rent the Runway Limited with all costs and expenses of the Agent borne by the Agent and of the Borrower borne by the Borrower.

(f) Not later than the date that is 60 days after the Sixth Amendment Effective Date (or such longer time as the Agent may agree in writing), the Agent shall have received all additional Account Control Agreements that, in the reasonable judgment of the Agent and the Majority Lenders, are required for the Borrower and the Guarantors to comply with the Loan Documents, each duly executed by, in addition to the Borrower or Guarantor, as applicable, the applicable financial institution, the Senior Agent and the Agent.

(g) No later than forty-five (45) days after the Seventh Amendment Effective Date (or such longer time as the Agent may agree in writing), (i) the Agent shall have received (A) pledge documents governed by Irish law, in form and substance reasonably satisfactory to the Agent and (B) original share certificates and transfer powers executed in blank (or the equivalent thereof) representing one hundred percent (100%) of the voting Equity Interests and one-hundred percent (100%) of the non-voting Equity Interests of Rent the Runway Limited and (ii) the Borrower shall have taken all other steps as may be required by Irish law to perfect the Agent’s Lien on one hundred percent (100%) of the voting Equity Interests and one hundred percent (100%) of the non-voting Equity Interests of Rent the Runway Limited.

6.20 Refinancing Offer Right.

(a) The Borrower shall first offer the Lenders the opportunity to refinance the Obligations (or amend this Agreement if it has the effect of refinancing the Obligations) in full, and the Lenders shall have twenty (20) Business Days (or such longer period as mutually agreed by ~~Ares and~~ the Borrower~~, each in their respective~~ in its sole discretion) after the date of receipt of such offer to either agree to such refinancing and provide a binding letter of intent or similar documentation to provide such financing (or such other documentation acceptable to the Borrower) or decline (and shall be deemed to have declined to provide such refinancing to the extent the Lenders do not deliver such letter of intent or similar documentation within such period of twenty (20) Business Days (or such longer period as ~~mutually~~ agreed by ~~Ares and~~ the Borrower~~, each in their respective~~ in its sole discretion)). If the Lenders decline to participate in such refinancing, the Borrower may then offer such opportunity to provide such refinancing to ~~Ares on terms and conditions no better, taken as a whole, than the terms and conditions offered to the Lenders. Ares shall have the opportunity to participate in such refinancing by providing a binding letter of intent or similar documentation to provide such financing (or such other documentation acceptable to the Borrower) within twenty (20) Business Days (or such longer period as mutually agreed by Ares and the Borrower, each in their respective sole discretion) after the date of receipt of such offer (and shall be deemed to have declined to provide such refinancing to the extent~~

~~Ares does not deliver such letter of intent or similar documentation within such period of twenty (20) Business Days (or such longer period as mutually agreed by Ares and the Borrower, each in their respective sole discretion)). If Ares declines (or is deemed to have declined) to participate in such refinancing, the Borrower may then offer such opportunity to~~ any other Person on terms and conditions no better, taken as a whole, to such Person than the terms and conditions offered to the Lenders. Any communication, notice or other documentation provided by or to the Borrower in respect of such refinancing pursuant to the provisions set forth in this Section 6.20 shall be concurrently delivered to the Agent and the Lenders under this Agreement. ~~Notwithstanding the foregoing, the Borrower and the Lenders shall have no obligations under this Section 6.20 if Ares is not a Senior Lender.~~

7.	NEGATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Lender has any commitment to extend credit hereunder, or any of the Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) remains outstanding and unpaid, it will not, and, as applicable, it will not permit any of its Subsidiaries to:

7.1 Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except:

(a) Indebtedness of any Credit Party to the Agent or any Lender;

(b) any Debt existing on the Sixth Amendment Effective Date and set forth in Schedule 7.1 attached hereto and any Permitted Refinancing Debt in respect of such Debt;

(c) any Debt of the Borrower or any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets, or any Permitted Refinancing Debt thereof, whether pursuant to a loan or a Capitalized Lease provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Event of Default shall have occurred and be continuing, (ii) other than in the case of a refinancing, such Debt is incurred within 180 days of the acquisition thereof and (iii) the aggregate principal amount of all such Debt at any one time outstanding (including, without limitation, any Debt of the type described in this clause (c) which is set forth on Schedule 7.1 hereto) shall not exceed ~~the amount equal to~~ $30,000,000 ~~minus the aggregate principal amount of all then outstanding Term Loan C~~;

(d) the Debt of the Credit Parties under the Senior Loan Documents in the aggregate principal amount not to exceed ~~the Senior Debt Cap (as defined in the Specified Subordination Agreement)~~$30,000,000 so long as such Debt and all other obligations of the Credit Parties in connection therewith are subject to the Specified Subordination Agreement;

(e) Subordinated Debt;

(f) Debt under any Hedging Transactions, provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(g) Debt arising from judgments or decrees not deemed to be a Default or Event of Default under Section 8.1(g);

(h) Debt owing to a Person that is a Credit Party, but only to the extent permitted under Section 7.6(d) or 7.6(m);

(i) Debt incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business;

(j) reimbursement obligations with respect to Cash Secured L/Cs; provided, that the aggregate face amount of all Cash Secured L/Cs shall not exceed $18,000,000 at any time; and

(k) additional Debt not otherwise permitted under this Section 7.1, provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Event of Default shall have occurred and be continuing or result therefrom and (ii) the aggregate amount of all such Debt shall not exceed $7,500,000 at any one time outstanding.

7.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Credit Party as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Subsidiaries; or assign or otherwise transfer any accounts or other rights to receive income, except for:

(a) Permitted Liens;

(b) Liens securing Debt permitted by Section 7.1(c), provided that (i) such Liens are created only upon fixed or capital assets acquired by the applicable Credit Party after the date of this Agreement (including without limitation by virtue of a loan or a Capitalized Lease), (ii) any such Lien is created solely for the purpose of securing indebtedness representing or incurred to finance the cost of the acquisition of the item of property subject thereto, (iii) the principal amount of the Debt secured by any such Lien shall at no time exceed 100% of the sum of the purchase price or cost of the applicable property, equipment or improvements and the related costs and charges imposed by the vendors thereof and (iv) the Lien does not cover any property other than the fixed or capital asset acquired; provided, however, that no such Lien shall be created over any owned real property of any Credit Party for which the Agent has received a Mortgage or for which such Credit Party is required to execute a Mortgage pursuant to the terms of this Agreement;

(c) Liens created pursuant to the Loan Documents;

(d) Liens on the Collateral securing the Senior Debt permitted by Section 7.1(d) so long as such Liens and all obligations of the Credit Parties in connection therewith are subject to the Specified Subordination Agreement;

(e) other Liens, existing on the Sixth Amendment Effective Date, set forth on Schedule 7.2; provided, that any such Lien shall only secure the Debt that it secures on the Sixth Amendment Effective Date and any Permitted Refinancing Debt in respect thereof;

(f) cash collateral and cash on deposit in deposit accounts securing the Cash Secured L/Cs constituting Debt permitted by Section 7.1(j) (each, an “Excluded L/C Account”); provided, that the aggregate amount of such cash collateral and cash in Excluded L/C Accounts does not exceed 105% of the face amount of the Cash Secured L/Cs; and

(g) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $2,500,000, so long as both at the time of and immediately after giving effect to the incurrence thereof no Event of Default shall have occurred and be continuing or result therefrom.

Regardless of the provisions of this Section 7.2, no Lien (except for those Liens (i) for the benefit of the Agent and the Lenders or (ii) for the benefit of the Senior Lenders under the Senior Loan Documents) over the Equity Interests owned by any Credit Party shall be permitted under the terms of this Agreement.

7.3 Transfers of Assets. (a) Hold, acquire, develop, own or possess any assets that are material to the business of the Borrower and its Subsidiaries, including material Intellectual Property, material algorithms, material customer lists, material Software source code (or portions thereof) and, other than in the ordinary course, other material Software, unless held, acquired, developed, owned or possessed by the Borrower or a Guarantor (or developed or, with respect to material algorithms, material customer lists, material Software source code (or portions thereof) and other material Software, held or possessed by Rent the Runway Limited in the ordinary course of business for use in fulfilling its obligations to Borrower in a manner substantially consistent with the Intercompany License Agreement as of the Sixth Amendment Effective Date) or (b) subject to Section 7.4(j), transfer, contribute, exclusively license, or otherwise dispose, directly or indirectly, in any transaction or series of transactions, any assets that are material to the business of the Borrower and its Subsidiaries, including (i) material Intellectual Property or rights thereto and any licenses that are necessary to conduct the business of the Borrower and its Subsidiaries, to any other Subsidiary that is not the Borrower or a Guarantor and (ii) material algorithms, material customer lists, material Software source code (or portions thereof) and, other than in the ordinary course, other material Software other than such algorithms, customer lists, Software source codes or other Software transferred, contributed, exclusively licensed or otherwise disposed of to Rent the Runway Limited in the ordinary course of business for use in fulfilling its obligations to Borrower in a manner substantially consistent with the Intercompany License Agreement as of the Sixth Amendment Effective Date.

7.4 Limitation on Mergers, Dissolution or Sale of Assets. Merge, dissolve, liquidate or consolidate with or into another Person (or agree to do any of the foregoing) or make any Asset Sale or enter into any agreement to make any Asset Sale except:

(a) Inventory leased or sold in the ordinary course of business;

(b) obsolete, damaged, uneconomic or worn out machinery, equipment or Units, or machinery, equipment or Units no longer used or useful in the conduct of the applicable Credit Party’s business; provided that the fair market value of such equipment not financed by the Agent or a Lender shall not exceed $1,000,000 in any Fiscal Year;

(c) Permitted Acquisitions;

(d) mergers or consolidations of any Subsidiary of the Borrower with or into the Borrower or any Guarantor so long as the Borrower or such Guarantor shall be the continuing or surviving entity; provided that at the time of each such merger or consolidation, both before and after giving effect thereto, no Event of Default shall have occurred and be continuing or result from such merger or consolidation;

(e) any Subsidiary of the Borrower may liquidate or dissolve into the Borrower or a Guarantor if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, so long as no Event of Default has occurred and is continuing or would result therefrom;

(f) sales or transfers, including without limitation upon voluntary liquidation from any Guarantor to the Borrower or to another Guarantor, provided that the Borrower or Guarantor takes such actions as the Agent may reasonably request to ensure the perfection and priority of the Liens in favor of the Lenders over such transferred assets;

(g) (i) Asset Sales (exclusive of asset sales permitted pursuant to all other subsections of this Section 7.4) in which the sales price is at least equal to the fair market value of the assets sold and the consideration received is cash or cash equivalents or Debt of any Credit Party being assumed by the purchaser, provided, that (A) the aggregate amount of such Asset Sales does not exceed $100,000 in any Fiscal Year, (B) the assets being sold do not consist of any Equity Interests of any Subsidiary of the Borrower, and (C) no Default or Event of Default has occurred and is continuing at the time of each such sale (both before and after giving effect to such Asset Sale), and (ii) other Asset Sales approved in writing by the Majority Lenders in their sole discretion so long as the Net Cash Proceeds of such Asset Sale described in this clause (ii) are paid to the Agent for the benefit of the Agent and the Lenders pursuant to the terms of Section 2.8(a);

(h) the use, sale or disposition of Permitted Investments and other cash or cash equivalents in the ordinary course of business;

(i) charitable donations of cash or Units (valued using the net book value) not to exceed $2,000,000 in the aggregate in any Fiscal Year; provided that charitable donations of cash may not exceed $750,000 in any Fiscal Year;

(j) (x) non-exclusive licenses and similar non-exclusive arrangements for the use of property (including Intellectual Property, rights in or to algorithms, rights in or to Software (including any portions of source code therein) and rights in or to customer lists) of the Borrower or its Subsidiaries in the ordinary course of business, and (y) exclusive licenses and similar arrangements for use of the Intellectual Property, rights in or to algorithms, rights in or to Software (including any portions of source code therein) or rights in or to customer lists of the Borrower or its Subsidiaries which exclusivity is limited in geographic scope and does not apply within the United States, provided, in each case of this clause (y), that (i) such licenses or similar arrangements do not, in the Borrower’s reasonable business judgment, materially interfere with, restrict, or limit the conduct of the business of the Borrower and its Subsidiaries, taken as a whole and (ii) the terms of any material exclusive licenses or similar material arrangements concerning any material property (including material Intellectual Property, rights in or to material algorithms, rights in or to material Software (including any portions of source code therein) and rights in or to material customer lists) shall be on arms’ length terms with third parties and subject to the review and consent of the Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided that the Agent shall be deemed to have consented to any such material exclusive license or similar material arrangement unless it shall object thereto by written notice to the Borrower within ten (10) Business Days after having received written notice thereof;

(k) dispositions of machinery or equipment to the extent that such machinery or equipment is exchanged for credit against the purchase price of similar replacement machinery or equipment;

(l) dispositions of owned or leased vehicles in the ordinary course of business; and

(m) dispositions of assets (other than Intellectual Property, algorithms, Software (including portions of source code therein) or customer lists) that are not permitted by any other provision of this Section; provided that (i) the aggregate fair value of all assets disposed of in reliance on this clause shall not exceed $1,000,000 during any Fiscal Year and (ii) all dispositions made in reliance on this clause shall be made for fair value and at least 75% cash or cash equivalents consideration;

provided, that, in the event of an Asset Sale (other than a non-exclusive license) of Intellectual Property used or useful in connection with the Collateral, the purchaser, assignee or other transferee thereof agrees in writing to be bound by a non-exclusive royalty-free worldwide license of such Intellectual Property in favor of the Agent for use in connection with the exercise of the rights and remedies of the Credit Parties, which license shall be in form and substance reasonably satisfactory to the Agent, and provided further that in the case of an Asset Sale of Intellectual Property licensed by the Borrower or one of its Subsidiaries from a third party, the transferee thereof shall be required to provide such a license only to the extent to which the applicable license gives it a right to do so. Asset Sales of Intellectual Property (including, without limitation, algorithms, customer lists, Software source code (or portions thereof) or other Software) shall be subject to Section 7.3 in addition to this Section 7.4; provided that, transfers of such Intellectual Property to Rent the Runway Limited that are permitted under Section 7.3 shall be permitted under this Section 7.4.

The Lenders hereby consent and agree to the release by the Agent of any and all Liens on the property sold or otherwise disposed of in compliance with this Section 7.4.

7.5 Restricted Payments. Declare or make, directly or indirectly, (x) any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, “Distributions”) on account of any of its Equity Interests, as applicable, or (y) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to its stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment (collectively, “Purchases”), or incur any obligation (contingent or otherwise) to do any of the foregoing, except that (subject to Section 7.3):

(a) each Credit Party may pay cash Distributions to the Borrower or a Guarantor;

(b) each Credit Party may declare and make Distributions payable in the Equity Interests of such Credit Party, provided that the issuance of such Equity Interests does not otherwise violate the terms of this Agreement and no Default or Event of Default has occurred and is continuing at the time of making such Distribution or would result from the making of such Distribution;

(c) the Borrower may Purchase the stock of current and former employees or directors pursuant to stock repurchase agreements as long as (i) no Default or Event of Default exists prior to such Purchase or would exist after giving effect to such Purchase and (ii) the aggregate amount of any Distributions made in connection with such Purchases does not exceed $4,000,000 in any Fiscal Year;

(d) the Borrower may Purchase the stock of current and former employees pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees, regardless of whether an Event of Default exists;

(e) the Borrower may Purchase shares of its Equity Interests or warrant or options to acquire any such Equity Interests from its stockholders consistent with the requirement of existing equity agreements of the Borrower to the extent the consideration paid in respect thereof is paid solely in Equity Interests of the Borrower; and

(f) other Distributions and/or Purchases in an aggregate amount not to exceed $~~1,000,000~~2,000,000 in any Fiscal Year so long as no Default or Event of Default has occurred and is continuing both before and after making such Distribution or Purchase, as applicable, or would result therefrom.

Notwithstanding anything to the contrary contained herein, in the event Borrower or any other Credit Party receives proceeds from an equity contribution or the issuance of Equity Interests and such proceeds are used to satisfy a financial test, liquidity test or other similar test under this Agreement, the Senior Credit Agreement or otherwise, such proceeds shall not be permitted to used make a Distribution and/or Purchase pursuant to this Section 7.5.

7.6 Limitation on Investments, Loans and Advances. Make or allow to remain outstanding any Investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person other than (subject to Section 7.3):

(a) Permitted Investments;

(b) Investments existing on the Third Amendment Effective Date and listed on Schedule 7.6 hereto but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(c) Accounts receivable created in the ordinary course of business;

(d) intercompany loans or intercompany Investments made by any Credit Party to or in any Guarantor, the Borrower or any other Credit Party; provided that, in the case of any intercompany loans or intercompany Investments made by (i) a Credit Party that is not the Borrower or a Guarantor, such Credit Party is party to an intercompany subordination agreement, in form and substance reasonably satisfactory to the Agent, or (ii) the Borrower or a Guarantor to or in a Credit Party that is not the Borrower or a Guarantor, the aggregate amount outstanding in respect thereof shall not exceed $250,000 in any Fiscal Year; and provided further that in each case, no Default or Event of Default shall have occurred and be continuing at the time of making such intercompany loan or intercompany Investment or result from such intercompany loan or intercompany Investment being made and that any intercompany loans shall be evidenced by and funded under an Intercompany Note pledged to the Agent under the appropriate Collateral Documents;

(e) Investments in respect of Hedging Transactions provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(f) So long as no Event of Default has occurred and is continuing, temporary advances to employees to cover incidental expenses to be incurred in the ordinary course of business, in an aggregate outstanding amount not to exceed $50,000 in the aggregate at any time outstanding;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Borrower’s business;

(h) Investments consisting of deposit accounts and securities accounts in which the Agent, on behalf of itself and the Lenders, has a perfected security interest;

(i) Investments accepted in connection with transfers or dispositions of property that are otherwise permitted under 7.4(g)(i);

(j) Investments consisting of loans to employees, officers or directors relating to the purchase of equity securities of the Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by the Borrower’s board of directors and any related tax liabilities so long as the cash portion does not exceed $500,000 in the aggregate in any Fiscal Year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the loan;

(k) Permitted Acquisitions;

(l) Investments constituting notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this clause (l) shall not apply to Investments by the Borrower in any Subsidiary;

(m) to the extent constituting Investments, Investments permitted under Section 7.4(d), 7.4(e) or 7.4(f); and

(n) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $5,000,000 in the aggregate at any time outstanding; provided, however, that no more than $2,500,000 in the aggregate at any time outstanding may be used for Investments by the Borrower or any Guarantor in any Subsidiary that is not a Guarantor;

provided, that, in the event of an Investment made using Intellectual Property used or useful in connection with the Collateral (other than a non-exclusive license), the assignee or other transferee thereof agrees in writing to be bound by a non-exclusive royalty-free worldwide license of such Intellectual Property in favor of the Agent for use in connection with the exercise of the rights and remedies of the Agent and the Lenders, which license shall be in form and substance reasonably satisfactory to the Agent.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 7.6 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

7.7 Transactions with Affiliates. Except as set forth on Schedule 7.7, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliates of the Credit Parties except: (a) transactions among the Borrower or Guarantors; (b) transactions permitted under this Agreement; (c) transactions in the ordinary course of a Credit Party’s business and upon fair and reasonable terms (x) no less favorable to such Credit Party than it would obtain in a comparable arm’s length transaction from unrelated third parties and (y) that are fully disclosed to the Agent in writing prior to the consummation thereof, if they involve one or more payments by any Credit Party in excess of $100,000 for any single transaction or series of related transactions; and (d) issuances of Equity Interests or Subordinated Debt.

7.8 Sale-Leaseback Transactions. Enter into any arrangement with any Person providing for the leasing by a Credit Party of real or personal property which has been or is to be sold or transferred by such Credit Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party, as the case may be, provided that if, at the time that a Credit Party acquires fixed or capital assets, such Credit Party intends to sell to and then lease any such assets with an aggregate value in excess of $500,000 from another Person pursuant to a financing arrangement that would be permitted under Section 7.1(c), such transaction will not constitute a violation of this Section 7.8 so long as (i) such transaction is consummated within one hundred eighty (180) days following the acquisition of such assets and (ii) the Borrower provides a written notice of such transaction to the Agent at least 10 Business Days prior to the date on which such asset is leased to such Person.

7.9 Limitations on Other Restrictions. Except for this Agreement, any other Loan Document or the Senior Loan Documents, enter into any agreement, document or instrument which would (i) restrict the ability of any Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to the Borrower or any Guarantor, to make loans, advances or other payments of whatever nature to any Credit Party, or to make transfers or distributions of all or any part of its assets to any Credit Party; or (ii) restrict or prevent any Credit Party from granting the Agent on behalf of Lenders Liens upon, security interests in and pledges of their respective assets, except to the extent such restrictions exist in documents creating Liens permitted by Section 7.2(b) hereunder.

7.10 Prepayment of Subordinated Debt. Make any prepayment (whether optional or mandatory), repurchase, redemption, defeasance or any other payment in respect of any Subordinated Debt, provided, however, that the applicable Credit Party may make certain payments in respect of Subordinated Debt to the extent permitted by the applicable Subordination Agreement.

7.11 Amendment of Senior Loan Documents and Subordinated Debt Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) (a) any Senior Loan Document except in a manner not prohibited by the terms of the Specified Subordination Agreement or (b) any Subordinated Debt Documents except as permitted in the applicable Subordinated Debt Documents and Subordination Agreements, or if no such restrictions exist in the applicable Subordinated Debt Documents or Subordination Agreements, without the prior written consent of the Agent.

7.12 Modification of Certain Agreements. Make, permit or consent to any amendment, supplement or other modification to the constitutional documents of any Credit Party, any Material Contract (other than the Senior Loan Documents) or the Intercompany License Agreement except to the extent that any such amendment, supplement or modification (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not materially adversely affect the interest of the Lenders as creditors and/or secured parties under any Loan Document, (iii) could not reasonably be expected to have a Material Adverse Effect and (iv) with respect to the Intercompany License Agreement, does not amend, supplement or otherwise modify the fees in excess of Costs (as defined in the Intercompany License Agreement as of the Sixth Amendment Effective Date) payable thereunder in excess of 105% of the fees historically paid thereunder as of the Sixth Amendment Effective Date.

7.13 Fiscal Year. Permit the Fiscal Year of any Credit Party to end on a day other than January 31, except as may be agreed to by the Agent from time to time in its reasonable discretion.

7.14 ~~[Intentionally Omitted]~~Liquidity~~.~~ . Permit Liquidity at any time to be less than $50,000,000.

7.15 Divisions. Notwithstanding anything herein or any other Loan Document to the contrary, no Credit Party that is a limited liability company may divide itself into two or more limited liability companies (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of the Agent, and in the event that any Credit Party that is a limited liability company divides itself into two or more limited liability companies (with or without the prior consent of the Agent as required above), any limited liability companies formed as a result of such division shall be required to comply with the obligations set forth in Section 6.13 and the other further assurances obligations set forth in the Loan Documents and become a Guarantor under this Agreement and the other Loan Documents.

8.	DEFAULTS.

8.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a) non-payment when due of the principal or interest on the Indebtedness;

(b) non-payment of any Fees or other amounts (including any ~~Standard Yield Maintenance Premium, Term Loan C~~the Yield Maintenance Premium or Prepayment Premium) due and owing by the Borrower under this Agreement or by any Credit Party under any of the other Loan Documents to which it is a party, other than as set forth in subsection (a) above, within three (3) Business Days after the same is due and payable;

(c) default in the observance or performance of any of the conditions, covenants or agreements of the Borrower set forth in Sections 6.1, 6.2, 6.4(~~a~~b) (solely with respect to maintenance of the Borrower’s existence), 6.4(e), 6.5, 6.6, 6.7, 6.9, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20 or Article 7 in its entirety or Sections 4.5(a), 4.7(a) or 4.8(b)(i) of the Security Agreement;

(d) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the other Loan Documents by any Credit Party and continuance thereof for a period of twenty (20) consecutive days after the earlier of (i) the date that a Responsible Officer of the Borrower or such other Credit Party becomes aware of the same or (ii) the date on which notice shall have been given to the Borrower or any other Credit Party from the Agent;

(e) any representation or warranty made by any Credit Party herein, any other Loan Document or in any certificate, instrument or other document submitted pursuant hereto or thereto proves untrue or misleading in any material adverse respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made;

(f) (i) default by any Credit Party in the payment of any Debt, whether under a direct obligation or guaranty (other than Indebtedness and the Senior Debt) of any Credit Party in excess of One Million Dollars ($1,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate when due and continuance thereof beyond any applicable period of cure or (ii) failure to comply with the terms of any other obligation of any Credit Party with respect to any Debt (other than Indebtedness and the Senior Debt) in excess of One Million Dollars ($1,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate, which continues beyond any applicable period of cure and which would permit the holder or holders thereto to accelerate such other Debt, or require the prepayment, repurchase, redemption or defeasance of such indebtedness;

(g) the rendering of any judgment (not covered by adequate insurance from a solvent carrier which is defending such action without reservation of rights) for the payment of money in excess of the sum of One Million Dollars ($1,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate against any Credit Party, and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or (ii) there shall be a period of thirty (30) consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(h) the occurrence of any ERISA Event or Foreign Benefit Event that could reasonably be expected to result in a Material Adverse Effect;

(i) except as expressly permitted under this Agreement, any Credit Party shall be dissolved (other than a dissolution of a Subsidiary of the Borrower which is not a Guarantor or the Borrower) or liquidated (or any judgment, order or decree therefor shall be entered); or if a creditors’ committee shall have been appointed for the business of any Credit Party; or if any Credit Party shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing by a Credit Party, it shall not have been dismissed within forty five (45) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party’s financial statements in accordance with GAAP); or shall file an answer to a creditor’s petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of a Credit Party ) and shall not have been removed within forty five (45) days; or if an order shall be entered approving any petition for reorganization of any Credit Party and shall not have been reversed or dismissed within forty five (45) days;

(j) a Change of Control shall have occurred;

(k) the validity, binding effect or enforceability of any subordination provisions relating to any Subordinated Debt shall be contested by any Person party thereto (other than any Lender or the Agent), or such subordination provisions shall fail to be enforceable by the Agent and the Lenders in accordance with the terms thereof, or the Indebtedness shall for any reason not have the priority contemplated by this Agreement or such subordination provisions;

(l) (i) any Loan Document shall at any time for any reason cease to be in full force and effect (other than in accordance with the terms thereof or hereof), (ii) the validity, binding effect or enforceability thereof shall be contested by any party thereto (other than any Lender or the Agent), (iii) any Person (other than in accordance with the terms thereof or hereof) shall deny that it has any or further liability or obligation under any Loan Document, (iv) any such Loan Document shall be terminated (other than in accordance with the terms thereof), invalidated, revoked or set aside or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby, (v) any Loan Document purporting to grant a Lien to secure any Indebtedness shall for any reason, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or (vi) such Lien shall fail to cease to be a perfected Lien with the priority required in the relevant Loan Document;

(m) default or failure to perform in any of the Senior Loan Documents and continuance thereof beyond any applicable period of grace or cure; provided that, an Event of Default shall only occur under this clause (m) if, as a result of a default or failure to perform in any of the Senior Loan Documents, the Senior Debt is accelerated or otherwise becomes due and payable prior to the stated maturity therein;

(n) except as otherwise expressly permitted hereunder, any action by the Credit Parties, taken as a whole, to suspend the operation of their business in the ordinary course, liquidate all or a material portion of their assets, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of their business; and

(o) any uninsured loss to any material portion of the Collateral.

8.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) ~~the Agent may, and shall, upon being directed to do so by the Majority Lenders, declare the Commitments terminated~~[reserved]; (b) the Agent may, and shall, upon being directed to do so by the Majority Lenders, declare the entire unpaid principal Indebtedness, including the Notes, and any accrued and unpaid interest or other amounts (including the ~~Standard Yield Maintenance Premium, the Term Loan C~~ Yield Maintenance Premium and the Prepayment Premium), immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Borrower; (c) upon the occurrence of any Event of Default specified in Section 8.1(i) and notwithstanding the lack of any declaration by the Agent under preceding ~~clauses (a) or~~clause (b), the entire unpaid principal Indebtedness and any accrued and unpaid interest or other amounts (including the ~~Standard Yield Maintenance Premium, the Term Loan C~~ Yield Maintenance Premium and the Prepayment Premium) shall become automatically and immediately due and payable, and the Commitments shall be automatically and immediately terminated; and (d) the Agent may, and shall, upon being directed to do so by the Majority Lenders or the Lenders, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

8.3 Rights Cumulative. No delay or failure of the Agent and/or Lenders in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of the Agent and Lenders under this Agreement are cumulative and not exclusive of any right or remedies which Lenders would otherwise have.

8.4 Waiver by the Borrower of Certain Laws. To the extent permitted by applicable law, the Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

8.5 Waiver of Defaults. No Event of Default shall be waived by the Lenders except in a writing signed by an officer of the Agent in accordance with Section 12.9 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by the Agent or the Lenders. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Lenders in enforcing any of their rights shall constitute a waiver of any of their rights. The Borrower expressly agrees that this Section may not be waived or modified by the Lenders or the Agent by course of performance, estoppel or otherwise.

8.6 Set Off. Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time, without notice to the Borrower but subject to the provisions of Section 9.3 hereof (any requirement for such notice being expressly waived by the Borrower), setoff and apply against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether owing to such Lender, any Affiliate of such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower and any property of the Borrower from time to time in possession of such Lender, irrespective of whether or not such deposits held or indebtedness owing by such Lender may be contingent and unmatured and regardless of whether any Collateral then held by the Agent or any Lender is adequate to cover the Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium). Promptly following any such setoff, such Lender shall give written notice to the Agent and the Borrower of the occurrence thereof; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 9.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Indebtedness owing to such Defaulting Lender as to which it exercised such right of setoff. The Borrower hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the Borrower under this Agreement. The rights of each Lender under this Section 8.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

9.	PAYMENTS, RECOVERIES AND COLLECTIONS.

9.1 Payment Procedure.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise provided herein, all payments made by the Borrower of principal, interest or fees hereunder shall be made without setoff or counterclaim on the date specified for payment under this Agreement and must be received by the Agent not later than 12:00 p.m. (New York time) (or such later time on such date as agreed to by Agent) on the date such payment is required or intended to be made in Dollars in immediately available funds to the Agent’s Account. The Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a) or 8.1(b), as applicable. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the default interest rate determined pursuant to Section 2.6(d) from the date such amount was due and payable until the date such amount is paid in full.

(b) The Lenders and the Borrower hereby authorize the Agent to, and the Agent may, from time to time, charge the Loan Account with any amount due and payable by the Borrower under any Loan Document. Any amount charged to the Loan Account shall be deemed Indebtedness hereunder.

(c) All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, together with any fees or premiums (including the ~~Standard Yield Maintenance Premium, the Term Loan C~~ Yield Maintenance Premium and the Prepayment Premium) and all other amounts payable with respect to the principal amount being repaid or prepaid.

(d) The Agent shall promptly distribute to each Lender at such account or address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by the Agent.

(e) Whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

9.2 Application of Payments. (a) At any time an Application Event has occurred and is continuing, or the maturity of the Indebtedness shall have been accelerated pursuant to Section 8.2, all payments or proceeds received by the Agent hereunder or under any other Loan Document in respect of any of the Indebtedness, including, but not limited to all proceeds received by the Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows:

first, ratably to pay the Indebtedness in respect of any fees (other than the ~~Standard Yield Maintenance Premium, the Term Loan C~~ Yield Maintenance Premium and the Prepayment Premium), expense reimbursements, indemnities and other amounts then due and payable to the Agent until paid in full;

second, ratably to pay the Indebtedness in respect of any fees (other than the ~~Standard Yield Maintenance Premium, the Term Loan C~~ Yield Maintenance Premium and the Prepayment Premium), expense reimbursements, and indemnities then due and payable to the Lenders until paid in full;

third, ratably to pay interest then due and payable in respect of the Loans;

fourth, ratably to pay principal of the Term Loan ~~C (in the order of the Credit Dates of the~~A and Term Loan ~~C)~~B until paid in full;

~~fifth, ratably to pay principal of the Term Loan A until paid in full;~~

~~sixth, to pay principal of the Term Loan B (in the order of the Credit Dates of the Term Loan B) until paid in full;~~

~~seventh~~ fifth , ratably to pay principal of the Incremental Term Loans, if any (in the order of the Credit Dates of the Incremental Term Loans), until paid in full;

~~eighth~~ sixth , ratably to pay the Indebtedness in respect of the ~~Standard Yield Maintenance Premium, the Term Loan C~~ Yield Maintenance Premium and the Prepayment Premium then due and payable to the Lenders until paid in full;

~~ninth~~ seventh , to the ratable payment of all other Indebtedness then due and payable until paid in full; and

~~tenth~~ eighth , all remaining amounts to the Borrower or such other Person entitled thereto under applicable law.

(b) For purposes of Section 9.2, “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

In the event of a direct conflict between the priority provisions of Section 9.2 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 9.2 shall control and govern.

9.3 Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment in respect of fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender having Loans of the same Class, then the Lender receiving such proportionately greater payment shall (a) notify the Agent and each other Lender in writing of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders having Loans of the same Class in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.4 Treatment of a Defaulting Lender.

(a) The obligation of any Lender to make any Loan hereunder shall not be affected by the failure of any other Lender to make any Loan under this Agreement, and no Lender shall have any liability to the Borrower or any of its Subsidiaries, the Agent, any other Lender, or any other Person for another Lender’s failure to make any loan or Loan hereunder.

(b) If any Lender shall become a Defaulting Lender, then such Defaulting Lender’s right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or such other Loan Documents, or to direct or approve any action or inaction by the Agent shall be subject to the restrictions set forth in Section 12.9.

(c) Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 8.6 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders in accordance with their Pro Rata Shares prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their respective Pro Rata Shares.

10.	YIELD PROTECTION; INCREASED COSTS; MARGIN ADJUSTMENTS; TAXES.

10.1 Capital Adequacy and Other Increased Costs. If any Change in Law affects or would affect the capital or liquidity requirements of a Lender or the Agent (or any corporation controlling such Lender or the Agent) (including as a result of the imposition of Taxes other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or Other Connection Taxes imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes) and such Lender or the Agent, as the case may be, determines that the amount of required capital is increased by, or based upon the existence of such Lender’s or the Agent’s obligations or Loans hereunder, the effect of such Change in Law is to result in such an increase, and such increase has the effect of reducing the rate of return on such Lender’s or the Agent’s (or such controlling corporation’s) capital as a consequence of such obligations or Loans hereunder to a level below that which such Lender or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender or the Agent to be material, then the Agent or such Lender shall notify the Borrower, and thereafter the Borrower shall pay to such Lender or the Agent, as the case may be, within ten (10) Business Days of written demand therefor from such Lender or the Agent, additional amounts sufficient to compensate such Lender or the Agent (or such controlling corporation) for any such reduction which such Lender or the Agent determines to be allocable to the existence of such Lender’s or the Agent’s obligations or Loans hereunder. A statement setting forth the amount of such compensation, the methodology for the calculation and the calculation thereof which shall also be prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, shall be submitted by such Lender or by the Agent to the Borrower, reasonably promptly after becoming aware of any event described in this Section 10.1 and shall be conclusively presumed to be correct, absent manifest error.

10.2 Right of Lenders to Fund through Branches and Affiliates. Each Lender may, if it so elects, fulfill its commitment as to any Loan hereunder by designating a branch or Affiliate of such Lender to make such Loan; provided that (a) such Lender shall remain solely responsible for the performances of its obligations hereunder and (b) no such designation shall result in any material increased costs to the Borrower or the Agent.

10.3 Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 10.3 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to Section 10.1, for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law (provided that this provision will not apply to any Change in Law of the type referred to in clauses (x), (y) or (z) of the definition thereof) giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

10.4 Taxes.

(a) Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 10.4) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Without duplication of Section 10.4(a), the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent, timely reimburse it for the payment of, any Other Taxes.

(c) As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 10.4, such Credit Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(d) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.4, (including by payment of additional amounts pursuant to this Section 10.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of additional amounts or indemnification paid under this Section 10.4 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (d) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(e) The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 10.4) payable or paid by such Person or required to be withheld or deducted from a payment to such Person and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent) or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(f) Each Lender shall severally indemnify the Agent (and in the case of (iii) below, the Borrower, but only with respect to Lenders that are assignees and participants), within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.7 hereof relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender (or assignee or participant, if applicable), in each case, that are payable or paid by the Agent or Borrower, as and if applicable, in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that an indemnification of any amount to the Borrower by a Lender that is an assignee or participant, as applicable, shall be limited to (x) circumstances where the Borrower has properly complied with its obligation to withhold taxes and (y) Taxes that are required to be paid to the IRS on the basis that the exemption for portfolio interest is inapplicable. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent, accompanied by reasonable supporting documentation, shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (f).

(g) For purposes of this Section 10.4, the term “applicable law” includes FATCA.

(h) Each party’s obligations under this Section 10.4 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of a Lender, the termination of Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

11.	AGENT.

11.1 Appointment of the Agent. Each Lender and the holder of each Note (if issued) irrevocably appoints and authorizes the Agent to act on behalf of such Lender or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as a non-fiduciary agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party.

11.2 Agency for Perfection. Each Lender hereby appoints the Agent and each other Lender as agent and bailee for the purpose of perfection the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof in writing, and, promptly upon the Agent’s request therefore shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

11.3 Scope of the Agent’s Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Lender (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of the Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith: (i) with the consent or at the request of the Majority Lenders (or all of the Lenders for those acts requiring consent of all of the Lenders or such other number or percentage of Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances); or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment; provided, that, no action taken or not taken by the Agent with the consent or at the request of the Majority Lenders (or all of the Lenders for those acts requiring consent of all of the Lenders or such other number or percentage of Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances) shall be considered gross negligence or willful misconduct of the Agent. None of the Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Credit Parties or any Affiliate of the Credit Parties, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by the Credit Parties of their respective obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation in connection with the making of any Loan. The Agent and its Affiliates shall be entitled to rely upon, and shall not incur any liability for relying upon, any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper Person. The Agent may treat the payee of any Note as the holder thereof. The Agent may employ agents and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to any Person for the negligence or misconduct of any such Person (except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such Person) or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

11.4 Successor Agent.

(a) The Agent may resign as such at any time upon at least thirty (30) days prior notice to the Borrower and each of the Lenders. If the Agent at any time shall resign or if the office of the Agent shall become vacant for any other reason, Majority Lenders shall, by written instrument, appoint successor agent(s) (“Successor Agent”) satisfactory to such Majority Lenders and, so long as no Event of Default has occurred and is continuing, to the Borrower (which approval shall not be unreasonably withheld or delayed); provided, however that any such successor Agent shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States or any state thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, and shall have a combined capital and surplus of at least $500,000,000. Such Successor Agent shall thereupon become the Agent hereunder, as applicable, and the Agent shall deliver or cause to be delivered to any successor agent such documents of transfer and assignment as such Successor Agent may reasonably request. If a Successor Agent is not so appointed or does not accept such appointment before the resigning Agent’s resignation becomes effective, the resigning Agent may, but shall be under no obligation to, appoint a temporary successor to act until such appointment by the Majority Lenders and, if applicable, the Borrower, is made and accepted, or if no such temporary successor is appointed as provided above by the resigning the Agent, the Majority Lenders shall thereafter perform all of the duties of the resigning the Agent hereunder until such appointment by the Majority Lenders and, if applicable, the Borrower, is made and accepted. Such Successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such Successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed hereunder. Upon such succession of any such Successor Agent, the resigning Agent shall be discharged from its duties and obligations, in its capacity as the Agent hereunder, and the provisions of this Article 11, Section 10.4(e)-(f) and Section 12.4 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

(b) Notwithstanding anything herein to the contrary, Double Helix Pte Ltd may assign its rights and duties as the Agent hereunder to another Temasek Entity without the prior written consent of, or prior written notice to, the Borrower or the Lenders; provided that the Borrower and the Lenders may deem and treat such assigning Agent as the Agent for all purposes hereof, unless and until such assigning Agent provides written notice to the Borrower and the Lenders of such assignment. Upon such assignment such Temasek Entity shall succeed to and become vested with all rights, powers, privileges and duties as the Agent hereunder and under the other Loan Documents.

(c) The Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more additional individuals or institutions as separate trustee, co-trustee, collateral agent, sub-agent or co-agent (“Supplemental Agents”) appointed by the Agent. The Agent and any such Supplemental Agents may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Agreement (including, without limitation, this Article 11, Section 10.4(e)-(f) and Section 12.4) shall apply to any of the Supplemental Agents of the Agent and shall apply to their respective activities in connection with its activities as the Agent. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of this Agreement (including, without limitation, this Article 11, Section 10.4(e)-(f) and Section 12.4) shall apply to any such Supplemental Agent and to the Affiliates of any such Supplemental Agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each Supplemental Agent appointed by the Agent, (i) such Supplemental Agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Borrower, the Guarantors and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such Supplemental Agent, and (iii) such Supplemental Agent shall only have obligations to the Agent, and not to the Borrower, Guarantor, Lender or any other Person and no Borrower, Guarantor, Lender or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such Supplemental Agent. The Agent shall not be responsible for the negligence or misconduct of any Supplemental Agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such Supplemental Agent.

11.5 Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender and based on the financial statements of the Borrower and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Lender also acknowledges that it will, independently of the Agent and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, any Loan Document or any other document executed pursuant hereto.

11.6 Authority of the Agent to Enforce This Agreement. Each Lender, subject to the terms and conditions of this Agreement, grants the Agent full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) outstanding under this Agreement or any other Loan Document and to file such proofs of debt or other documents as may be necessary to have the claims of the Lenders allowed in any proceeding relative to any Credit Party, or their respective creditors or affecting their respective properties, and to take such other actions which the Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

11.7 Indemnification of the Agent. The Lenders agree to indemnify the Agent, its Affiliates and their respective officers, partners, directors, trustees employees and agents (each, an “Indemnitee Agent Party”) (to the extent not reimbursed by the Borrower, but without limiting any obligation of the Borrower to make such reimbursement), ratably according to their respective Pro Rata Shares (provided, that, if such indemnity payment is sought after the date on which the Loans have been paid in full, such determination of such Pro Rata Shares shall be made as of the last date prior to which the Loans were paid in full), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of in-house and outside counsel) which may be imposed on, incurred by, or asserted against any Indemnitee Agent Party in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by any Indemnitee Agent Party under this Agreement or any of the Loan Documents in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory, or sole negligence of such Indemnitee Agent Party; provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable order. Without limitation of the foregoing, each Lender agrees to reimburse the Indemnitee Agent Parties promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of in-house and outside counsel) incurred by the Indemnitee Agent Parties in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Indemnitee Agent Parties are not timely reimbursed for such expenses by the Borrower, but without limiting the obligation of the Borrower to make such reimbursement. Each Lender agrees to reimburse the Indemnitee Agent Parties promptly upon demand for its ratable share (provided, that, if such payment is sought after the date on which the Loans have been paid in full, such determination of such ratable share shall be made as of the last date prior to which the Loans were paid in full) of any amounts owing to the Indemnitee Agent Parties by the Lenders pursuant to this Section, provided that, if the Indemnitee Agent Parties are subsequently reimbursed by the Borrower for such amounts, they shall refund to the Lenders on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Indemnitee Agent Parties under this Section shall become impaired as determined in the Agent’s reasonable judgment or the Agent shall elect in its sole discretion to have such indemnity confirmed by the Lenders (as to specific matters or otherwise), the Agent shall give notice thereof to each Lender and, until such additional indemnity is provided or such existing indemnity is confirmed, the Agent may cease, or not commence, to take any action. Any amounts paid by the Lenders hereunder to the Indemnitee Agent Parties shall be deemed to constitute part of the Indebtedness hereunder.

11.8 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have received a written notice from a Lender or the Borrower specifying such Default or Event of Default and conspicuously stating that such notice is a “notice of default”. Upon receiving such a notice, the Agent shall promptly notify each Lender of such Default or Event of Default and provide each Lender with a copy of such notice and shall endeavor to provide such notice to the Lenders within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). The Agent shall also furnish the Lenders, promptly upon receipt, with copies of all other notices or other information required to be provided by the Borrower hereunder.

11.9 The Agent’s Authorization; Action by Lenders. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Lenders to give any approval or consent, or to make any request, or to take any other action on behalf of the Lenders (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Lenders or the Lenders, as applicable hereunder, provided, however, that the Agent shall not be required to act or omit to act if, in the reasonable judgment of the Agent, such action or omission may expose the Agent to personal liability for which the Agent has not been satisfactorily indemnified hereunder or is contrary to this Agreement, any of the Loan Documents or applicable law. Action that may be taken by the Majority Lenders, any other specified percentage of the Lenders or all of the Lenders, as the case may be (as provided for hereunder), may be taken (i) pursuant to a vote of the requisite percentages of the Lenders as required hereunder at a meeting (which may be held by telephone conference call), provided that the Agent exercises good faith, diligent efforts to give all of the Lenders reasonable advance notice of the meeting, or (ii) pursuant to the written consent of the requisite percentages of the Lenders as required hereunder, provided that all of the Lenders are given reasonable advance notice of the requests for such consent.

11.10 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, the Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the reasonable judgment of the Agent, such action or omission may expose the Agent to personal liability for which the Agent has not been satisfactorily indemnified hereunder or is contrary to this Agreement, any of the Loan Documents or applicable law. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Agent and each Lender hereby agree (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Agent on any of the Collateral pursuant to a public or private sale, the Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Majority Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) as a credit on account of the purchase price for any Collateral payable by the Agent at such sale.

11.11 Collateral Matters.

(a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

(b) The Lenders irrevocably authorize the Agent, in its reasonable discretion, to the full extent set forth in Section 12.9(d) hereof, at the sole cost and expense of the Borrower (1) to release or terminate any Lien granted to or held by the Agent upon any Collateral (a) upon termination of the Commitments and payment in full of all Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) payable under this Agreement and under any other Loan Document; (b) constituting property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement to a Person that is not the Borrower or a Guarantor, subject to Section 11.11(b)(3) below; (c) constituting property in which a Credit Party owned no interest at the time the Lien was granted or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in Section 12.9; (2) to subordinate the Lien granted to or held by the Agent on any Collateral to any other holder of a Lien on such Collateral which is permitted by Section 7.2(b) hereto; and (3) if all of the Equity Interests held by the Credit Parties in any Person are sold or otherwise transferred to any transferee other than the Borrower, an Affiliate of the Borrower or a Subsidiary of the Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement, to release such Person from all of its obligations under the Loan Documents (including, without limitation, under any Guaranty). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral or subordinate its interest in particular types or items of property or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.11(b), and the Agent shall be entitled to refrain from taking any such action until it receives such written confirmation from the Majority Lenders or Lenders (as applicable).

11.12 The Agent in its Individual Capacity. Double Helix Pte Ltd and its Affiliates, successors and assigns shall each have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though such Lender were not the Agent. Double Helix Pte Ltd and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Credit Parties as if such Lender were not acting as the Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

11.13 Specified Subordination Agreement and Subordination Agreements. Each Lender hereby irrevocably appoints, designates and authorizes Agent to enter into any subordination or intercreditor agreement pertaining to the Senior Debt or any Subordinated Debt, on its behalf and to take such action on its behalf under the provisions of any such agreement. Each Lender further agrees to be bound by the terms and conditions of each subordination or intercreditor agreement pertaining to the Senior Debt or any Subordinated Debt.

11.14 No Reliance on the Agent’s Customer Identification Program.

(a) Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Borrower or any of its Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (i) any identify verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under the CIP Regulations or such other laws.

(b) Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (x) within 10 days after the Effective Date, and (y) at such other times as are required under the USA Patriot Act.

12.	MISCELLANEOUS.

12.1 [Reserved].

12.2 Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY THE BORROWER OR ANY GUARANTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE INDEBTEDNESS (INCLUDING ANY ~~STANDARD YIELD MAINTENANCE PREMIUM, TERM LOAN C~~ YIELD MAINTENANCE PREMIUM OR PREPAYMENT PREMIUM), MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 12.5 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT THE AGENT AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE BORROWER OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

12.3 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

12.4 Closing Costs and Other Costs; Indemnification.

(a) Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall pay or reimburse (a) the Agent, the Lenders and their respective Affiliates for payment of, on demand, all reasonable and documented costs and expenses incurred by the Agent, Lenders and their respective Affiliates in connection with the consummation and closing of the loans contemplated hereby, the administration or enforcement of this Agreement or the other Loan Documents (including the obtaining of legal advice regarding the rights and responsibilities of the parties hereto), any refinancing or restructuring of the Loans provided under this Agreement or the other Loan Documents or the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower, including, by way of description and not limitation, reasonable outside attorney fees (which shall be limited to one outside counsel for the Agent and one outside counsel for the Lenders (absent a conflict of interest (in which case, each group of similarly situated and conflicted Lenders may engage and be reimbursed for an additional firm of outside counsel)) and if necessary, one local counsel in each relevant jurisdiction and such specialist counsel as the Agent may reasonably determine to be necessary and one local counsel in each relevant jurisdiction and such specialist counsel as the Lenders may reasonably determine to be necessary (the “Legal Counsel Limitations”)) and advances, appraisal, auditing, consulting and accounting fees, costs and expenses of creating and perfecting Liens in favor of the Agent, for the benefit of Agent and the Lenders (including, without limitation, filing and recording fees and lien search fees), costs and expenses (including the fees, expenses and disbursements of any appraisers, consultants, advisors and agents retained by Agent and its counsel and Lenders and their counsel) in connection with the custody or preservation of any of the Collateral and required travel costs, and (b) the Agent and its Affiliates and each of the Lenders, as the case may be, for all stamp and other taxes and duties payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or duties. Furthermore, all reasonable costs and expenses, including without limitation attorney fees, incurred by the Agent, the Lenders and their respective Affiliates in revising, preserving, protecting, exercising or enforcing any of the Agent’s and the Lenders’ rights against the Borrower or any other Credit Party, or otherwise incurred by the Agent and its Affiliates and the Lenders in connection with any Event of Default or the enforcement of their rights and remedies hereunder (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges incurred in connection with the sale of, collection from or other realization upon any of the Collateral, in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “workout” or pursuant to any court or bankruptcy proceedings or arising out of any claim or action by any person against the Agent, its Affiliates, or any Lender which would not have been asserted were it not for the Agent’s or such Affiliate’s or Lender’s relationship with the Borrower hereunder or otherwise, shall also be paid by the Borrower. ~~Notwithstanding the foregoing, the aggregate amount of Effective Date Legal Fees required to be reimbursed by the Borrower shall not exceed $400,000.~~

(b) IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 12.4(a), WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, THE BORROWER AGREES TO DEFEND (SUBJECT TO THE LEGAL COUNSEL LIMITATIONS)), INDEMNIFY, PAY AND HOLD HARMLESS, AGENT AND EACH LENDER, THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF AGENT AND EACH LENDER (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, THE BORROWER SHALL NOT HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER, OF THAT INDEMNITEE. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 12.4(b) MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE BORROWER SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM.

(c) To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against Lenders, Agent and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

12.5 Notices.

(a) Except as expressly provided otherwise in this Agreement (and except as provided in clause (b) below), all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier or by facsimile and addressed or delivered to it at its address set forth on Annex II or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 12.5 or posted to an E-System set up by or at the direction of the Agent (as set forth below). Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by facsimile, shall be deemed given when received. The Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such confirmation shall control. Any notice given by the Agent or any Lender to the Borrower shall be deemed to be a notice to all of the Credit Parties.

(b) Notices and other communications provided to the Agent and the Lenders party hereto under this Agreement or any other Loan Document may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Agent that it is incapable of receiving notices under such Section by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications (including email and any E-System) pursuant to procedures approved by it. Unless otherwise agreed to in a writing by and among the parties to a particular communication, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, return email, or other written acknowledgment) and (ii) notices and other communications posted to any E-System shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or other communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

12.6 Further Action. The Borrower, from time to time, upon written request of the Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Loans under and payment of the Notes, according to the intent and purpose herein and therein expressed.

12.7 Successors and Assigns; Participations; Assignments.

(a) This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lenders and their respective successors and assigns.

(b) The foregoing shall not authorize any assignment by the Borrower of its rights or duties hereunder, and, except as otherwise provided herein, no such assignment shall be made (or be effective) without the prior written approval of the Lenders.

(c) No Lenders may at any time assign or grant participations in such Lender’s rights and obligations hereunder and under the other Loan Documents except (i) by way of assignment to any Eligible Assignee in accordance with clause (d) of this Section, (ii) by way of a participation in accordance with the provisions of clause (e) of this Section 12.7 or (iii) by way of a pledge or assignment or grant of a security interest subject to the restrictions of clause (g) of this Section 12.7 (and any other attempted assignment or transfer by any Lender shall be deemed to be null and void); provided, that, notwithstanding anything to the contrary contained in this Agreement, (a) the Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to an Eligible Assignee and (b) the Borrower and the Lenders acknowledge and agree that the Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is an Eligible Assignee and that the Agent shall have no liability with respect to any assignment or participation made to any Person which is not an Eligible Assignee.

(d) Each assignment by a Lender of all or any portion of its rights and obligations hereunder and under the other Loan Documents, shall be subject to the following terms and conditions:

(i) each such assignment shall be made on a pro rata basis with respect to each Class of Term Loans, and shall be in a minimum amount of the lesser of Five Million Dollars ($5,000,000) (or such lesser amount as may be agreed to by the Agent or as shall constitute the aggregate amount of the Term Loan A, Term Loan B~~, Term Loan C~~ or Incremental Term Loans of a particular tranche of the assigning Lender) with respect to the assignment of Term Loans; and

(ii) the parties to any assignment shall execute and deliver to the Agent an Assignment Agreement substantially (as determined by the Agent) in the form attached hereto as Exhibit B (with appropriate insertions acceptable to the Agent), together with a processing and recordation fee in the amount, if any, required as set forth in the Assignment Agreement, and any other documents as the Agent shall reasonably request from such assignee.

Until the Assignment Agreement becomes effective in accordance with its terms and is recorded in the Register maintained by the Agent under clause (h) of this Section 12.7, and the Agent has confirmed that the assignment satisfies the requirements of this Section 12.7, the Borrower and the Agent shall be entitled to continue to deal solely and directly with the assigning Lender in connection with the interest so assigned. From and after the effective date of each Assignment Agreement that satisfies the requirements of this

Section 12.7, the assignee thereunder shall be deemed to be a party to this Agreement, such assignee shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment) and the assigning Lender shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Upon request, the Borrower shall execute and deliver to the Agent, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to the assigning Lender pursuant to such Assignment Agreement, and with respect to the portion of the Indebtedness retained by the assigning Lender, to the extent applicable, new Note(s) payable to the order of the assigning Lender in an amount equal to the amount retained by such Lender hereunder. The Agent, the Lenders and the Borrower acknowledges and agrees that any such new Note(s) shall be given in renewal and replacement of the Notes issued to the assigning lender prior to such assignment and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by such prior Note, and each such new Note may contain a provision confirming such agreement.

(e) The Borrower and the Agent acknowledge that each of the Lenders may at any time and from time to time, subject to the terms and conditions hereof, grant participations in such Lender’s rights and obligations hereunder (on a pro rata basis only) and under the other Loan Documents to any Person (other than a natural person or to the Borrower or any of the Borrower’s Affiliates or Subsidiaries); provided that any participation permitted hereunder shall comply with all applicable laws and shall be subject to a participation agreement that incorporates the following restrictions:

(i) such Lender shall remain the holder of its Notes hereunder (if such Notes are issued), notwithstanding any such participation;

(ii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof;

(iii) such Lender shall retain the sole right and responsibility to enforce the obligations of the Credit Parties relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guarantors, or cause the Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (unless such participant is an Affiliate of such Lender), except for those matters requiring the consent of each of the Lenders under Section 12.9(b) (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Lender and the Credit Parties, the Agent and the other Lenders may continue to deal directly with such Lender in connection with such Lender’s rights and duties hereunder). Notwithstanding the foregoing, however, in the case of any participation granted by any Lender hereunder, the participant shall not have any rights under this Agreement or any of the other Loan Documents against the Agent, any other Lender or any Credit Party; provided, however that the participant may have rights against such Lender in respect of such participation as may be set forth in the applicable participation agreement and all amounts payable by the Borrower and Guarantors hereunder shall be determined as if such Lender had not sold such participation. Each such participant shall be entitled to the benefits of Article 10 of this Agreement to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (d) of this Section, provided that no participant shall be entitled to receive any greater amount pursuant to such the provisions of Article 10 than the issuing Lender would have been entitled to receive in respect of the amount of the participation transferred by such issuing Lender to such participant had no such transfer occurred, except to the extent that such entitlement to receive any greater payment results from a Change in Law that occurs after the participant acquired the applicable participation, and each such participant shall also be entitled to the benefits of Section 8.6 hereof as though it were a Lender, provided that such participant agrees to be subject to Section 9.3 hereof as though it were a Lender; and

(iv) each participant shall provide the relevant tax form required under Section 12.12 to its participating Lender.

(f) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(g) Any Lender may at any time pledge or assign or grant a security interest in all or any portion of its rights under this Agreement (including its Notes, if any) or any other Loan Document to secure obligations or indebtedness of such Lender, including any pledge or assignment or grant to secure obligations to a Federal Reserve Bank or other third party lender, without notice to or consent of the Borrower or the Agent; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto (except in connection with the exercise of remedies by such pledgee or assignee or grantee with respect to the obligations or indebtedness of such Lender).

(h) The Borrower hereby designates the Agent, and Agent agrees to serve, as the Borrower’s non-fiduciary agent solely for purposes of this Section 12.7(h) to maintain at its principal office in the United States a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the principal amount of each type of Loan owing to each such Lender from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Borrower, the Agent, and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender (but only with respect to any entry relating to the principal amounts owing to such Lender) upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt written notice to the Borrower of the making of any entry in the Register or any change in such entry. This Section 12.7(h) shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code.

(i) The Borrower authorizes each Lender to disclose to any prospective assignee or participant which has satisfied the requirements hereunder, any and all financial information in such Lender’s possession concerning the Credit Parties which has been delivered to such Lender pursuant to this Agreement, provided that each such prospective assignee or participant shall execute a confidentiality agreement consistent with the terms of Section 12.10 hereof or shall otherwise agree to be bound by the terms thereof.

(j) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

12.8 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

12.9 Amendment and Waiver.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Lenders (or by the Agent at the written request of the Majority Lenders) (except with respect to the Fee Letter, which shall only require the consent of the parties thereto) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Lenders (and, with respect to any amendments to this Agreement or the other Loan Documents, by any Credit Party or the Guarantors that are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. All references in this Agreement to “Lenders” or “the Lenders” shall refer to all Lenders, unless expressly stated to refer to Majority Lenders (or the like).

(b) Notwithstanding anything to the contrary herein,

(i) no amendment, waiver or consent shall increase the stated amount of any Lender’s commitment hereunder without such Lender’s consent;

(ii) no amendment, waiver or consent shall, unless in writing and signed by the Lender or Lenders holding Indebtedness directly affected thereby, do any of the following:

(A) reduce the principal of, or interest (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.6(d)) on, any outstanding Indebtedness or any Fees or other amounts payable hereunder (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium),

(B) postpone any date fixed for any payment of principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium),

(C) change any of the provisions of this Section 12.9 or the definition of “Majority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; provided that changes to the definition of “Majority Lenders” may be made with the consent of only the Majority Lenders to include the Lenders holding any additional credit facilities that are added to this Agreement with the approval of the appropriate Lenders, and

(D) amend the definition of “Pro Rata Share”;

(iii) no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following:

(A) except as expressly permitted hereunder or under the Collateral Documents, release all or substantially all of the Collateral (provided that neither the Agent nor any Lender shall be prohibited thereby from proposing or participating in a consensual or nonconsensual debtor-in-possession or similar financing), or release any material guaranty provided by any Person in favor of the Agent and the Lenders, provided however that the Agent shall be entitled, without notice to or any further action or consent of the Lenders, to release any Collateral which any Credit Party is permitted to sell, assign or otherwise transfer in compliance with this Agreement or the other Loan Documents (to a Person that is not the Borrower or a Guarantor) or release any guaranty to the extent expressly permitted by Section 11.11(b)(iii) of this Agreement,

(B) modify, directly or indirectly, Section 9.2, Section 9.3 hereof or any other provision herein or in the other Loan Documents receiving the pro rata treatment of Lenders in a manner that would alter the priorities set forth therein or the pro rata sharing of payments required thereby, or

(C) except as expressly permitted in Section 11.11(b)(2), subordinate the Indebtedness hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Debt (other than the Senior Debt) or obligation or Lien (other than the Liens in favor of the Senior Agent under the Senior Loan Documents), as the case may be;

(iv) any amendment, waiver, or consent that will affect the rights or duties of the Agent under this Agreement or any other Loan Document, shall require the written concurrence of the Agent; and

(v) any amendment, waiver, consent or other modification to this Agreement to permit the formation or other existence of the direct parent entity of the Borrower shall require the written consent of the Agent in its sole discretion.

(c) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove of any amendment, consent, waiver or any other modification to any Loan Document (and all amendments, consents, waivers and other modifications may be effected without the consent of the Defaulting Lenders), except that the foregoing shall not permit, in each case without such Defaulting Lender’s consent, (i) an increase in such Defaulting Lender’s stated commitment amounts, (ii) the waiver, forgiveness or reduction of the principal amount of any Indebtedness owing to such Defaulting Lender (unless all other Lenders affected thereby are treated similarly), (iii) the extension of the final maturity date(s) of such Defaulting Lenders’ portion of any of the Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) or the extension of any commitment to extend credit of such Defaulting Lender, or (iv) any other modification which requires the consent of all Lenders or the Lender(s) affected thereby which affects such Defaulting Lender more adversely than the other affected Lenders (other than a modification which results in a reduction of repayment of any amounts owing to such Defaulting Lender on a non pro-rata basis).

(d) The Agent shall, upon the written request of the Borrower, execute and deliver to the Credit Parties such documents as may be necessary to evidence (1) the release of any Lien granted to or held by the Agent upon any Collateral: (a) upon termination of the Commitments and payment in full of all Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) payable under this Agreement and under any other Loan Document; (b) which constitutes property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement to a Person that is not the Borrower or a Guarantor, subject to Section 12.9(d)(2) below; (c) which constitutes property in which a Credit Party owned no interest at the time the Lien was granted or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in this Section 12.9; or (2) the release of any Person from its obligations under the Loan Documents (including without limitation the Guaranty) if all of the Equity Interests of such Person that were held by a Credit Party are sold or otherwise transferred to any transferee other than the Borrower, an Affiliate of the Borrower or a Subsidiary of the Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement; provided that (i) the Agent shall not be required to execute any such release or subordination agreement under clauses (1) or (2) above on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty or such release shall not in any manner discharge, affect or impair the Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) or any Liens upon any Collateral retained by any Credit Party, including (without limitation) the proceeds of the sale or other disposition, all of which shall constitute and remain part of the Collateral.

(e) Notwithstanding anything to the contrary herein the Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

(f) Notwithstanding the foregoing, no amendment and restatement of this Agreement which is in all other respects approved by the Lenders in accordance with this Section 12.9 shall require the consent or approval of any Lender (i) which immediately after giving effect to such amendment and restatement, shall have no commitment or other obligation to maintain or extend credit under this Agreement (as so amended and restated) and (ii) which, substantially contemporaneously with the effectiveness of such amendment and restatement, shall have received payment in full of all Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) owing to such Lender under the Loan Documents. From and after the effectiveness of any such amendment and restatement, any such Lender shall be deemed to no longer be a “Lender” hereunder or a party hereto, except that any such Lender shall retain the benefits of indemnification provisions hereof which, by the terms hereof would survive the termination of this Agreement.

12.10 Confidentiality. Each of Agent and Lender agrees that it will not disclose without the prior consent of the Borrower (other than to its Subsidiaries, another Lender, an Affiliate of a Lender or to its auditors, agents, advisors, directors, officers, employees, shareholders, counsel or representatives (or to other Persons authorized by a Lender or the Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 12.10)) any information with respect to the Credit Parties which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that Agent and Lenders may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by Agent or Lender from any third party under no duty of confidentiality to any Credit Party, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over Agent or Lender, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation, ruling or other requirement of law applicable to such Lender, (e) to any prospective assignee or participant in accordance with Section 12.7(f) hereof, (f) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agent or any Lender, and (g) disclosures of such information to any investors, members and partners of any Agent, Lender or their Affiliates, provided that prior to any disclosure, such investor, member or partner is informed of the confidential nature of the information.

12.11 Substitution or Removal of Lenders. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender shall give notice to the Borrower that such Lender is entitled to receive payments under Section 10.1 or 10.4, (ii) the circumstances which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Borrower’s request for such withdrawal; or (b)(i) any Lender shall become a Defaulting Lender, and (ii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after the Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 12.9(b), the consent of the Agent and the Majority Lenders shall have been obtained but the consent of one or more of such other Lenders whose consent is required shall not have been obtained (a “Non-Consenting Lender”); then, with respect to each such Lender (an “Affected Lender”), the Borrower or Agent may, by giving written notice to the Borrower and any Affected Lender of its election to do so, elect to cause such Affected Lender (and such Affected Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 12.7 and Affected Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Affected Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Affected Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Affected Lender pursuant to the Fee Letter; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Affected Lender pursuant to Section 10.1 or 10.4; and (3) in the event such Affected Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Affected Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Affected Lender, such Affected Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Affected Lender to indemnification hereunder shall survive as to such Affected Lender.

12.12 Withholding Taxes.

(a) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.12(a)(i)(A), (i)(B) and (i)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Notwithstanding anything in this Agreement to the contrary, (x) no Temasek Entity shall be required by this Section 12.12 to provide an IRS Form W-8EXP for the purpose of reducing or eliminating any withholding tax that may be imposed on any payments to any Temasek Entity made under the Loan Documents and (y) a failure to provide an IRS Form W-8EXP to the Borrower or the Agent shall not prevent any Temasek Entity from being in compliance with its obligations under this Section 12.12 for purposes of clause (c) of the definition of “Excluded Taxes”.

Without limiting the generality of the foregoing:

(A)

any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(i)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form), as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)	executed copies of IRS Form W-8ECI (or any successor form);

(iii)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(iv)

to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner and supplementary documentation as may be prescribed by applicable law, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)

if a payment made to a Lender or Agent under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender or Agent shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender or Agent has complied with such Lender’s or Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(b) For purposes of this Section 12.12, the term “applicable law” includes FATCA.

12.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH

PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 12.13 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

12.14 USA Patriot Act Notice; Beneficial Ownership Certification. Pursuant to Section 326 of the USA Patriot Act, the Agent and the Lenders hereby notify the Credit Parties that if they or any of their Subsidiaries open an account, including any loan, deposit account, treasury management account, or other extension of credit with the Agent or any Lender, the Agent or the applicable Lender will request the applicable Person’s name, tax identification number, business address and other information necessary to identify such Person (and may request such Person’s organizational documents or other identifying documents) to the extent necessary for the Agent and the applicable Lender to comply with the USA Patriot Act. The Borrower shall also deliver, from time to time at the reasonable request of the Agent or any Lender, a completed certification regarding beneficial ownership to the extent required by 31 C.F.R. §1010.230, together with any other information required under such regulation.

12.15 Complete Agreement; Conflicts. This Agreement, the Notes (if issued), any Requests for Loan and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

12.16 Severability. In case any one or more of the obligations of the Credit Parties under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Credit Parties shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Credit Parties under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

12.17 Table of Contents and Headings; Section References. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof and references herein to “sections,” “subsections,” “clauses,” “paragraphs,” “subparagraphs,” “exhibits” and “schedules” shall be to sections, subsections, clauses, paragraphs, subparagraphs, exhibits and schedules, respectively, of this Agreement unless otherwise specifically provided herein or unless the context otherwise clearly indicates.

12.18 Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

12.19 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

12.20 Electronic Transmissions.

(a) Each of the Agent, the Credit Parties, the Lenders, and each of their Affiliates is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. The Borrower and each other Credit Party hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) All uses of an E-System shall be governed by and subject to, in addition to Section 12.5 and this Section 12.20, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by the Agent, the Credit Parties and the Lenders in connection with the use of such E-System.

(c) All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of the Agent or any of its Affiliates, nor the Borrower or any of its respective Affiliates warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Agent or any of its Affiliates, or the Borrower or any of its respective Affiliates in connection with any E-Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. The Agent, the Borrower and its Subsidiaries, and the Lenders agree that the Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System. The Agent and the Lenders agree that the Borrower has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

12.21 Advertisements. The Agent and the Lenders, subject to the Borrower’s consent not to be unreasonably withheld, delayed or conditioned, may issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Credit Parties) (collectively, “Trade Announcements”). No Credit Party shall issue any Trade Announcement or disclose the name of Agent or any Lender except (i) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (ii) with the prior approval of Agent and such Lender not to be unreasonably withheld, delayed or conditioned.

12.22 Reliance on and Survival of Provisions. All terms, covenants, agreements, representations and warranties of the Credit Parties to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of any Credit Party in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender’s behalf, and those covenants and agreements of the Borrower and the Lenders, as applicable, set forth in Sections 8.3, 8.6, 9.3, 10.1, 10.4, 11.3, 11.7 and 12.4 hereof (together with any other indemnities of any Credit Party or Lender contained elsewhere in this Agreement or in any of the other Loan Documents) shall survive the repayment in full of the Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) and the termination of this Agreement and the other Loan Documents, including any commitment to extend credit thereunder.

12.23 Interest. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium), including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Indebtedness hereunder.

12.24 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

12.25 Specified Subordination Agreement. Notwithstanding anything herein to the contrary, the Indebtedness evidenced by this Agreement and the other Loan Documents and the exercise of any right or remedy by the Agent or the Lenders hereunder or thereunder are subject to the provisions of the Specified Subordination Agreement (to the extent such Specified Subordination Agreement is then in effect). In the event of any direct conflict between the terms of the Specified Subordination Agreement and any other Loan Document, the terms of the Specified Subordination Agreement (to the extent such Specified Subordination Agreement is then in effect) shall govern. Notwithstanding anything that may be contained herein to the contrary, all of the provisions of this Agreement and the other Loan Documents, including without limitation, the covenants of the Credit Parties contained herein and therein and all of the rights, remedies and powers provided for herein and therein, are subject to the provisions of the Specified Subordination Agreement to the extent such Specified Subordination Agreement is then in effect (it being understood that any breach by any Credit Party of its obligations hereunder or thereunder shall nonetheless constitute a default (and to the extent provided herein or therein, an Event of Default) hereunder or thereunder, as applicable, notwithstanding the foregoing).

12.26 Tax Characterization. Notwithstanding any provision of this Agreement, the parties hereto agree to treat the Loans advanced hereunder as indebtedness for U.S. federal income tax purposes and no party hereto shall take a contrary position on any tax return or otherwise, unless otherwise required ~~by applicable law~~due to a “final determination” within the meaning Section 1313(a) of the Code. Solely for Federal income tax purposes, the Borrower, on behalf of each Credit Party, and each Lender hereby agree that (i) each Loan made hereunder will be treated under Treasury Regulation Section 1.1273-2(h) as an investment unit consisting of the Loan and the ~~Warrants~~Seventh Amendment Warrant issued to the holders ~~thereof; (ii) an aggregate of $16,587,656 of the total amount of the Loan advanced by the Lenders will be allocated to such Warrants~~with respect to such Loan; (ii) the value allocated to the Seventh Amendment Warrant will equal its fair market value as of the Seventh Amendment Effective Date (as mutually agreed by the Agent and the Borrower) in accordance with Treasury Regulation Section 1.1273-2(h)(1); and (iii) the Borrower and the Lenders will file all Federal income tax returns in a manner consistent with the foregoing allocations.

[Signatures Follow On Succeeding Pages]

WITNESS the due execution hereof as of the day and year first above written.

DOUBLE HELIX PTE LTD, as Agent

By:
Name:
Title:

RENT THE RUNWAY, INC., as Borrower

By:
Name:
Title:

DOUBLE HELIX PTE LTD, as a Lender

By:
Name:
Title:

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

Exhibit B

Amended and Restated Credit Agreement Schedules 1.1 (Compliance Information), 5.3(b) (Real Property), 5.16 (Subsidiaries), 5.18 (Material Contracts), 5.20 (Capital Structure), and 5.23 (Employee Matters)

[OMITTED]

Exhibit C

Amended Security Agreement

(See attached)

Exhibit C

Conformed through ~~Second~~Third Amendment

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SPECIFIED SUBORDINATION AGREEMENT (AS DEFINED IN THE CREDIT AGREEMENT REFERENCED HEREIN) TO THE OBLIGATIONS OWED BY BORROWER UNDER THE SENIOR CREDIT AGREEMENT (AS DEFINED IN THE CREDIT AGREEMENT REFERENCED HEREIN).

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Agreement”), dated as of July 23, 2018, is entered into by and among the Borrower (as defined below), such other entities which from time to time become parties hereto (collectively, including the Borrower, the “Debtors” and each, individually, a “Debtor”) and Double Helix Pte Ltd (“Temasek”), as administrative agent for and on behalf of the Lenders (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Agent”). The addresses for the Debtors and the Agent, as of the date hereof, are set forth on the signature pages attached hereto.

R E C I T A L S:

A. Rent the Runway, Inc., a Delaware corporation (the “Borrower”), has entered into that certain Credit Agreement, dated as of July 23, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), with each of the lenders from time to time party thereto (collectively, including their respective successors and assigns, the “Lenders”) and the Agent, pursuant to which the Lenders have agreed, subject to the satisfaction of certain terms and conditions, to extend or to continue to extend financial accommodations to the Borrower, as provided therein.

B. Pursuant to the Credit Agreement, the Lenders have required that each of the Debtors grant (or cause to be granted) certain Liens to the Agent, for the benefit of the Agent and the Lenders, all to secure the obligations of the Borrower or any Debtor under the Credit Agreement or any other Loan Document (including any Guaranty).

C. The Debtors have directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement and the other Loan Documents.

D. The Agent is acting as agent for the Lenders pursuant to the terms and conditions of Section 11 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.1 Definitions Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement that are defined in the Credit Agreement or in Article 8 or 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the UCC on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Agent may otherwise determine. References to “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction which may be applicable to the grant and perfection of the Liens held by the Agent for the benefit of the Lenders pursuant to this Agreement.

The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

“Account” means any “account,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all rights of such Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by such Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of such Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.

“Additional Collateral” has the meaning specified in Section 4.1(e) of this Agreement.

“Chattel Paper” means any “chattel paper,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by a Debtor, and shall include both electronic Chattel Paper and tangible Chattel Paper.

“Collateral” has the meaning specified in Section 2.1 of this Agreement.

“Collateral Compliance Report” means a report in the form attached hereto as Exhibit C.

“Computer Records” means any computer records now owned or hereafter acquired by any Debtor.

“Copyright Licenses” means all license agreements to which a Debtor is a party with any other Person in connection with any of the Copyrights or such other Person’s copyrights, whether a Debtor is a licensor or a licensee under any such license agreement, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Copyrights” means all copyrights and mask works, whether or not registered, and all applications for registration of all copyrights and mask works, including, but not limited to all copyrights and mask works, and all applications for registration of all copyrights and mask works identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof); and (c) all rights corresponding thereto and all modifications, adaptations, translations, enhancements and derivative works, renewals thereof, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

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“Deposit Account” means a demand, time, savings, passbook, or similar account maintained with a bank. The term does not include investment property, investment accounts or accounts evidenced by an instrument.

“Document” means any “document,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by any Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by a Debtor.

“Equipment” means any “equipment,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and Vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“General Intangibles” means any “general intangibles,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all of such Debtor’s Intellectual Property; (b) all of such Debtor’s books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of such Debtor to retrieve data and other information from third parties; (c) all of such Debtor’s contract rights, partnership interests, membership interests and joint venture interests; (d) all rights of such Debtor to payment under chattel paper, documents, instruments and similar agreements; (e) letters of credit, letters of credit rights supporting obligations and rights to payment for money or funds advanced or sold of such Debtor; (f) all tax refunds and tax refund claims of such Debtor; (g) all choses in action and causes of action of such Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor; (h) all rights and claims of such Debtor under warranties and indemnities; (i) all health care receivables; and (j) all rights of such Debtor under any insurance, surety or similar contract or arrangement.

“Instrument” means any “instrument,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include all Promissory Notes (including without limitation, any Intercompany Notes held by such Debtor), drafts, bills of exchange and trade acceptances, whether now owned or hereafter acquired.

“Intellectual Property” means Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, Trade Secrets and all other intellectual property and proprietary rights, including, without limitation, those described on Schedule 1.1 attached hereto and incorporated herein by reference.

“Inventory” means any “inventory,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all Units; (b) other goods and other personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service; (c) all raw materials, work-in-process, finished goods, supplies and materials of such Debtor; (d) all wrapping, packaging, advertising and shipping materials of such Debtor; (e) all goods that have been returned to, repossessed by or stopped in transit by such Debtor; and (f) all Documents evidencing any of the foregoing.

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“Investment Property” means any “investment property” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by a Debtor, and in any event, shall include without limitation all shares of stock and other equity, partnership or membership interests constituting securities, of the Domestic Subsidiaries of such Debtor from time to time owned or acquired by such Debtor in any manner (including, without limitation, the Pledged Shares), and the certificates and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares.

“Licenses” means the Copyright Licenses, the Patent Licenses and the Trademark Licenses.

“Lock Box” has the meaning specified in Section 6.3(a) of this Agreement.

“Patent Licenses” means all license agreements to which a Debtor is a party with any other Person in connection with any of the Patents or such other Person’s patents, whether a Debtor is a licensor or a licensee under any such license agreement, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Patents” means all letters patent, patent applications and patentable inventions, including, without limitation, all patents and patent applications identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation, (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

“Permitted Liens” means Liens permitted under Section 7.2 of the Credit Agreement.

“Pledged Debt” means the indebtedness described in Schedule 1.2 hereto and all indebtedness from time to time owned or acquired by a Debtor, the Promissory Notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and Commodity Contracts, notes, debentures, bonds, Promissory Notes or other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements in any and all of the foregoing.

“Pledged Issuers” means, collectively, (a) the issuers of the shares of Equity Interests described in Schedule 1.2 hereto and (b) any other issuer of Equity Interests at any time and from time to time owned or acquired by a Debtor whose shares of Equity Interests are required to be pledged as Collateral under this Agreement.

“Pledged Shares” means (a) the shares of Equity Interests of the Pledged Issuers, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, (b) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and Commodity Contracts, notes, debentures,

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bonds, Promissory Notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and (c) without affecting the obligations of any Debtor under any provision prohibiting such action under this Agreement, the Credit Agreement or any other Loan Document, in the event of any consolidation or merger involving any Pledged Issuer and in which such Pledged Issuer is not the surviving entity, all Equity Interests of the successor entity formed by or resulting from such consolidation or merger.

“Proceeds” means any “proceeds,” as such term is defined in Article 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Records” has the meaning specified in Section 3.2 of this Agreement.

“Restricted Assets” has the meaning specified in Section 2.1 of this Agreement.

“Rights to Payment” has the meaning specified in Section 2.1 of this Agreement.

“Software” means all (i) computer programs and software (including components thereof), whether in source code, object code, or other form, (ii) software implementations of algorithms, models and methodologies, firmware, and application programming interfaces and (iii) all data, data dictionaries, databases, collections of data, descriptions, schematics, specifications, flow charts and other work product used in, linked to, or embedded in any of (i) or (ii), together with (a) supporting information and documentation provided in connection with a transaction relating to the foregoing and (b) computer programs or software embedded in goods and any supporting information provided in connection with a transaction relating to the program or software whether or not the program or software is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a Person acquires a right to use the program or software in connection with the goods, and whether or not the program or software is embedded in goods that consist solely of the medium in which the program or software is embedded.

“Trade Secret Licenses” means all license agreements to which a Debtor is a party with any other Person in connection with any of the Trade Secrets, whether a Debtor is a licensor or a licensee under any such agreement, subject, in each case, to the terms of such license agreements.

“Trade Secrets” shall mean any trade secrets under applicable law, including in know-how, Software, methods, formulae, algorithms, and all forms of confidential or proprietary information, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future misappropriations and thefts thereof and (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trade Secret Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof).

“Trademark Licenses” means all license agreements to which a Debtor is a party with any other Person in connection with any of the Trademarks or such other Person’s names or trademarks, whether a Debtor is a licensor or a licensee under any such license agreement, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, and to sell and advertise for sale, all inventory now or hereafter covered by such licenses.

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“Trademarks” means all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations, and any renewals thereof, including, without limitation, each registration and application identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (c) all rights corresponding thereto and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

“Units” has the meaning given to such term in the Credit Agreement.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

ARTICLE 2

Security Interest

Section 2.1 Grant of Security Interest. As collateral security for the prompt payment and performance in full when due of the Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) (whether at stated maturity, by acceleration or otherwise), each Debtor hereby grants, pledges, assigns, transfers and conveys to the Agent for the benefit of the Agent and the Lenders, and grants the Agent for the benefit of the Agent and the Lenders a continuing Lien on and security interest in, all of such Debtor’s right, title and interest in and to all personal property of such Debtor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the “Collateral”):

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all Commercial Tort Claims described on Schedule 2.1;

(d)	all General Intangibles (including, without limitation, such Debtor’s Intellectual Property);

(e)	all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

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(f)	all Letter-of-Credit Rights;

(g)	all Pledged Interests;

(h)	all Supporting Obligations;

(i)	all Documents;

(j)	all Instruments;

(k)

all Deposit Accounts and any other cash collateral, deposit or investment accounts, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of the Agent or any Lender or any affiliate, representative, agent or participant of the Agent or any Lender;

(l)	all Computer Records and Software, whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software;

(m)	all Investment Property;

(n)	all Contracts, together with all Contract Rights arising thereunder;

(o)	all Supporting Obligations;

(p)	all Additional Collateral;

(q)

all other tangible and intangible personal property of such Debtor (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Debtor described in the preceding clauses of this Section 2.1 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Debtor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Debtor or any other Person from time to time acting for such Debtor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2.1 hereof or are otherwise necessary or helpful in the collection or realization thereof; and

(r)	the Proceeds, in cash or otherwise, and products of the foregoing;

in each case, howsoever such Debtor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, the term “Collateral” shall not include (i) rights under or with respect to any contract, agreement, license, permit or authorization to the extent any such contract, agreement, license, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a Lien over the rights of a grantor thereunder or which would be invalid or unenforceable upon any such assignment or grant (the “Restricted Assets”) (other than to the extent that any such term (A) has

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been waived or (B) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the UCC or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Debtor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Debtor in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement, (ii) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral, (iii) any Excluded Account (as defined in the Credit Agreement), (iv) in the case of a Foreign Subsidiary or CFC Holding Company (including any CFC) of such Debtor that is not required to be a Guarantor, subject to Section 6.13 of the Credit Agreement, more than 65% (or such greater percentage ~~that, due to a change in applicable law after the date hereof, (A) would not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary or CFC Holding Company as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s or CFC Holding Company’s United States parent and (B) would not~~unless such greater percentage would reasonably be expected to cause any material adverse tax consequences to the Borrower as jointly determined in good faith by the Borrower and the Agent) of the issued and outstanding shares of Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) (it being understood and agreed that the Collateral shall include 100% of the issued and outstanding shares of Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) or other equity interest of such Foreign Subsidiary or CFC Holding Company (including any CFC)), or (v) any asset to the extent the Agent determines, in consultation with the Borrower, the cost, burden, difficulty and/or consequence (including adverse tax consequences) of obtaining a guaranty or security interest with respect thereto outweigh the benefit to the Lenders.

Section 2.2 Debtors Remain Liable. Notwithstanding anything to the contrary contained herein, (a) the Debtors shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent or any Lender of any of their respective rights or remedies hereunder shall not release the Debtors from any of their duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) neither the Agent nor any of the Lenders shall have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and none of them shall be obligated to perform any of the obligations or duties of the Debtors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 2.3 Security for Secured Indebtedness.

The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Secured Indebtedness”):

(a)

the prompt payment by each Debtor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by the Borrower in respect of the Credit Agreement and/or the other Loan Documents, including, without limitation, (i) all Indebtedness, (ii) in the case of a

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Guarantor, all amounts from time to time owing by such Debtor in respect of the Guaranty to which it is a party, including, without limitation, all obligations guaranteed by such Debtor and (iii) all interest, fees, premiums or other amounts (including the ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium and Prepayment Premium), commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document (including, without limitation, all interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts that accrue after the commencement of any Insolvency Proceeding of any Debtor, whether or not the payment of such interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts are unenforceable or are not allowable, in whole or in part, due to the existence of such Insolvency Proceeding); and

(b)	the prompt payment and due performance and observance by each Debtor of all of its other obligations from time to time existing in respect of this Agreement and any other Loan Document.

ARTICLE 3

Representations and Warranties

To induce the Agent to enter into this Agreement and the Agent and the Lenders to enter into the Credit Agreement, each Debtor represents and warrants to the Agent and to each Lender as follows, each such representation and warranty being a continuing representation and warranty, surviving until termination of this Agreement in accordance with the provisions of Section 7.12 of this Agreement:

Section 3.1 Title. Such Debtor is, and with respect to Collateral acquired after the date hereof such Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for the Permitted Liens; provided that, other than the Lien established under this Agreement and the Lien in favor of the Senior Agent, for the benefit of the Senior Lenders, under the Senior Loan Documents, no Lien on any Pledged Shares shall constitute a Permitted Lien. The Perfection Certificate, a copy of which has been delivered to the Agent on the Sixth Amendment Effective Date, is true, complete and correct in all material respects as of the Sixth Amendment Effective Date.

Section 3.2 Change in Form or Jurisdiction; Successor by Merger; Location of Books and Records. As of the date hereof, each Debtor (a) is duly organized and validly existing as a corporation (or other business organization) under the laws of its jurisdiction of organization; (b) is formed in the jurisdiction of organization and has the registration number and tax identification number set forth on Schedule 3.2 attached hereto; (c) has not changed its respective corporate form or its jurisdiction of organization at any time during the five years immediately prior to the date hereof, except as set forth on such Schedule 3.2; (d) except as set forth on such Schedule 3.2 attached hereto, no Debtor has, at any time during the five years immediately prior to the date hereof, become the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise of any other Person, and (e) keeps true and accurate books and Records in its chief executive office indicated on such Schedule 3.2.

Section 3.3 Representations and Warranties Regarding Certain Types of Collateral.

(a)

Location of Inventory and Equipment. As of the date hereof, (i) all Inventory (except Units in the possession of a customer of a Debtor under a leasing arrangement in the ordinary course of business or at a cleaning location in the ordinary course of business, or is in transit to or from the same) in excess of $500,000 in the aggregate and Equipment (except trailers, rolling stock, vessels, aircraft and Vehicles) in excess of $500,000 in the

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aggregate of each Debtor are located at the places specified on Schedule 3.3(a) attached hereto, (ii) the name and address of the landlord leasing any location to any Debtor is identified on such Schedule 3.3(a), and (iii) the name of and address of each bailee or warehouseman which holds any Collateral and the location of such Collateral is identified on such Schedule 3.3(a).

(b)

Account Information. As of the date hereof, all Deposit Accounts, cash collateral accounts and investment accounts of each Debtor are located at the banks specified on Schedule 3.3(b) attached hereto which Schedule sets forth the true and correct name of each bank where such accounts are located, such bank’s address, the type of account and the account number.

(c)

Documents. As of the date hereof, except as set forth on Schedule 3.3(c), none of the Inventory or Equipment (other than trailers, rolling stock, vessels, aircraft and Vehicles) of such Debtor is evidenced by a Document (including, without limitation, a negotiable document of title).

(d)

Intellectual Property. Set forth on Schedule 1.1 (as the same may be amended from time to time) is a true and correct list of the issued or applied-for Patents, registered or applied-for Trademarks and registered or applied-for Copyrights owned by the Debtors as of the date hereof (including, in the case of the Patents, Trademarks and Copyrights, the applicable name, date of registration (or of application if registration not completed) and application or registration number).

Section 3.4 Pledged Shares.

(a)

Duly Authorized and Validly Issued. The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares that are membership interests or partnership units (if any) have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof, and, to the extent applicable, are fully paid and nonassessable. No such membership or partnership interests constitute “securities” within the meaning of Article 8 of the UCC, and each Debtor covenants and agrees not to allow any such membership or partnership interest to become “securities” for purposes of Article 8 of the UCC.

(b)

Valid Title; No Liens; No Restrictions. Each Debtor is the legal and beneficial owner of the Pledged Shares, free and clear of any Lien (other than the Liens created by this Agreement and the Lien in favor of the Senior Agent for the benefit of the Senior Lenders), and such Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares. None of the Pledged Shares are subject to any contractual or other restrictions upon the pledge or other transfer of such Pledged Shares, other than those imposed by securities laws generally. No issuer of Pledged Shares is party to any agreement granting “control” (as defined in Section 8-106 of the UCC) of such Debtor’s Pledged Shares to any third party. All such Pledged Shares are held by each Debtor directly and not through any securities intermediary.

(c)

Description of Pledged Shares; Ownership. The Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership units or membership interests of the issuers thereof indicated on Schedule 1.2 (as the same may be amended from time to time) and such Schedule contains a description of all shares of capital stock, membership interests and other equity interests of or in any Subsidiaries owned by such Debtor.

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Section 3.5 Intellectual Property.

(a)

Filings and Recordation. Each Debtor has made all necessary filings and recordations to protect and maintain its interest in the Trademarks, Patents and Copyrights set forth on Schedule 1.1 (as the same may be amended from time to time), including, without limitation, all necessary filings and recordings, and payments of all maintenance fees, in the United States Patent and Trademark Office and United States Copyright Office, in each case to the extent such Trademarks, Patents and Copyrights are material to such Debtor’s business.

(b)

Trademarks and Trademark Licenses Valid. (i) Each Trademark of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, registrable and enforceable, (ii) each of the material Trademark Licenses of the Debtors is valid and enforceable, in each case of the foregoing, to the Debtor’s knowledge, and has not been adjudged invalid or unenforceable, in whole or in part, and (iii) the Debtors have notified the Agent in writing of all uses of any material Trademark or Trademark License of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties.

(c)

Patents and Patent Licenses Valid. (i) Each Patent of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, patentable and enforceable except as otherwise set forth on Schedule 1.1 (as the same may be amended from time to time), (ii) each of the material Patent Licenses of the Debtors is valid and enforceable, in each case of the foregoing, to the Debtor’s knowledge, and has not been adjudged invalid or unenforceable, in whole or in part, and (iii) the Debtors have notified the Agent in writing of all uses of any Patent or Patent License material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(d)

Copyright and Copyright Licenses Valid. (i) Each Copyright of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, uncopyrightable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, copyrightable and enforceable, (ii) each of the material Copyright Licenses of the Debtors is valid and enforceable, in each case of the foregoing, to the Debtor’s knowledge, and has not been adjudged invalid or unenforceable, in whole or in part, and (iii) the Debtors have notified the Agent in writing of all uses of any Copyright or Copyright License material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(e)

Trade Secret Licenses Valid. Each of the material Trade Secret Licenses of the Debtors is valid and enforceable, in each case of the foregoing, to the Debtor’s knowledge, and has not been adjudged invalid or unenforceable, in whole or in part.

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(f)

No Assignment. The Debtors have not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or encumbrance of any of the Intellectual Property included in the Collateral, except as permitted by the Credit Agreement. No Debtor has granted any material license, shop right, release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Intellectual Property included in the Collateral, except as permitted by the Credit Agreement, as set forth on Schedule 1.1 or as otherwise disclosed to the Agent in writing and agreed and acknowledged by the Agent in writing.

(g)

Products Marked. Each Debtor has marked its products with the trademark registration symbol, copyright notices, the numbers of all appropriate patents, the common law trademark symbol or the designation “patent pending,” as the case may be, to the extent that such Debtor, in good faith, believes is reasonably and commercially practicable.

(h)

Other Rights. No Debtor has knowledge of the existence of any right or any claim (other than as provided by this Agreement) that is likely to be made under or against any item of Intellectual Property contained on Schedule 1.1 to the extent such claim could reasonably be expected to have a Material Adverse Effect.

(i)

No Claims. Except as set forth on Schedule 1.1 or as otherwise disclosed to the Agent in writing, no claim has been made and is continuing or, to any Debtor’s knowledge, threatened in writing that the use by any Debtor of any item of Intellectual Property is invalid or unenforceable or that the use by any Debtor of any Intellectual Property does or may violate the rights of any Person. To the Debtors’ knowledge except as set forth on Schedule 1.1, there is no infringement or unauthorized use of any item of Intellectual Property contained on Schedule 1.1 or as otherwise disclosed by any Debtor to the Agent in writing and agreed and acknowledged by the Agent in writing.

(j)

No Consent. No consent of any party (other than such Debtor) to any material Patent License, Copyright License or Trademark License is required, or purports to be required, to be obtained by or on behalf of such Debtor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each material Patent License, Copyright License and Trademark License is in full force and effect and constitutes a valid and legally enforceable obligation of the applicable Debtor and (to the knowledge of the Debtors) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the material Patent Licenses, Copyright Licenses or Trademark Licenses by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect. Neither the Debtors nor (to the knowledge of any Debtor) any other party to any Patent License, Copyright License or Trademark License constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on the value of the Intellectual Property included in the Collateral. To the knowledge of such Debtor, the right, title and interest of the applicable Debtor in, to and under each material Patent License, Copyright License and Trademark License is not subject to any defense, offset, counterclaim or claim. Each Debtor has delivered to the Agent true, complete and correct copies of each agreement disclosed on Schedule 5.29 of the Credit Agreement.

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(k)

Ownership. Except as set forth on Schedule 1.1 hereto, the Debtors are the sole owners of the material Intellectual Property included in the Collateral, except for license grants permitted by the Credit Agreement or as otherwise disclosed to the Agent in writing and agreed and acknowledged by the Agent in writing. To the Debtors’ knowledge, each of the Copyrights, Trademarks and Patents set forth on Schedule 1.1 is valid and enforceable, and no part of such Intellectual Property or any material Trade Secret of any of the Debtors has been judged invalid or unenforceable, in whole or in part, and no claim has been made to a Debtor that any part of such Intellectual Property violates the rights of any third party except, in each case, to the extent such judgment or claim could not reasonably be expected to cause a Material Adverse Effect.

Section 3.6 Priority. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office with respect to any outstanding obligation of such Debtor except (i) as may have been filed in favor of the Agent pursuant to this Agreement and the other Loan Documents and (ii) financing statements filed to perfect Permitted Liens (which shall not, in any event, grant a Lien over the Pledged Shares, other than the Lien in favor of the Senior Agent, for the benefit of the Senior Lenders, under the Senior Loan Documents).

Section 3.7 Perfection. Upon the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 3.7 attached hereto, the security interest in favor of the Agent created herein will constitute a valid and perfected Lien (with the priority set forth in the Specified Subordination Agreement) upon and security interest in the Collateral which may be created and perfected either under the UCC by filing financing statements.

Section 3.8 Agent’s Rights; Perfection Requirement.

(a)

The exercise by the Agent of any of its rights and remedies hereunder will not contravene any law or Contractual Obligation binding on or otherwise affecting any Debtor or any of its properties and will not result in, or require the creation of, any Lien upon or with respect to any of its properties.

(b)

No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for the exercise by the Agent of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Interests by laws affecting the offering and sale of securities generally. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for the perfection of the security interest purported to be created hereby in the Collateral, except (A) for the filing under the UCC as in effect in the applicable jurisdiction of the financing statements described in Schedule 3.7 hereto, all of which financing statements have been duly filed and are in full force and effect, (B) with respect to the perfection of the security interest created hereby in the United States Intellectual Property included in the Collateral and Licenses, for the recording of the appropriate Notice of Grant of Security Interest, substantially in the form of Exhibit D hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (C) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (D) with respect to the

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perfection of the security interest created hereby in titled collateral, for the submission of an appropriate application requesting that the Lien of the Agent be noted on the certificate of title or certificate of ownership, completed and authenticated by the applicable Debtor, together with the certificate of title or certificate of ownership, with respect to such titled collateral, to the appropriate Governmental Authority, (E) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts (other than the Permitted Account and any Excluded Account), electronic Chattel Paper with an aggregate value in excess of $250,000 for all such Chattel Paper, Investment Property or Letter-of-Credit Rights with an aggregate value in excess of $250,000 for all such Letter-of-Credit Rights, the taking of such actions, and (F) the Agent’s or, at any time prior to the date on which the Senior Debt is ~~Paid in Full (as defined in the Specified Subordination Agreement)~~paid in full (the “Senior Debt Termination Date”), the Senior Agent’s, acting as gratuitous bailee for the Agent in accordance with the Specified Subordination Agreement, having possession of all Documents, Chattel Paper with an aggregate value in excess of $250,000 for all such Chattel Paper, Instruments and cash constituting Collateral (subclauses (A)-(F), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(c)

This Agreement creates a legal, valid and enforceable security interest in favor of the Agent, for the benefit of the Agent and the Lenders, in the Collateral, as security for the Secured Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium). The Perfection Requirements result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which any Debtor obtains rights after the date hereof, will be, perfected security interests, and the recording of such instruments of assignment described above. Such Perfection Requirements and all other action necessary or desirable to perfect and protect such security interest have been duly made or taken, except for (i) the Agent’s or, at any time prior to the Senior Debt Termination Date, the Senior Agent’s, acting as gratuitous bailee for the Agent in accordance with the Specified Subordination Agreement, having possession of all Instruments, Documents, Chattel Paper and cash constituting Collateral after the date hereof, (ii) the Agent’s having control of all Deposit Accounts, electronic Chattel Paper, Investment Property or Letter-of-Credit Rights constituting Collateral after the date hereof, in each case, at any time prior to the Senior Debt Termination Date, subject to the rights of the Senior Agent in accordance with the Specified Subordination Agreement, and (iii) the other filings and recordations and actions described in Section 3.8(b) hereof.

(d)

As of the date hereof, no Debtor holds any Commercial Tort Claims worth in excess of $250,000 individually in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant, except for such claims described in Schedule 2.1.

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ARTICLE 4

Covenants

Each Debtor covenants and agrees with the Agent, until termination of this Agreement in accordance with the provisions of Section 7.12 hereof, as follows:

Section 4.1 Covenants Regarding Certain Kinds of Collateral.

(a)

Promissory Notes and Tangible Chattel Paper. If the Debtors, now or at any time hereafter, collectively hold or acquire any promissory notes or tangible Chattel Paper for which the principal amount thereof or the obligations evidenced thereunder are, in the aggregate, in excess of $250,000, the applicable Debtors shall promptly notify the Agent in writing thereof and forthwith endorse, assign and deliver the same to the Agent or, at any time prior to the Senior Debt Termination Date, to the Senior Agent, acting as gratuitous bailee for the Agent in accordance with the Specified Subordination Agreement, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably specify, and cause all such Chattel Paper to bear a legend reasonably acceptable to the Agent indicating that the Agent has a security interest in such Chattel Paper.

(b)

Electronic Chattel Paper and Transferable Records. If the Debtors, now or at any time hereafter, collectively hold or acquire an interest in any electronic Chattel Paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, worth, in the aggregate, in excess of $250,000, the applicable Debtors shall promptly notify the Agent in writing thereof and, at the request and option of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent control, under Section 9-105 of the UCC, of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(c)

Letter-of-Credit Rights. If the Debtors, now or at any time hereafter, collectively are or become beneficiaries under letters of credit, with an aggregate face amount in excess of $250,000, the applicable Debtors shall promptly notify the Agent in writing thereof and, at the request of the Agent, the applicable Debtors shall, pursuant to an agreement in form and substance reasonably satisfactory to the Agent either arrange (i) for the issuer and any confirmer of such letters of credit to consent to an assignment to the Agent of the proceeds of the letters of credit or (ii) for the Agent (or its designee) to become the transferee beneficiary of the letters of credit, together with, in each case, any such other actions as reasonably requested by the Agent to perfect its first priority Lien in such letter of credit rights. The applicable Debtor shall retain the proceeds of the applicable letters of credit until a Default or Event of Default has occurred and is continuing whereupon the proceeds are to be delivered to the Agent and applied as set forth in the Credit Agreement and the Specified Subordination Agreement.

(d)

Commercial Tort Claims. If the Debtors, now or at any time hereafter, collectively hold or acquire any commercial tort claims, which, the reasonably estimated value of which are in aggregate excess of $250,000, the applicable Debtors shall immediately notify the Agent in a writing signed by such Debtors of the particulars thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

(e)

Pledged Interests. (i) All Promissory Notes which the principal amount thereof or the obligations evidenced therefor is in excess of $500,000 in the aggregate, certificates and Instruments constituting Pledged Interests from time to time required to be pledged to the Agent pursuant to the terms of this Agreement or the Credit Agreement (the “Additional Collateral”) shall be delivered to the Agent or, at any time prior to the Senior Debt

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Termination Date, to the Senior Agent, acting as gratuitous bailee for the Agent in accordance with the Specified Subordination Agreement, promptly upon, but in any event within 10 Business Days of, receipt thereof by or on behalf of any of the Debtors. All Promissory Notes, certificates and Instruments shall be (A) held by or on behalf of the Agent pursuant hereto, or at any time prior to the Senior Debt Termination Date, by or on behalf of the Senior Agent as gratuitous bailee for the Agent in accordance with the Specified Subordination Agreement, and (B) delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment executed in blank. If any Pledged Interests consist of uncertificated securities, such Debtor shall cause (x) the Agent (or its designated custodian or nominee) to become the registered holder thereof, or (y) each issuer of such securities to agree that it will comply with instructions originated by the Agent with respect to such securities without further consent by such Debtor. If any Pledged Interests consist of security entitlements, such Debtor shall (x) transfer such security entitlements to the Agent (or its custodian, nominee or other designee), or (y) cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Agent without further consent by such Debtor.

(ii)

Within 10 Business Days of the receipt by a Debtor of any Additional Collateral, a pledge amendment duly executed by such Debtor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”), shall be delivered to the Agent, in respect of the Additional Collateral that must be pledged pursuant to this Agreement or the Credit Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedule 1.2 hereto. Each Debtor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Promissory Notes, certificates or Instruments listed on any Pledge Amendment delivered to the Agent or, at any time prior to the Senior Debt Termination Date, to the Senior Agent, acting as gratuitous bailee for the Agent in accordance with the Specified Subordination Agreement, shall for all purposes hereunder constitute Pledged Interests and such Debtor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 3 hereof with respect to such Additional Collateral.

(iii)

If any Debtor shall receive, by virtue of such Debtor being or having been an owner of any Pledged Interests, any Additional Collateral consisting of any (i) Equity Interest certificate (including, without limitation, any certificate representing an Equity Interest dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), Promissory Note or other Instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Interests, or otherwise, (iii) dividends or distributions payable in cash (except such dividends and/or distributions permitted to be retained by any such Debtor pursuant to Section 4.7 hereof) or in securities or other property or (iv) dividends, distributions, cash, Instruments, Investment Property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Debtor shall receive such Equity Interest certificate, Promissory Note, Instrument, option, right, payment or distribution in trust for the benefit of the Agent, shall segregate it from such Debtor’s other property and shall promptly deliver it to the Agent or, at any time prior to the Senior Debt Termination Date, to the Senior Agent, acting as gratuitous bailee for the Agent in accordance with the Specified Subordination Agreement, in the exact form received, with any necessary indorsement and/or instrument of transfer or assignment executed in blank, all in form and substance reasonably satisfactory to the Agent, to be held by the Agent as Pledged Interests.

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(f)	Equipment and Inventory.

(i)

Location. Each Debtor shall keep its Equipment (other than Vehicles) and Inventory (other than Units in the possession of, or in the process of being delivered to or from, a customer of the Borrower under a leasing arrangement in the ordinary course of business or at, or in the process of being delivered to or from, a cleaning location in the ordinary course of business) at any of the locations specified on Schedule 3.3(a) attached hereto or as otherwise disclosed in writing to the Agent from time to time so long as (A) all action has been taken to grant to the Agent a perfected security interest in such Equipment and Inventory (subject only to Permitted Liens) in favor of the Agent, for the benefit of the Agent and the Lenders, (B) the Agent’s rights in such Equipment and Inventory, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Equipment and Inventory, are not adversely affected thereby and (C) the Debtors are in compliance with the other provisions of this Agreement, including subsection (ii) below.

(ii)	Collateral Access Agreement. Each Debtor shall provide, as applicable, Collateral Access Agreements as required under Sections 4.3 and 6.13 of the Credit Agreement.

(iii)	Maintenance. Each Debtor shall maintain the Equipment and Inventory in such condition as may be specified by the terms of the Credit Agreement.

(g)	Intellectual Property.

(i)

If applicable, contemporaneously with the execution of this Agreement, each Debtor is duly executing and delivering the applicable Notice of Grant of Security Interest in the form attached hereto as Exhibit D. Except as provided in subsection (ii) below, each Debtor (either itself or through licensees) will take actions necessary to maintain all of the Intellectual Property included in the Collateral in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force, free from any claim of abandonment for non-use.

(ii)

Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, no Debtor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work that is not material to the business of the Debtor, taken as a whole, that has been, or is in the process of being, discontinued, abandoned or terminated in the ordinary course of business, (B) that is being replaced with Intellectual Property owned by the Debtor substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property that may be abandoned or otherwise become invalid does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien and security interest created by this

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Agreement, (C) that is substantially the same as any other Intellectual Property that is in full force, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement or (D) to the extent not economically desirable in the conduct of the Debtors’ business (as determined by the Debtors using their commercially reasonable judgment).

(iii)

Each Debtor will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration or application for registration of the Intellectual Property listed on Schedule 1.1 or acquired after the date hereof (other than the Intellectual Property described in subsection (ii) above), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees.

(iv)

Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Debtor may abandon or otherwise permit any registered Intellectual Property included in the Collateral to become invalid without the prior written consent of the Agent, and if any Intellectual Property included in the Collateral is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Debtors will take such action as the Agent shall reasonably determine is necessary or advisable under the circumstances to protect such Intellectual Property.

(v)

In the event that any Debtor shall (A) obtain rights to any new Trademarks necessary for the operation of its business, or any reissue, renewal or extension of any existing Trademark necessary for the operation of its business, (B) obtain rights to or develop any new patentable inventions, or become entitled to the benefit of any Patent, or any reissue, division, continuation, renewal, extension or continuation-in-part of any existing Patent or any improvement thereof (whether pursuant to any license or otherwise), (C) obtain rights to or develop any new works protectable by Copyright, or become entitled to the benefit of any rights with respect to any Copyright or any registration or application therefor, or any renewal or extension of any existing Copyright or any registration or application therefor, or (D) obtain rights to or develop new other Intellectual Property, the provisions of Section 2.1 hereof shall automatically apply thereto and such Debtor shall give to the Agent reasonably prompt written notice thereof of any newly registered or applied for Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office in accordance with the terms of this Agreement and the Credit Agreement and shall execute and authenticate such documents and do such acts as shall be reasonably necessary to subject such Intellectual Property to the Lien and security interest created by this Agreement.

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(vi)

No Infringement. In the event that a Debtor becomes aware that any item of the Intellectual Property included in the Collateral which such Debtor has determined, using its commercially reasonable judgment, to be material to its business is infringed or misappropriated by a third party, such Debtor shall promptly notify the Agent in writing, and shall take such actions as such Debtor deems reasonably appropriate under the circumstances to protect such Intellectual Property, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Debtors. Each Debtor will advise the Agent in writing of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any material item of such Intellectual Property.

(vii)

Costs and Expenses. The Debtors shall reimburse and indemnify the Agent, in the same manner and to the same extent as set forth in Section 12.4 of the Credit Agreement (substituting each reference to the “Borrower” therein with references to the Debtors) for all costs and expenses incurred in the exercise of its rights under this Section 4.1(g).

(viii)

Notice. Prior to entering into or becoming bound by any license or agreement, the applicable Debtor shall provide written notice to the Agent of the material terms of such license or agreement with a description of its likely impact on such Debtor’s business or financial condition.

(h)

Accounts and Contracts. Each Debtor shall, in accordance with its usual business practices in effect from time to time, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. So long as no Default or Event of Default has occurred and is continuing and except as otherwise provided in Section 6.3, each Debtor shall have the right to collect and receive payments on its Accounts, and to use and expend the same in its operations in each case in compliance with the terms of the Credit Agreement.

(i)

Vehicles; Aircraft and Vessels. Notwithstanding any other provision of this Agreement, no Debtor shall be required to make any filings as may be necessary to perfect the Agent’s Lien on its Vehicles, aircraft and vessels, unless (i) a Default or an Event of Default has occurred and is continuing, whereupon the Agent may require such filings be made or (ii) such Debtor, either singly, or together with the other Debtors, owns Vehicles, aircraft and vessels (other than Vehicles provided for use by such Debtor’s executive employees) which have a fair market value of at least $250,000, in aggregate amount, whereupon the applicable Debtors shall provide prompt notice to the Agent, and the Agent, at its option, may require the applicable Debtors to execute such agreements and make such filings as may be necessary to perfect the Agent’s Lien for the benefit of the Lenders and ensure the priority thereof on the applicable Vehicles, aircraft and vessels.

(j)

Life Insurance Policies. If any Debtor, now or any time hereafter, is the beneficiary of a “key man life insurance policy”, it shall promptly notify the Agent in writing thereof, provide the Agent with a true and correct list of the Persons insured, the name and address of the insurance company providing the coverage, the amount of such insurance and the policy number, and, unless otherwise waived by the Agent in writing, take such actions as Agent may deem necessary or the Agent shall deem reasonably desirable to collaterally assign policy to the Agent for the benefit of the Agent and the Lenders.

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(k)

Deposit Accounts. Each Debtor agrees to promptly notify the Agent in writing of all Deposit Accounts (other than any Excluded Account), cash collateral accounts or investments accounts opened after the date hereof, and such Debtor shall, subject to the terms of Section 6.14 of the Credit Agreement, take such actions as the Agent may reasonably deem necessary (including the execution and delivery of an Account Control Agreement) to grant the Agent a perfected Lien over each of the Deposit Accounts (except for the Permitted Account and any Excluded Account), cash collateral accounts or investment accounts disclosed on Schedule 3.3(b) and over each of the additional accounts disclosed pursuant to this Section 4.1(k).

Section 4.2 Encumbrances. Each Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against any Lien (other than the Permitted Liens; provided that no Lien, other than the Lien created hereunder and under the Senior Loan Documents, shall exist over the Pledged Shares) or any restriction upon the pledge or other transfer thereof (other than as specifically permitted in the Credit Agreement), and shall defend such Debtor’s title to and other rights in the Collateral and the Agent’s pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Except to the extent permitted by the Credit Agreement or in connection with any release of Collateral under Section 7.13 hereof (but only to the extent of any Collateral so released), such Debtor shall do nothing to impair the rights of the Agent in the Collateral.

Section 4.3 Disposition of Collateral. Except as otherwise permitted under the Credit Agreement, no Debtor shall enter into or consummate any transfer or other disposition of Collateral.

Section 4.4 Insurance. The Collateral pledged by such Debtor or the Debtors will be insured (to the extent such Collateral is insurable) with insurance coverage in such amounts and of such types as are required by the terms of the Credit Agreement. In the case of all such insurance policies, each such Debtor shall designate the Agent, as mortgagee or lender loss payee and such policies shall provide that any loss be payable to the Agent, as mortgagee or lender loss payee, as its interests may appear. Further, upon the request of the Agent, each such Debtor shall deliver certificates evidencing such policies, including all endorsements thereon and those required hereunder, to the Agent; and each such Debtor assigns to the Agent, as additional security hereunder, all its rights to receive proceeds of insurance with respect to the Collateral. All such insurance shall, by its terms, provide that the applicable carrier shall, prior to any cancellation before the expiration date thereof, mail thirty (30) days’ prior written notice to the Agent of such cancellation. Each Debtor further shall provide the Agent upon request with evidence reasonably satisfactory to the Agent that each such Debtor is at all times in compliance with this paragraph. Upon the occurrence and during the continuance of a Default or an Event of Default, the Agent may, at its option, act as each such Debtor’s attorney-in-fact in obtaining, adjusting, settling and compromising such insurance and endorsing any drafts. Upon such Debtor’s failure to insure the Collateral as required in this covenant, the Agent may, at its option, procure such insurance and its costs therefor shall be charged to such Debtor, payable on demand, with interest at the highest rate set forth in the Credit Agreement and added to the Indebtedness secured hereby. The disposition of proceeds payable to such Debtor of any insurance on the Collateral shall be governed by the terms of the Credit Agreement.

Section 4.5 Corporate Changes; Books and Records; Inspection Rights. (a) No Debtor shall change its respective name, identity, corporate structure or jurisdiction of organization, or identification number in any manner that might make any financing statement filed in connection with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC unless such Debtor shall have given the Agent thirty (30) days prior written notice with respect to any change in such Debtor’s corporate structure, jurisdiction of organization, name or identity and shall have taken all action deemed reasonably necessary by the Agent under the circumstances to protect its Liens and the perfection and priority thereof, (b) each Debtor shall keep the Records at the location specified on Schedule 3.2 as the location of such books and records or as otherwise specified in writing to the Agent and (c) the Debtors shall permit the Agent, the Lenders, and their respective agents and representatives to conduct inspections, discussion and audits of the Collateral in accordance with the terms of the Credit Agreement.

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Section 4.6 Notification of Lien; Continuing Disclosure. (a) Each Debtor shall promptly notify the Agent in writing of any Lien, encumbrance or claim (other than a Permitted Lien, to the extent not otherwise subject to any notice requirements under the Credit Agreement) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien, encumbrance or claim; and (b) concurrently with delivery of the quarterly financial statements for each fiscal quarter delivered pursuant to Section 6.1(b) of the Credit Agreement, the Debtors shall execute and deliver to the Agent a Collateral Compliance Report in the form attached hereto as Exhibit C.

Section 4.7 Covenants Regarding Pledged Shares.

(a)	Voting Rights and Distributions.

(i)

So long as no Default or Event of Default shall have occurred and be continuing (both before and after giving effect to any of the actions or other matters described in clauses (A) or (B) of this subparagraph):

(A)

Each Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and ratifications) pertaining to any of the Pledged Shares or any part thereof; provided, however, that (A) each Debtor will give the Agent at least 5 Business Days’ written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right which could reasonably be expected to adversely affect the value, liquidity or marketability of any Collateral or the creation, perfection and priority of the Agent’s Lien thereon and (B) no Debtor will exercise or refrain from exercising any such right, as the case may be, if the Agent or, at any time prior to the Senior Debt Termination Date, the Senior Agent gives such Debtor notice that, in the Agent’s or Senior Agent’s judgment, as applicable, such action (or inaction) could reasonably be expected to violate the terms of any Loan Document or have a Material Adverse Effect; and

(B)

Except as otherwise provided by the Credit Agreement, such Debtor shall be entitled to receive and retain any and all dividends, distributions and interest paid in respect to any of the Pledged Shares; provided, however, that any and all (A) dividends, distributions and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Credit Agreement, shall be, and shall forthwith be delivered to the Agent or, at any time prior to the Senior Debt Termination Date, to the Senior Agent, acting as gratuitous bailee for the Agent in accordance with the

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Specified Subordination Agreement, to hold as, Pledged Interests and shall, if received by any of the Debtors, be received in trust for the benefit of the Agent, shall be segregated from the other property or funds of the Debtors, and shall be forthwith delivered to the Agent, or at any time prior to the Senior Debt Termination Date, to the Senior Agent, acting as gratuitous bailee for the Agent in accordance with the Specified Subordination Agreement, in the exact form received with any necessary indorsement and/or appropriate instruments of transfer or assignment or undated stock powers duly executed in blank, to be held by the Agent as Pledged Interests and as further collateral security for the Secured Indebtedness.

(ii)	Subject to the Specified Subordination Agreement, upon the occurrence and during the continuance of a Default or an Event of Default:

(A)

The Agent may, without notice to such Debtor, transfer or register in the name of the Agent or any of its nominees, for the equal and ratable benefit of the Lenders, any or all of the Pledged Shares and the Proceeds thereof (in cash or otherwise) held by the Agent hereunder, and the Agent or its nominee may thereafter, after delivery of notice to such Debtor, exercise all voting and corporate rights at any meeting of any corporation issuing any of the Pledged Shares and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if the Agent or its nominee were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such Pledged Shares or upon the exercise by any such issuer or the Agent or its nominee of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, all without liability except to the extent set forth in Section 4.7(b), but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Agent shall not be responsible for any failure to do so or delay in so doing.

(B)

All rights of such Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.7(a)(i)(A) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 4.7(a)(i)(B) shall be suspended until such Default or Event of Default shall no longer exist, and all such rights shall, until such Default or Event of Default shall no longer exist, thereupon become vested in the Agent or its nominee which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive, hold and dispose of as Pledged Shares such dividends, interest and other distributions.

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(C)

All dividends, interest and other distributions which are received by such Debtor contrary to the provisions of this Section 4.7(a)(ii) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).

(D)

Each Debtor shall execute and deliver (or cause to be executed and delivered) to the Agent all such proxies and other instruments as the Agent may reasonably request for the purpose of enabling the Agent or its nominee to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 4.7(a)(ii) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Section 4.7(a)(ii). The foregoing shall not in any way limit the Agent’s power and authority granted pursuant to the other provisions of this Agreement.

(b)

Possession; Reasonable Care. Regardless of whether a Default or an Event of Default has occurred or is continuing, the Agent or, at any time prior to the Senior Debt Termination Date, the Senior Agent, acting as gratuitous bailee for the Agent in accordance with the Specified Subordination Agreement, shall have the right to hold in its possession all Pledged Shares pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. The Agent may appoint one or more agents (which in no case shall be a Debtor or an Affiliate of a Debtor) to hold physical custody, for the account of the Agent, of any or all of the Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Following the occurrence and continuance of an Event of Default, the Agent or its nominee shall be entitled to take ownership of the Collateral in accordance with the UCC. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Debtor.

Section 4.8 New Subsidiaries; Additional Collateral.

(a)

With respect to each Person which becomes a (i) Domestic Subsidiary of a Debtor subsequent to the date hereof, or (ii) Foreign Subsidiary or CFC Holding Company (including any CFC) of a Debtor subsequent to the date hereof and required to become a Guarantor pursuant to Section 6.13 of the Credit Agreement, such Person shall take such actions and execute and deliver such joinders or security agreements or other pledge documents as are required by the Credit Agreement, including a Security Agreement Supplement in the form attached hereto as Exhibit B, within the time periods set forth therein.

(b)

Each Debtor agrees that, (i) except with the written consent of the Agent, it will not permit any Subsidiary (whether now existing or formed after the date hereof) to issue to such Debtor or any of such Debtor’s other Subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments (including without limitation the Pledged Shares) in addition to or in substitution for any of the Collateral,

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unless, concurrently with each issuance thereof, any and all such shares of stock, membership interests, partnership units, notes or instruments, to the extent constituting Collateral, are encumbered in favor of the Agent under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor shall, without further action by such Debtor or the Agent, be automatically encumbered by this Agreement as Pledged Shares) and (ii) it will promptly following the issuance thereof deliver to the Agent (A) a Pledge Amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor or (B) if reasonably required by the Lenders, a new stock pledge, duly executed by the applicable Debtor, in substantially the form of this Agreement (a “New Pledge”), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to any Debtor granting to the Agent, for the benefit of the Agent and the Lenders, a security interest, pledge and Lien thereon, together in each case with all certificates, notes or other instruments representing or evidencing the same, together with such other documentation as the Agent may reasonably request. Such Debtor hereby (x) authorizes the Agent to attach each such amendment to this Agreement, (y) agrees that all such shares of stock, membership interests, partnership units, notes or instruments listed in any such amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Shares, and (z) is deemed to have made, upon the delivery of each such amendment, the representations and warranties contained in Section 3.4 of this Agreement with respect to the Collateral covered thereby.

Section 4.9 Further Assurances.

(a) At any time and from time to time, upon the request of the Agent, and at the sole expense of the Debtors, each Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Agent may reasonably deem necessary to (i) preserve, ensure the priority, effectiveness and validity of and perfect the Agent’s security interest in and pledge and collateral assignment of the Collateral (including causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition of the Agent’s ability to enforce its security interest in such Collateral), unless such actions are specifically waived under the terms of this Agreement and the other Loan Documents, (ii) carry out the provisions and purposes of this Agreement and (iii) to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Except as otherwise expressly permitted by the terms of the Credit Agreement relating to disposition of assets and except for Permitted Liens (except for Pledged Shares, over which the only Lien shall be that Lien established under this Agreement and the Senior Loan Documents), each Debtor agrees to maintain and preserve the Agent’s security interest in and pledge and collateral assignment of the Collateral hereunder and the priority thereof.

(b) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Debtor hereby (i) authorizes the Agent (or its designee) to execute any such agreements, instruments or other documents in such Debtor’s name and to file such agreements, instruments or other documents in such Debtor’s name and in any appropriate filing office, (ii) authorizes the Agent (or its designee) at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect), and (B) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Debtor is an organization, the type of organization and any organizational

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identification number issued to such Debtor) and (iii) ratifies such authorization to the extent that the Agent (or its designee) has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

ARTICLE 5

Rights of the Agent

Section 5.1 Power of Attorney. Each Debtor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which the Agent at any time and from time to time deems necessary, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, such Debtor hereby gives the Agent the power and right on behalf of such Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of such Debtor:

(a)

to demand, sue for, collect or receive, in the name of such Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b)	to pay or discharge taxes, Liens (other than Permitted Liens) or other encumbrances levied or placed on or threatened against the Collateral;

(c)

(i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Agent may determine; (viii) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (ix) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (x) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); (xi) [reserved], and (xii) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Agent’s security interest therein.

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This power of attorney is a power coupled with an interest and shall be irrevocable. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

Section 5.2 Setoff. In addition to and not in limitation of any rights of any Lenders under applicable law, the Agent and each Lender shall, upon the occurrence and continuance of an Event of Default, without notice or demand of any kind, have the right to appropriate and apply to the payment of the Indebtedness owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Debtors then or thereafter on deposit with such Lenders; provided, however, that any such amount so applied by any Lender on any of the Indebtedness owing to it shall be subject to the provisions of the Credit Agreement.

Section 5.3 Assignment by the Agent. The Agent may at any time assign or otherwise transfer all or any portion of its rights and obligations as Agent under this Agreement and the other Loan Documents (including, without limitation, the Indebtedness) to any other Person, to the extent permitted by, and upon the conditions contained in, the Credit Agreement and such Person shall thereupon become vested with all the benefits and obligations thereof granted to the Agent herein or otherwise.

Section 5.4 Performance by the Agent. If any Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Agent may (but shall not be obligated to) perform or attempt to perform, subject to the terms of the Specified Subordination Agreement, such covenant or agreement on behalf of the Debtors, in which case Agent shall make diligent efforts to give the Debtors prompt prior written notice of such performance or attempted performance. In such event, the Debtors shall, at the request of the Agent, promptly pay any reasonable amount expended by the Agent in connection with such performance or attempted performance to the Agent, together with interest thereon at the interest rate set forth in the Credit Agreement, from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance (or non-performance) of any obligation of the Debtors under this Agreement.

Section 5.5 Certain Costs and Expenses. Without duplication of the Debtors’ obligations under Section 12.4 of the Credit Agreement, the Debtors shall pay or reimburse the Agent for all costs and expenses (including reasonable attorney’s and paralegal fees) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document in the same manner and to the same extent as set forth in Section 12.4 of the Credit Agreement (substituting each reference to the “Borrower” therein with references to the Debtors). The agreements in this Section 5.5 shall survive the payment in full of the Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium). Notwithstanding the foregoing, the reimbursement of any fees and expenses incurred by the Lenders shall be governed by the terms and conditions of the Credit Agreement.

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Section 5.6 Indemnification. The Debtors shall indemnify, defend and hold the Agent, and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys’ and paralegals’ fees) in the same manner and to the same extent as set forth in Section 12.4 of the Credit Agreement (substituting each reference to “Borrower” therein with references to the Debtors).

ARTICLE 6

Default

Section 6.1 Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Agent shall have the following rights and remedies subject to the direction and/or consent of the Lenders as required under the Credit Agreement and the terms of the Specified Subordination Agreement:

(a)

The Agent may exercise any of the rights and remedies set forth in this Agreement (including, without limitation, Article 5 hereof), in the Credit Agreement, or in any other Loan Document, or by applicable law.

(b)

In addition to all other rights and remedies granted to the Agent in this Agreement, the Credit Agreement or by applicable law, the Agent shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and the Agent may also, without previous demand or notice except as specified below or in the Credit Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, the Agent may (i) without demand or notice to the Debtors (except as required under the Credit Agreement or applicable law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose the Agent (and/or its Agents, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. The Agent and, subject to the terms of the Credit Agreement, each of the Lenders shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Debtors, which right of redemption is hereby expressly waived and released by the Debtors to the extent permitted by applicable law. The Agent may require the Debtors to assemble the Collateral and make it available to the Agent at any place designated by the Agent to allow the Agent to take possession or dispose of such Collateral. The Debtors agree that the Agent shall not be obligated to give more than ten (10) days’ prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The foregoing shall not require notice if none is required by applicable law. The Agent shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of

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sale of Collateral may have been given. The Agent may, without notice or publication (except as required by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtors shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by the Agent in connection with the collection of the Indebtedness and the enforcement of the Agent’s rights under this Agreement and the Credit Agreement. The Debtors shall, to the extent permitted by applicable law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (ii) and applicable law) applied to the Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) are insufficient to pay the Indebtedness in full. The Agent shall apply the proceeds from the sale of the Collateral hereunder against the Indebtedness in such order and manner as provided in the Credit Agreement.

(c)	The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent’s nominee or nominees.

(d)

The Agent may exercise any and all rights and remedies of the Debtors under or in respect of the Collateral, including, without limitation, any and all rights of the Debtors to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

(e)

On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

(f)

The Agent may direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct.

(g)

For purposes of enabling the Agent to exercise its rights and remedies under this Section 6.1 and enabling the Agent and its successors and assigns to enjoy the full benefits of the Collateral, the Debtors hereby grant to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtors) to use, assign, license or sublicense any of Computer Records, Software and any other Intellectual Property included in the Collateral (including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof), exercisable upon the occurrence and during the continuance of a Default or an Event of Default (and thereafter if Agent succeeds to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement with the Debtors), except as may be prohibited by any licensing agreement relating to such Computer Records or Software. This license shall also inure to the benefit of all successors, assigns, transferees of and purchasers from the Agent.

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If the Agent sells any of the Collateral upon credit, the Debtors will be credited only with payments actually received by the Agent from the purchaser thereof, and if such purchaser fails to pay for the Collateral, the Agent may resell the Collateral and the Debtors shall be credited with proceeds of the sale. The Agent shall not be obligated to make any sale or other disposition of Collateral. To the extent permitted by applicable law, each Debtor hereby waives any claims against the Agent and each Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Indebtedness, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Debtor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof. Each Debtor hereby acknowledges that (A) any such sale of the Collateral by the Agent shall be made without warranty, (B) the Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (C) the Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of the Agent (on behalf of itself and the Agent and each Lender) and (D) such actions set forth in clauses (A), (B) and (C) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral.

Section 6.2 Private Sales.

(a)

In view of the fact that applicable securities laws may impose certain restrictions on the method by which a sale of the Pledged Shares may be effected after an Event of Default, the Debtors agree that upon the occurrence and during the continuance of an Event of Default, the Agent may from time to time attempt to sell all or any part of the Pledged Shares by a private sale in the nature of a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are “accredited investors” within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and are purchasing for investment only and not for distribution. In so doing, the Agent may solicit offers for the Pledged Shares, or any part thereof, from a limited number of investors who might be interested in purchasing the Pledged Shares. Without limiting the methods or manner of disposition which could be determined to be commercially reasonable, if the Agent hires a firm of regional or national reputation that is engaged in the business of rendering investment banking and brokerage services to solicit such offers and facilitate the sale of the Pledged Shares, then the Agent’s acceptance of the highest offer (including its own offer, or the offer of any of the Lenders at any such sale) obtained through such efforts of such firm shall be deemed to be a commercially reasonable method of disposition of such Pledged Shares. The Agent shall not be under any obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.

(b)

The Debtors further agree to do or cause to be done, to the extent that the Debtors may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ expense.

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Section 6.3 Establishment of Lock Box.

(a)

Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 8.1(i) of the Credit Agreement, immediately following the occurrence thereof, and in the case of any other Event of Default, (w) upon the termination of any commitments to extend credit under the Credit Agreement, (x) upon the acceleration of any Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) arising under the Credit Agreement, (y) at the option of Agent or (z) upon the request of the Majority Lenders (with written notice of such request to the Agent) after the commencement of any remedies hereunder, (i) each Debtor agrees to establish and maintain (and the Agent, acting at the request of the Lenders, may establish and maintain at a financial institution as selected by the Agent) at such Debtor’s sole expense a United States Post Office lock box (the “Lock Box”), to which the Agent shall have access and control, and each Debtor expressly authorizes the Agent, from time to time, to remove the contents from the Lock Box for disposition in accordance with this Agreement; and (ii) each Debtor shall notify all account debtors that all payments made to such Debtor (a) other than by electronic funds transfer, shall be remitted, for the credit of such Debtor, to the Lock Box, and such Debtor shall include a like statement on all invoices, and (b) by electronic funds transfer, shall be remitted to a bank account subject to an Account Control Agreement, and such Debtor shall include a like statement on all invoices. Each Debtor agrees to execute all documents and authorizations as reasonably required by the Agent to establish and maintain the Lock Box. It is acknowledged by the parties hereto that any lock box presently maintained or subsequently established by a Debtor with the Agent may be used, subject to the terms hereof, to satisfy the requirements set forth in this Section 6.3.

(b)

Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 8.1(i) of the Credit Agreement, immediately following the occurrence thereof, and in the case of any other Event of Default, (w) upon the termination of any commitments to extend credit under the Credit Agreement, (x) upon the acceleration of any Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) arising under the Credit Agreement, (y) at the option of Agent or (z) upon the request of the Majority Lenders (with written notice of such request to the Agent) after the commencement of any remedies hereunder, any and all cash (including amounts received by electronic funds transfer), checks, drafts and other instruments for the payment of money received by each Debtor at any time, in full or partial payment of any of the Collateral consisting of Accounts or Inventory, shall forthwith upon receipt be transmitted and delivered to the Agent or, at any time prior to the Senior Debt Termination Date, to the Senior Agent, acting as gratuitous bailee for the Agent in accordance with the Specified Subordination Agreement, properly endorsed, where required, so that such items may be collected by the Agent or, at any time prior to the Senior Debt Termination Date, by the Senior Agent, as applicable. Any such amounts and other items received by a Debtor shall not be commingled with any other of such Debtor’s funds or property, but will be held separate and apart from such Debtor’s own funds or property, and upon express trust for the benefit of the Agent until delivery is made to the Agent or, at any time prior to the Senior Debt Termination Date, to the Senior Agent. All items or amounts which are remitted to a Lock Box or otherwise delivered by or for the benefit of a Debtor to the Agent on account of partial or full payment of, or any other amount payable with respect to, any of the Collateral shall, at the Agent’s option, be applied to any of the Indebtedness, whether then due or not, in the order and manner set forth in the Credit Agreement. No Debtor shall have any right whatsoever to withdraw any funds so deposited. Each Debtor further grants to the Agent a security interest in and Lien on all funds on deposit in such account. Each Debtor hereby irrevocably authorizes and directs the Agent to endorse all items received for deposit to a bank account subject to an Account Control Agreement, notwithstanding the inclusion on any such item of a restrictive notation, e.g., “paid in full,” “balance of account,” or other restriction.

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Section 6.4 Default Under Credit Agreement. Subject to any applicable notice and cure provisions contained in the Credit Agreement, the occurrence of any Event of Default (as defined in the Credit Agreement), including without limit a breach of any of the provisions of this Agreement, shall be deemed to be an Event of Default under this Agreement. This Section 6.4 shall not limit the Events of Default set forth in the Credit Agreement.

ARTICLE 7

Miscellaneous

Section 7.1 No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 7.2 Successors and Assigns. Subject to the terms and conditions of the Credit Agreement, this Agreement shall be binding upon and inure to the benefit of the Debtors and the Agent and their respective heirs, successors and assigns, except that the Debtors may not assign any of their rights or obligations under this Agreement without the prior written consent of the Agent.

Section 7.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE CREDIT AGREEMENT REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 7.4 Notices. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including by facsimile transmission and email) and shall be delivered in the manner set forth for notices in Section 12.5 of the Credit Agreement.

Section 7.5 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. Section 12.2 (Consent to Jurisdiction) of the Credit Agreement and Section 12.3 (Governing Law) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

Section 7.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 7.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent or the Lenders to rely upon them.

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Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.9 Waiver of Bond. In the event the Agent seeks to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 7.10 Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.11 Construction. Each Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtors and the Agent.

Section 7.12 Termination; Reinstatement. If all of the Indebtedness (other than contingent liabilities pursuant to any indemnity, including without limitation Section 5.5 and Section 5.6 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been paid and performed in full (in cash) and all commitments to extend credit or other credit accommodations under the Credit Agreement have been terminated, all of the security interests created by this Agreement or any other Loan Documents in favor of the Agent shall be released and terminated, and the Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments (including, without limitation, a payoff letter) acknowledging the release and termination of all of the security interests created by this Agreement, and shall duly assign and deliver to the Debtors (without recourse and without any representation or warranty) all of the Collateral as may be in the possession of the Agent or assigned to the Agent that has not previously been sold or otherwise applied solely as permitted by this Agreement; provided however that, the effectiveness of this Agreement shall continue or be reinstated, as the case may be, in the event: (a) that any payment received or credit given by the Agent or the Lenders, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal, or local law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Agreement shall thereafter be enforceable against the Debtors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Agent or the Lenders, and whether or not the Agent or any Lender relied upon such payment or credit or changed its position as a consequence thereof or (b) that any liability is imposed, or sought to be imposed against the Agent or the Lenders, or any of them, relating to the environmental condition of any of property mortgaged or pledged to the Agent on behalf of the Lenders by any Debtor, the Borrower or other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Agreement, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after acquisition by the Agent or any Lender of any such property, in lieu of foreclosure or otherwise, due to the wrongful act or omission of the Agent or such Lenders, or any person other than the Borrower, the Subsidiaries, or any Affiliates of the Borrower or the Subsidiaries as determined by a court of competent jurisdiction in final, non-appealable order), and this Agreement shall thereafter be enforceable against the Debtors to the extent of all such liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by the Agent or Lenders as the direct or indirect result of any such environmental condition but only for which the Borrower is obligated to the Agent and the Lenders pursuant to the Credit Agreement. For purposes of this Agreement “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.

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Section 7.13 Release of Collateral. The Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release of the security interest and Liens established hereby on any Collateral (other than the Pledged Shares): (a) if the sale or other disposition of such Collateral is permitted under the terms of the Credit Agreement to a Person that is not a Debtor, subject to Section 11.11(b)(3) of the Credit Agreement and, at the time of such proposed release, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (b) if the sale or other disposition of such Collateral is not permitted under the terms of the Credit Agreement; so long as the requisite Lenders under the Credit Agreement shall have consented to such sale or disposition in accordance with Section 12.9 of the Credit Agreement, or (c) if such release has been approved by the requisite Lenders in accordance with Section 12.9 of the Credit Agreement.

Section 7.14 WAIVER OF JURY TRIAL. Section 12.13 (Waiver of Jury Trial) of the Credit Agreement is hereby incorporated by reference, mutatis mutandis.

Section 7.15 Consistent Application. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement or the other Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of the Credit Agreement, such provision of the Credit Agreement shall govern.

Section 7.16 Continuing Lien. The security interest granted under this Security Agreement shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is from time to time temporarily reduced to zero) and the Agent’s security interest in the Collateral as granted herein shall continue in full force and effect for the entire duration that the Credit Agreement remains in effect and until all of the Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) are repaid and discharged in full (other than contingent liabilities pursuant to any indemnity, including without limitation Section 5.5 and Section 5.6 hereof, for claims which have not been asserted, or which have not yet accrued), and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement remain outstanding.

Section 7.17 Specified Subordination Agreement.

Notwithstanding anything herein to the contrary, the Indebtedness secured by this Agreement and the exercise of any right or remedy by the Agent or the Lenders hereunder are subject to the provisions of the Specified Subordination Agreement (to the extent such Specified Subordination Agreement is then in effect). In the event of any direct conflict between the terms of the Specified Subordination Agreement and this Agreement, the terms of the Specified Subordination Agreement shall govern (to the extent such Specified Subordination Agreement is then in effect). Notwithstanding anything that may be contained herein to the contrary, all of the provisions of this Agreement, including without limitation, the covenants of the Debtors contained herein and all of the rights, remedies and powers provided for herein, are subject to the provisions of the Specified Subordination Agreement to the extent such Specified Subordination Agreement is then in effect (it being understood that any breach by any Debtor of its obligations hereunder shall nonetheless constitute a Default or an Event of Default to the extent provided in the Credit Agreement, notwithstanding the foregoing).

(Remainder of Page Intentionally Left Blank)

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTORS:

RENT THE RUNWAY, INC.

By:

Name:
Title:

Address for Notices:
10 Jay Street
Brooklyn, New York 11201
Attention: Scarlett O’Sullivan
Telephone: (***) ***-****
Electronic Mail: *******@renttherunway.com

Signature page to Security Agreement

AGENT:

DOUBLE HELIX PTE LTD, as Agent

By:
Name:
Title:

Address for Notices:

Double Helix Pte Ltd
60B Orchard Road 06 18
Tower 2 The Atrium Orchard
Singapore, 238891
Attention: Sam Ka Yin
Telephone: +** **** ****
Facsimile: +** **** ****

with copies to:

Temasek International (USA) LLC
375 Park Avenue, 14th Floor
New York, NY 10152
Attention: Soyoun Ahn and Nicolas Debetencourt
Telephone: (***) ***-****
Facsimile: (***) ***-****

and

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036-8299
Attention: Ji Hye You, Esq.
Telephone: (***) ***-****
Telecopier: (***) ***-****

Signature page to Security Agreement

EXHIBIT A

TO

SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated                             ,         , is delivered pursuant to the Security Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement, dated July 23, 2018, as it may heretofore have been or hereafter may be amended, restated, supplemented, modified or otherwise changed from time to time (the “Security Agreement”) and that the Promissory Notes, Instruments or shares listed on this Pledge Amendment shall be hereby pledged and assigned to the Agent and become part of the Pledged Interests referred to in such Security Agreement and shall secure all of the Secured Indebtedness referred to in such Security Agreement.

Pledged Debt
Debtor	Name of Maker	Description	Original Principal Amount

Pledged Shares
Debtor	Name of Pledged Issuer	Number of Shares	Percentage of Outstanding Shares	Class	Certificate Number

[DEBTOR]

By:
Name:
Title:

DOUBLE HELIX PTE LTD,
as the Agent

By:
Name:
Title:

EXHIBIT B

TO

SECURITY AGREEMENT

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Double Helix Pte Ltd, as Agent

60B Orchard Road

#06-18 Tower 2

The Atrium@Orchard

Singapore 238891

Ladies and Gentlemen:

Reference hereby is made to (a) the Credit Agreement, dated as of July 23, 2018 (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Credit Agreement”) by and among the lenders from time to time party thereto (each, individually, a “Lender,” and any and all such lenders collectively, the “Lenders”), Double Helix Pte Ltd, as the administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and Rent the Runway, Inc., a Delaware corporation (the “Borrower”) and (b) the Security Agreement, dated as of July 23, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the Debtors from time to time party thereto in favor of the Agent. Capitalized terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

SECTION 1. Grant of Security. The undersigned hereby grants to the Agent, for the ratable benefit of the Agent and each Lender, a security interest in, all of its right, title and interest in and to all of the Collateral (as defined in the Security Agreement) of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

SECTION 2. Security for Indebtedness. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Indebtedness (including any ~~Standard Yield Maintenance Premium, Term Loan C~~ Yield Maintenance Premium or Prepayment Premium) of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, each of this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Indebtedness and that would be owed by the undersigned to the Agent or the Agent or any Lender under the Loan Documents but for the fact that such Secured Indebtedness is unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Debtor.

SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules 1.1 through 3.7 to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental Schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement, and such supplemental Schedules include all of the information required to be scheduled to the Security Agreement and do not omit to state any information material thereto.

SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 3 of the Security Agreement (as supplemented by the attached supplemental Schedules) to the same extent as each other Debtor.

SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Debtor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Debtors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement a “Debtor” shall also mean and be a reference to the undersigned.

SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7. Loan Document. In addition to and without limitation of any of the foregoing, this Security Agreement Supplement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 12.2 and 12.13 of the Credit Agreement, mutatis mutandi.

Very truly yours,

[NAME OF ADDITIONAL DEBTOR]

By:
Name:
Title:

Acknowledged and Agreed:

DOUBLE HELIX PTE LTD, as Agent

By:
Name:
Title:

EXHIBIT C

FORM OF COLLATERAL COMPLIANCE CERTIFICATE

To:	Double Helix Pte Ltd, as administrative agent (the “Agent”) and the Lenders

Re:

Security Agreement dated as of July 23, 2018 by and among Rent the Runway, Inc. and such other entities which from time to time become parties thereto (each, individually, a “Debtor” and collectively, the “Debtors”) and Agent, (as the same may be amended, restated or otherwise modified from time to time, the “Security Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Security Agreement).

Reference is made to Section 4.6 of the Security Agreement. The undersigned hereby represents and warrants to Agent and the Lenders, in consideration of the loans extended to the Borrower, as follows:

1. Locations. No Debtor has any leased or owned location, or any Collateral located with a warehousemen or bailee, which has not been previously disclosed in writing to Agent, or is not set forth on Schedule 1 attached hereto, which sets forth the information required by Section 3.3(a)(ii) and Section 3.3(a)(iii) of the Security Agreement, as applicable, for all previously undisclosed locations.

2. Deposit Accounts. No Debtor has any Deposit Accounts, cash collateral accounts or investment accounts which have not been previously disclosed in writing to Agent, or are not set forth on Schedule 2 attached hereto, which sets forth the information required by Section 3.3(b) of the Security Agreement as to each previously undisclosed account.

3. Intellectual Property. No Debtor has any registered Patents, registered Trademarks or registered Copyrights which have not been previously disclosed in writing to Agent, or are not set forth on Schedule 3 attached hereto, which sets forth the information required by Section 3.3(d) of the Security Agreement for such previously undisclosed Intellectual Property.

4. Pledged Shares. None of the Debtors, singly or collectively, hold any Pledged Shares which have not been previously disclosed to Agent in writing except as set forth on Schedule 4 attached hereto, which sets forth the information required by Section 3.4(c) of the Security Agreement for such previously undisclosed Pledged Shares.

5. Promissory Notes; Tangible Chattel Paper. None of the Debtors, singly or collectively, have Promissory Notes or tangible Chattel Paper for which the principal amount or obligations evidenced thereunder are, in aggregate, in excess of $250,000 which Promissory Notes and/or Chattel Paper have not been previously disclosed to Agent in writing, assigned and delivered to Agent or, at any time prior to the Senior Debt Termination Date, to Senior Agent in accordance with Section 4.1(a) of the Security Agreement, except as set forth on Schedule 5 attached hereto.

6. Electronic Chattel Paper. None of the Debtors, singly or collectively, have electronic Chattel Paper or any “transferable record” evidencing obligations, in the aggregate, in excess of $250,000, which have not previously been disclosed to Agent in writing, and over which Agent has not been granted control in accordance with Section 4.1(b) of the Security Agreement, except as set forth on Schedule 6 attached hereto.

7. Letters of Credit. None of the Debtors, singly or collectively, are beneficiaries under letters of credit, with an aggregate face amount in excess of $250,000, which have not previously been disclosed to Agent in writing, and over which Agent has not been granted a Lien in compliance with the terms of Section 4.1(c) of the Security Agreement, except as set forth on Schedule 7 attached hereto.

8. Commercial Tort Claims. None of the Debtors, singly or collectively, have any Commercial Tort Claims which, in the aggregate, are reasonably estimated to have a value in excess of $250,000, which claims have not previously been disclosed to Agent in writing and over which Agent has not been granted a Lien in compliance with Section 4.1(d) of the Security Agreement, except as set forth on Schedule 8 attached hereto.

9. Vehicles, Aircraft and Vessels. None of the Debtors, singly or collectively, own Vehicles (other than Vehicles used by executive employees), aircraft or vessels with a fair market value in excess of $250,000 which have not been previously disclosed in writing to Agent in compliance with Section 4.1(i) of the Security Agreement, except as set forth on Schedule 9 attached hereto.

10. Life Insurance. None of the Debtors are beneficiaries of any key man life insurance policies which have not been previously disclosed in writing to Agent in compliance with Section 4.1(j) of the Security Agreement, except as set forth on Schedule 10 attached hereto.

IN WITNESS WHEREOF, the undersigned have executed this Collateral Compliance Report, as of this              day of                     ,             .

RENT THE RUNWAY, INC.

By:

Its:

EXHIBIT D

NOTICE OF GRANT OF SECURITY INTEREST - IN [TRADEMARKS] [PATENTS]

[COPYRIGHTS]

This Notice of Grant of Security Interest in [Trademarks][Copyrights][Patents][, dated as of October [•], 2020 (this “[Trademark Security Agreement][Copyright Security Agreement] [Trademark Security Agreement]”) is made by and among Rent the Runway, Inc., a Delaware corporation (the “Grantor”) in favor of Double Helix Pte Ltd, as administrative agent for and on behalf of the Lenders (as defined in the Security Agreement) (in such capacity, together with its successors and assigns in such capacity, the “Agent”).

WHEREAS, the Grantor has entered into a Security Agreement, dated as of July 23, 2018 (as amended, restated, supplemented, modified or otherwise changed from time to time, the “Security Agreement”), in favor of the Agent; and

WHEREAS, pursuant to the Security Agreement, the Grantor has granted to the Agent for the benefit of the Agent and the Lenders a continuing security interest in all right, title and interest of the Grantor in, to and under the [Trademark Collateral][Patent Collateral][Copyright Collateral] (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

1. Unless otherwise defined herein, any term defined in the Security Agreement and used herein shall have the meaning given to it in the Security Agreement.

2. The Grantor hereby grants, pledges, assigns, transfers and conveys unto the Agent for the benefit of the Agent and the Lenders a continuing security interest in all of the Grantor’s right, title, and interest, in and to [trademarks][copyrights][patents] listed on Schedule A, and all applications, registrations, and renewals thereof, together with all goodwill associated therewith or symbolized thereby, all claims for, and all rights to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof and all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto thereof (collectively, the “[Trademark Collateral][Patent Collateral][Copyright Collateral]”). [Notwithstanding the foregoing, no grant of any security interest, lien or right of set off shall be deemed granted hereunder on or in any intent-to-use (“ITU”) trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with the United States Patent and Trademark Office with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law), and all renewals thereof]1.

3. The Grantor hereby further acknowledges and affirms that the rights and remedies of the Agent with respect to the [Trademark Collateral][Copyright Collateral][Patent Collateral] are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

[1]	Only insert for trademarks.

IN WITNESS WHEREOF, the Grantor has caused this [Trademark Security Agreement][Patent Security Agreement][Copyright Security Agreement] to be duly executed by its officer thereunto duly authorized as of October [•], 2020.

RENT THE RUNWAY, INC., as Grantor

By:
Name:

SCHEDULE A TO NOTICE OF GRANT OF SECURITY INTEREST

[Registered Trademarks and Trademark Applications]

[Patents and Patent Applications]

[Registered Copyrights and Copyright Applications]

Owned by

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

Exhibit D

Amended and Restated Security Agreement Schedules 1.1 (Intellectual Property), 1.2 (Pledged Interests), 3.2 (General Information), 3.3(a) (Inventory and Equipment Locations) and 3.3(b) (Accounts)

[OMITTED]

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

Exhibit E

Form of Fee Letter

[OMITTED]

Exhibit F

Form of Warrant

(See attached)

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. OTHER THAN IN RESPECT OF A TRANSFER TO ONE OR MORE TEMASEK ENTITY (AS DEFINED IN THE CREDIT AGREEMENT), THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT OR ANY EXEMPTION TO THE ACT THAT IS APPLICABLE AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

CLASS A COMMON STOCK WARRANT

Warrant No. [ 🌑 ] Number of Shares: [a number of shares of Class A Common Stock equal to 0.5% of the total fully diluted shares of common stock outstanding immediately after giving effect to the Public Offering (as defined below)1]

Subject to determination as set for the below

RENT THE RUNWAY, INC.

Effective as of [ 🌑 ], 2021

Void after [ 🌑 ]

1. Issuance. This Class A Common Stock Warrant (this “Warrant”) is issued to DOUBLE HELIX PTE LTD (hereinafter “Holder”) by RENT THE RUNWAY, INC., a Delaware corporation (hereinafter with its successors called the “Company”), in connection with, and in consideration of the agreements in, that certain Seventh Amendment to Credit Agreement and Third Amendment to the Security Agreement, dated as of October [15], 2021 (the “Seventh Amendment”), which amends that certain Credit Agreement, dated as of July 23, 2018 (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to the Seventh Amendment, the “Credit Agreement”), among Double Helix PTE LTD, as agent, the lenders from time to time party thereto and the Company, as borrower. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

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NTD: To be calculated including (1) outstanding capital stock, (2) the conversion of outstanding equity awards, and (3) the underwriter’s overallotment option, but excluding unallocated equity reserved for future issuance under the Company’s 2021 Incentive Award Plan or 2021 Employee Stock Purchase Plan.

2. Purchase Price; Number of Shares.

(a) The Holder is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase, on one or more occasions, in whole or in part, from the Company, at a price per share of $[ 🌑 ]2 (the “Purchase Price”), [ 🌑 ] fully paid and nonassessable shares of Class A Common Stock, $0.001 par value (“Class A Common Stock”), equal to 0.5% of the total fully diluted shares of common stock outstanding immediately after giving effect to the Company’s initial public offering of shares of Class A Common Stock to the public pursuant to a registration statement under the Act (the “Public Offering”).

(b) Until such time as this Warrant is exercised in full or expires, the Purchase Price and the number and type of securities issuable upon exercise of this Warrant are subject to adjustment as set forth in Section 9.

3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, or (ii) in accordance with, and pursuant to, Section 4.

4. Net Exercise Election. The Holder may elect to receive, without the payment by Holder of any additional consideration, shares of Class A Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net exercise election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to Holder such number of fully paid and nonassessable shares of Class A Common Stock as is computed using the following formula:

Where	X =	the number of shares of Class A Common Stock to be issued to Holder pursuant to this Section 4.

	Y =	the number of shares of Class A Common Stock covered by this Warrant in respect of which the net exercise election is made pursuant to this Section 4.

	A =	the Fair Market Value (defined below) of one share of Class A Common Stock, as determined at the time the net exercise election is made pursuant to this Section 4.

	B =	the Purchase Price in effect under this Warrant at the time the net exercise election is made pursuant to this Section 4.

“Fair Market Value” of a share of Class A Common Stock as of the relevant date of determination (the “Determination Date”) shall mean:

[2]	NTD: Price per share to be equal to the Public Offering price.

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(i) If the Company’s Class A Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), then the fair market value shall be the closing price or last sale price of a share of Class A Common Stock of the Company reported for the Business Day immediately before the date on which Holder delivers this Warrant with the subscription form annexed hereto duly executed to the Company; and

(ii) if the Company’s Class A Common Stock is not traded on a Trading Market, then the fair market value shall be determined in good faith by the Company’s board of directors, after consulting with the Company’s existing third party auditors and financial advisors.

5. Partial Exercise. This Warrant may be exercised in part, and Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6. Fractional Shares. In no event shall any fractional share of Class A Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Class A Common Stock, then the shares to be issued shall be rounded down to the nearest whole share, and the Company shall pay to Holder an amount computed by multiplying the fractional interest by the applicable Fair Market Value (as determined in accordance with Section 4 hereof).

7. Expiration Date. This Warrant shall expire upon the earlier to occur of: (i) the close of business on [ 🌑 ], 2028 and (ii) immediately prior to the closing of a Change of Control Transaction (as defined in the Company’s Twelfth Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time) (the earlier of such dates, the “Expiration Date”). Upon the Expiration Date, this Warrant shall be deemed exercised in full pursuant to a net exercise election pursuant to Section 4 and, whether or not any shares of Class A Common Stock are issuable as result thereof, shall thereafter be terminated, void and of no further effect.

8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Class A Common Stock as will be sufficient to permit the exercise of this Warrant in full upon such exercise. The Company further covenants that such shares will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9. Adjustments. The Purchase Price and the number shares of Class A Common Stock purchasable hereunder are subject to adjustment from time to time as set forth in this Section 9:

(i) Stock Splits. If after the date hereof the Company shall subdivide the Class A Common Stock, by split-up or otherwise, into a greater number of shares, then the number of shares of Class A Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased, and the Purchase Price shall forthwith be proportionately decreased.

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(ii) Stock Combinations. If after the date hereof the Company shall combine the Class A Common Stock, by combination, reverse stock split or otherwise, into a smaller number of shares, then the number of shares of Class A Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately decreased, and the Purchase Price shall forthwith be proportionately increased.

(iii) Mergers and Reclassifications. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to Holder, so that Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Class A Common Stock which might have been purchased by Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net exercise election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 9, the term “Reorganization” shall include without limitation any reclassification, capital reorganization (other than as a result of a subdivision or stock split provided for in Section 9(i) hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Class A Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

10. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Holder as follows:

(a) All Class A Common Stock which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Class A Common Stock, shall, upon issuance, be duly authorized, validly issued, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be available such number of shares of the Class A Common Stock, as will be sufficient to permit the exercise in full of this Warrant.

(b) The issuance of this Warrant and the issuance of the Class A Common Stock issuable upon exercise hereof, does not entitle any other party to exercise preemptive rights, except to the extent waived prior to the Effective Date.

11. Representations and Warranties of Holder. Holder represents and warrants to the Company as follows:

(a) This Warrant and the Class A Common Stock to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Class A Common Stock.

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(b) Holder is aware of Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

(c) Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, managers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d) Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(e) Holder understands that this Warrant and the Class A Common Stock issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Class A Common Stock issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

(f) Holder, as a Holder of this Warrant, will not have any voting rights or any other rights as a holder of Class A Common Stock until the valid exercise of this Warrant, except as expressly set forth in this Warrant.

(g) Holder agrees it will keep confidential in accordance with Section 12.10 of the Credit Agreement any confidential information obtained from the Company pursuant to Section 14 of this Warrant.

12. No Rights as a Stockholder. Nothing contained herein shall entitle Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or

5

withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company unless and until the this Warrant shall have been duly exercised and shares of Class A Common Stock are issued by the Company to Holder, and then, only to the extent thereof.

13. Agreement to be Bound. In connection with, and as a condition precedent to, any exercise of this Warrant, Holder agrees to execute all applicable agreements and other documents required to be executed by holders of the Company’s capital stock or requested by the Company, including without limitation a lockup letter agreement with the underwriters in connection with the Public Offering with respect to the shares underlying this Warrant.

14. Notices of Record Date, Etc. In the event of:

(a) any action by the Company that would result in an adjustment of the terms of this Warrant pursuant to Section 9;

(b) the contemplated date of issuance of any dividend or distribution payable to holders of Common Stock; or

(c) a Change of Control,

then in each such event the Company will provide or cause to be provided to Holder a written notice thereof. Such notice shall be provided at least ten (10) days prior to the date on which any such action is contemplated to occur.

15. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of Holder and the Company.

16. Notices, Transfers, Etc.

(a) Any notice or written communication required or permitted to be given to Holder may be given by electronic mail, certified mail or delivered to Holder at the address set forth below:

Double Helix Pte Ltd

60B Orchard Road

#06-18 Tower 2

The Atrium@Orchard

Singapore 238891

Attention: SAM Ka Yin

Telephone: +**********

Facsimile: +**********

6

With a copy to:

Temasek International (USA) LLC

375 Park Avenue, 14th Floor

New York, NY 10152

Attention: Soyoun Ahn and Nicolas Debetencourt

Telephone: (212) 593-8880

Facsimile: (212) 593-8890

Electronic Mail: **********@temasek.com.sg and

***********@temasek.com.sg

With a copy to:

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

Attention: Ji Hye You, Esq.

Telephone: (212) 969-3039

Electronic Mail: *****@proskauer.com

(b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by Holder with respect to any or all of the shares purchasable hereunder; provided, however, that such transferee is a Temasek Entity (as defined in the Credit Agreement). Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by Holder, the Company shall issue a new warrant of the same denomination to the transferee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by Holder for transfer with respect to a portion of the shares of Class A Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

(d) Without the prior written consent of the Company, in its sole discretion, the Holder shall not transfer this Warrant or any rights hereunder to any person that is, or whose affiliate is, reasonably determined by the Company’s board of directors in its good faith business judgment to be a competitor of the Company, and any such Transfer without such consent shall be null and void.

17. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

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18. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of Holder’s successors, legal representatives and permitted assigns.

19. Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in New York, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

20. No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company agrees to take all such action as may be reasonably necessary or appropriate to ensure that the shares of capital stock issued upon the exercise of this Warrant are validly and legally issued and fully paid and non-assessable.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

RENT THE RUNWAY, INC.

By:
Name: Scarlett O’Sullivan
Title: Chief Financial Officer

[Warrant]

ACCEPTED AND AGREED:

[DOUBLE HELIX PTE LTD

By:
Name: Chia Song Hwee
Title: Authorized Signatory]

[Warrant]

Subscription

To:

Date:

The undersigned hereby elects to purchase                          shares of Class A Common Stock of RENT THE RUNWAY, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below.

The undersigned hereby represents and warrants to the Company that the representations and warranties made by Holder contained in Section 11 of the Warrant are true and correct in all respects on and as of the date above.

Signature

Name for Registration

Mailing Address

1

Net Exercise Election Notice

To:

Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Common Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net exercise election shall be issued in the name of the undersigned or as otherwise indicated below.

The undersigned hereby represents and warrants to the Company that the representations and warranties made by Holder contained in Section 11 of the Warrant are true and correct in all respects on and as of the date above.

Signature

Name for Registration

Mailing Address

1

Assignment

For value received                                                                                                                                                                                              hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the attached Warrant, and does hereby irrevocably constitute and appoint                          its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

The undersigned assignee hereby represents and warrants to the Company that the representations and warranties made by Holder contained in Section 11 of the Warrant are true and correct in all respects on and as of the date below.

Dated:

Signature

Name for Registration

In the Presence of:

1

Exhibit G

Form of Amendment No. 1 to Common Stock Warrant

(See attached)

RENT THE RUNWAY, INC.

AMENDMENT NO. 1 TO COMMON STOCK WARRANT

This Amendment No. 1 to Common Stock Warrant (this “Amendment”) is entered into as of October [__], 2021 (the “Effective Date”) by and between Rent the Runway, Inc., a Delaware corporation (the “Company”), and Double Helix PTE LTD (the “Holder”). Capitalized terms used but not defined herein shall have the meaning attributed to them in the Warrant (as defined below).

WHEREAS, the Company and the Holder entered into a Common Stock Warrant on July 27, 2018 (the “Warrant”) entitling the Holder to purchase up to 730,000 shares of the Company’s Common Stock at a price per share of $27.40; and

WHEREAS, the Company and the Holder desire to amend the expiration of the Warrant and certain related provisions as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1. Net Exercise Election. The definition of “Fair Market Value” in Section 4 of the Warrant is hereby deleted in its entirety and the following is inserted in lieu thereof:

“”Fair Market Value” of a share of Class A Common Stock as of the relevant date of determination (the “Determination Date”) shall mean:

(i) if the Company’s Class A Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), then the fair market value shall be the closing price or last sale price of a share of Class A Common Stock of the Company reported for the Business Day immediately before the date on which Holder delivers this Warrant with the subscription form annexed hereto duly executed to the Company; and

(ii) if the Company’s Class A Common Stock is not traded on a Trading Market, then the fair market value shall be determined in good faith by the Company’s board of directors, after consulting with the Company’s existing third party auditors and financial advisors.”

2. Expiration Date. Section 7 of the Warrant is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Expiration Date. This Warrant shall expire upon the earlier to occur of: (i) the close of business on the sixth-month anniversary of the Company’s initial public offering of shares of capital stock to the public pursuant to a registration statement under the Act (the “Public Offering”), and (ii) immediately prior to the closing of a Liquidation Event (as defined in the Company’s Eleventh Amended and Restated Certificate of Incorporation) (the earlier of such dates, the “Expiration Date”). Upon the Expiration Date, this Warrant shall be deemed exercised in full pursuant to a net exercise election pursuant to Section 4 and, whether or not any shares of Class A Common Stock are issuable as result thereof, shall thereafter be terminated, void and of no further effect.”

3. Effectiveness. The Warrant, as amended by this Amendment, shall remain in full force and effect. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Warrant to “hereunder,” “hereof,” “herein” or words of like import, shall mean and be a reference to the Warrant, as amended by this Amendment.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the Effective Date.

COMPANY:

RENT THE RUNWAY, INC.

By:
Name: Scarlett O’Sullivan
Title: Chief Financial Officer

HOLDER:

DOUBLE HELIX PTE LTD

By:
Name: Chia Song Hwee
Title: Authorized Signatory

Schedule A

1. Delaware

2. New Jersey

3. New York

4. Texas